AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information


                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                               BNC MORTGAGE, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies: Common Stock, $.001 per value per share

     2.   Aggregate number of securities to which transaction applies: 5,151,194

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $10.00

     4.   Proposed maximum aggregate value of transaction: $52,564,566

     5.   Total fee paid: $10,513

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                               [BNC MORTGAGE LOGO]

                               BNC MORTGAGE, INC.
                                1063 MCGAW AVENUE
                          IRVINE, CALIFORNIA 92614-5532

                                  JUNE 30, 2000

Dear BNC Mortgage, Inc. Stockholder:

      We invite you to attend a special meeting of stockholders of BNC Mortgage, Inc. to be held at 10:00 a.m., Pacific time, on July 21, 2000, at the offices of BNC Mortgage, Inc. located at 1063 McGaw Avenue, Irnne, California 92614-5532.

      At the special meeting, we will ask you to approve our merger with BNCM Acquisition Co., a company formed by an investor group including Kelly W. Monahan, our President, Peter R. Evans, our Chief Financial Officer, Al Lapena, our Vice President of Operations, Gary Vander-Haeghen, our Vice President of Sales, Marles M. Crow, our Director of Human Resources and Jamie Langford, our Vice President of Funding, pursuant to a merger agreement that we entered into on February 3, 2000. If we complete the merger, you will receive $10.00 in cash for each share you own, and BNC Mortgage will be merged with BNCM Acquisition. The $10.00 per share being paid in the merger represents a premium of approximately 36% over the $7.375 closing price of our common stock on February 3, 2000, the last trading day before we announced the signing of the merger agreement.

      We cannot complete the merger unless the conditions to closing are satisfied, including obtaining the approval of holders of a majority of the outstanding shares of our common stock and satisfying various regulatory requirements. We currently expect that the regulatory approvals will be obtained, and that the closing of the merger will occur, by no later than the end of July 2000.

      A special committee consisting of the three independent members of our Board of Directors carefully reviewed, considered and negotiated the terms and conditions of the proposed merger. Based on its review, the special committee has unanimously determined that the terms of the merger agreement and the merger are advisable and fair to and in the best interests of BNC Mortgage and its stockholders who are not affiliated with BNCM Acquisition. In making this determination, the special committee considered, among other things, the opinion received from Friedman, Billings, Ramsey & Co., Inc., the special committee's independent financial advisor, to the effect that the $10.00 per share to be received by you in the merger is fair to you from a financial point of view.

      OUR BOARD OF DIRECTIONS, AFTER TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS UNANIMOUSLY DETERMINED (WITH THE ONE DIRECTOR AFFILIATED WITH THE INVESTOR GROUP, MR. MONAHAN, RECUSING HIMSELF) THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND FAIR TO AND IN THE BEST INTEREST OF BNC MORTGAGE AND ITS STOCKHOLDERS WHO ARE NOT AFFILIATED WITH THE INVESTOR GROUP AND HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

      The attached notice of special meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials (including the appendices) carefully.

      Your vote is important. Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and do so.

      If you have any questions regarding the proposed transaction,  please call
D. F. King & Co., Inc., our proxy solicitors, toll-free at (800) 487-4870 or collect at (212) 269-5550, or Ms. Susan Christiansen, our investor relations representative at (949) 260-6083.

                                    Very truly yours,


                                    /s/ Evan R. Buckley
                                    --------------------------------------
                                    Evan R. Buckley,
                                    Chairman of the Board of Directors


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THIS TRANSACTION; PASSED UPON THE FAIRNESS OR THE MERITS OF THIS TRANSACTION; OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This proxy statement is dated June 30, 2000 and was first mailed to our stockholders on June 30, 2000.

                               BNC MORTGAGE , INC.
                                1063 MCGAW AVENUE
                          IRVINE, CALIFORNIA 92614-5532

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 21, 2000

To the Stockholders of BNC Mortgage, Inc.

      A special meeting of stockholders of BNC Mortgage will be held at 10:00 a.m., Pacific time, on July 21, 2000, at the offices of NBC Mortgage, Inc. located at 1063 McGaw Avenue, Irvine, California, for the following purposes:

   1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of February 3, 2000, between BNCM Acquisition Co. and BNC Mortgage and the merger of BNCM Acquisition Co. with and into BNC Mortgage. In the merger:

      o each issued and outstanding share of our common stock (other than shares held by BNC Mortgage, BNCM Acquisition Co. and other than shares held by stockholders who perfect dissenters' rights under Delaware law) will be converted into the right to receive $10.00 per share in cash, and

      o the certificate of incorporation of BNCM Acquisition Co. will become our Certificate of Incorporation.

      We refer to this proposal in the proxy statement as the "merger proposal;" and

   2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

      The close of business on June 5, 2000 has been selected as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at BNC Mortgage's principal executive offices, during ordinary business hours, from June 30, 2000 until the meeting.

      You have the right to dissent from the proposed merger and, upon compliance with the procedural requirements of the Delaware General Business Corporation Law, to receive the "fair value" of your shares if the merger is completed, which may be more or less than the $10.00 per share you would receive in the merger. See "Special Factors--Dissenters' Rights of Stockholders" and Appendix C (which contains the relevant provisions of Delaware law) in the attached proxy statement.

      You should not send any certificates representing common stock with your proxy card.

      Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                               By Order of the Board Directors

                               /s/ Evan R. Buckley
                               -------------------------
                               Evan R. Buckley, Chairman of the Board

Dated: June 30, 2000

                                TABLE OF CONTENTS



SUMMARY TERM SHEET...........................................................1

SUMMARY......................................................................5
  The Parties................................................................5
  BNC Mortgage...............................................................6
  BNCM Acquisition...........................................................6

THE SPECIAL MEETING..........................................................7
  Date, Time, Place and Matters to be Considered.............................7
  Vote Required..............................................................7
  Record Date for Voting.....................................................7
  Revocation of Proxies......................................................7

THE MERGER...................................................................8
  What You will Receive in the Merger........................................8
  Background of the Merger; Reasons for the Merger...........................8
  Purpose of the Merger; Certain Effects of the Merger.......................8
  Recommendations of the Special Committee and the Board.....................8
  Opinion of  Friedman, Billings, Ramsey.....................................8
  Interests in the Merger that Differ from Your Interests....................9
  Merger Financing; Source of Funds.........................................11
  Conditions to the Merger..................................................11
  Regulatory Filings and Approvals..........................................12
  Termination of the Merger Agreement.......................................12
  Termination Fees..........................................................13
  Dissenters' Rights........................................................14
  Federal Income Tax Consequences...........................................14

SELECTED HISTORICAL FINANCIAL DATA OF BNC MORTGAGE, INC.....................15

INFORMATION CONCERNING THE SPECIAL MEETING..................................16
  Date, Time and Place of the Special Meeting...............................16
  Purpose of the Special Meeting............................................16
  Record Date; Quorum; Outstanding Common Stock Entitled to Vote............16
  Voting Rights.............................................................16
  Voting And Revocation of Proxies..........................................16
  Solicitation Of Proxies...................................................17
  Other Matters.............................................................17

SPECIAL FACTORS.............................................................18
  Background of the Merger..................................................18
  Purpose of the Merger; Certain Effects of the Merger......................27
  Position of Investor Group as to the Fairness of the Merger to You........28
  Recommendations of the Special Committee and the Board of Directors;
  Reasons for the Merger....................................................31
  Recommendations of the Special Committee and the Board of Directors.......31
  Reasons for the Merger....................................................31
  Fairness Opinion of Friedman, Billings, Ramsey............................35
  Certain Projections Provided to Financial Advisor and the Investor Group..40
  Interests in the Merger that Differ from your Interests...................42
  Plans for the Surviving Company Following the Merger......................46
  Merger Financing; Source of Funds.........................................46

  Certain Federal Income Tax Consequences...................................47
  Accounting Treatment......................................................48
  Dissenters' Rights of Stockholders........................................48

THE MERGER AGREEMENT........................................................51
  The Merger................................................................51
  Representations and Warranties............................................52
  Certain Covenants.........................................................53
  Other Agreements..........................................................54
  No Solicitation of Transactions...........................................54
  Conditions to the Merger..................................................55
  Termination of the Merger Agreement.......................................56
  Termination Fees..........................................................57
  Expenses..................................................................58
  Amendment; Waiver.........................................................58
  Regulatory Matters........................................................58

PARTIES TO THE MERGER.......................................................59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............61

PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................................63

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...................64

INDEPENDENT AUDITORS........................................................65

WHERE YOU CAN FIND MORE INFORMATION.........................................65

INCORPORATION BY REFERENCE..................................................66

APPENDIX A.................................................................A-1

APPENDIX B.................................................................B-1

APPENDIX C.................................................................C-1

APPENDIX D.................................................................D-1

APPENDIX E.................................................................E-1

                               SUMMARY TERM SHEET


      This term sheet is designed to provide you with a summary description of the material aspects of the proposed merger described in this proxy statement. You should also review the proxy statement and the appendices to the proxy statement, so that you may gain a more complete understanding of the proposed merger and its anticipated effect on you and on BNC Mortgage.

      o  WHO IS OFFERING TO ACQUIRE BNC MORTGAGE?

            BNCM Acquisition, a company that was recently formed for this purpose by an investor group that consists of Kelly Monahan, our President, Peter Evans, our Chief Executive Officer, Al Lapena, our Vice President of Operations, Gary Vander-Haeghen, our Vice President of Sales, Marles M. Crow, our Director of Human Resources, Jamie Langford, our Vice President of Funding and Mortgage Investco LLC.

      o  WHAT EFFECT WILL THE MERGER HAVE ON BNC MORTGAGE?

            BNC Mortgage will be merged with BNCM Acquisition and BNC Mortgage will be the surviving company in the merger. After the merger has been completed, all of the common stock of BNC Mortgage will be owned by the members of our management team who are members of the investor group and will no longer be publicly traded. In addition, at the effective time of the merger, the certificate of incorporation of BNCM Acquisition will become our certificate of incorporation and will permit the issuance of preferred securities.

      o  HOW MUCH WILL I RECEIVE FOR MY SHARES AND WHAT IS THE FORM OF PAYMENT?

            If the merger is completed, you will receive $10.00 in cash for each share of our common stock that you own at the time of the merger. This price represents a premium of approximately 36% over the $7.375 closing price of our common stock on February 3, 2000, the last trading day before we announced the signing of the merger agreement and a premium of approximately 53% over the average daily closing price of our common stock for the 60-day period prior to the signing of the merger agreement.

      o  DOES BNCM ACQUISITION HAVE THE FINANCIAL RESOURCES TO MAKE THE PAYMENT?

            Yes. Lehman Commercial Paper Inc. has committed to provide BNCM Acquisition with the financing necessary to complete the merger. BNCM Acquisition will also receive $6 million from the purchase of convertible preferred stock by Mortgage Investco. The merger has no financing condition.

      o WILL MEMBERS OF OUR MANAGEMENT WHO ARE STOCKHOLDERS RECEIVE ANYTHING DIFFERENT IN THE MERGER?

            Yes. The members of our management team who are members of the investor group will contribute cash or shares of our stock they own to BNCM Acquisition immediately prior to the merger in exchange for common stock of BNCM Acquisition. Upon completion of the merger, they will own common stock of the surviving company. In addition, all of the members of our management team who are members of the investor group will have employment contracts with the surviving company.

            Perseid Capital, Inc., a corporation which is wholly owned by the Buckley Family Trust, a trust for which Evan Buckley, who serves as our Chairman but is not part of the investor group, and his wife, Karen Buckley, serve as trustees, will receive 250 shares of the non-voting 8% cumulative preferred stock of BNCM Acquisition in exchange for 250,000 shares of our common stock. The surviving company will be required to redeem this preferred stock over a three-year period following the merger at a price of $10,000 per share plus accrued and unpaid dividends. The preferred stock that Perseid will receive is essentially a financing vehicle for deferring a portion of the purchase price due to Perseid. The redemption of the preferred stock will result in Perseid receiving the same amount of cash for the BNC Mortgage shares exchanged by it that unaffiliated stockholders will receive for their shares of BNC Mortgage Common Stock upon consummation of the merger, except that Perseid will be compensated in the form of an 8% annual dividend for the time value of money. In addition, Mr. Buckley will have a consulting contract with the surviving company.

      o  WHAT WILL OTHER MEMBERS OF THE INVESTOR GROUP GET IN THE MERGER?

            Mortgage Investco will purchase $6 million of non-voting 8% cumulative preferred stock of BNCM Acquisition, which will be convertible into 25% of the outstanding common stock of the surviving company at any time after two years following the merger.

            In connection with its financing of the merger, Lehman Commercial Paper will receive warrants to purchase 50% of the outstanding stock of the surviving company at an exercise price of $.01 per share. These warrants will be exercisable after two years following the merger.

            For more information about what members of our management and other members of the investor group will receive in the merger, you should read "The Merger - Interest in the Merger that Differ from Your Interests," "Special Factors - Purpose of the Merger; Certain Effects of the Merger" and "Special Factors - Interest in the Merger that Differ from Your Interests" in this proxy statement.

      o  HOW DOES THE BOARD RECOMMEND THAT I VOTE?

            The  Board  has  unanimously   determined  (with  the  one  director
            affiliated with the investor group, Mr. Monahan, recusing himself) that the merger agreement and the merger are advisable and fair to you and in your best interest and recommends that you vote "FOR" approval of the merger proposal. In making this determination, the Board took into account the recommendation of a special committee consisting of the three independent members of the Board. Following the special committee's review and evaluation of the fairness of the merger, the Board approved the merger. The special committee and the Board considered the opinion of their financial advisor, Friedman, Billings, Ramsey, to the effect that the $10.00 per share to be received by you in the merger is fair to you from a financial point of view.

      o  WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER PROPOSAL?

            The merger proposal must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock.

      o  WHAT DO I NEED TO DO NOW?

            You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person.

      o IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

            Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker as to how to vote your shares.

      o  WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

            If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

      o  MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

            Yes. You may change your vote by sending in a later-dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

      o  SHOULD I SEND MY STOCK CERTIFICATES NOW?

            No.  If  the  merger  is   completed,   we  will  send  you  written
            instructions for exchanging your stock certificates for the merger consideration.

      o  WHAT  REGULATORY  APPROVALS  AND  FILINGS  ARE NEEDED TO  COMPLETE  THE
         MERGER?

            The conduct of our mortgage business has required that we and our subsidiaries obtain franchises, permits and licenses from mortgage regulatory authorities in various states in which we operate, as well as from the U.S. Department of Housing and Urban Development. In connection with the merger, we will be required to obtain the prior written consent to the merger of mortgage regulators in Arizona, California, Massachusetts, Michigan, Pennsylvania and Virginia. In addition, we may be required to file new licensing applications in Delaware, Florida, Georgia, Illinois, Michigan and Rhode Island prior to the merger. We will aso be required to notify mortgage regulators in a number of additional states and at the Department of Housing and Urban Development of the merger within their prescribed time frames.

            We currently expect that the above approvals will be obtained no later than the end of July 2000. However, we cannot assure you that all required approvals will be obtained by this time.


      o  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

            The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on pages 50-51 of this proxy statement. You should consult your tax advisor as to the tax effect of your particular circumstances.

      o  WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?

            If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law which are set forth in Appendix C and summarized on pages 52-54 of this proxy statement. The appraised fair value of your shares may be more or less than the price per share to be paid in the merger.

      o  WHO CAN HELP ANSWER MY QUESTIONS?

            If you have additional questions about the merger or would like additional copies of the proxy statement, you should call D. F. King & Co., Inc., our proxy solicitors, toll-free at (800) 487-4870 or collect at (212) 269-5550, or Susan Christiansen, our investor relations representative, at (949) 260-6083.

                                     SUMMARY


      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the merger and the terms and conditions of the merger agreement, you should read this entire proxy statement, including the appendices, and the other documents referred to or incorporated by reference into this proxy statement. A copy of the merger agreement is attached to this proxy statement as Appendix A.

THE PARTIES

   In this proxy statement, we refer to:

         o BNC Mortgage, Inc. and, where applicable, its subsidiaries, as "BNC Mortgage"; unless the context otherwise requires, references in this proxy statement to us, "we," "our," "our company" and similar terms also refer to BNC Mortgage.

         o  BNCM Acquisition Co. as "BNCM Acquisition"

         o  Friedman,  Billings,  Ramsey & Co.,  Inc.  as  "Friedman,  Billings,
            Ramsey"

         o Kirkpatrick & Lockhart LLP, including the lawyers from the law firm of Freshman, Marantz, Orlanski, Cooper & Klein who merged their legal practice with Kirkpatrick & Lockhart LLP effective February 1, 2000, as "Kirkpatrick & Lockhart"

         o  Weil, Gotshal and Manges LLP as "Weil, Gotshal"

         o  Milbank, Tweed, Hadley & McCloy LLP as "Milbank, Tweed"

         o  Akin, Gump, Strauss, Hauer & Feld, L.L.P. as "Akin, Gump"

         o Kelly W. Monahan, our President, Peter R. Evans, our Chief Financial Officer, Al Lapena, our Vice President of Operations, Gary Vander-Haeghen, our Vice President of Sales, Marles M. Crow, our Director of Human Resources and Jamie Langford, our Vice President of Funding, collectively, as the "management investors"

         o  Mortgage Investco LLC as "Mortgage Investco"

         o  Lehman Commercial Paper Inc. as "Lehman Commercial Paper"

         o Lehman Brothers Holdings Inc., the parent to Mortgage Investco and Lehman Commercial Paper, as "Holdings"

         o  Mortgage  Investco,  Lehman  Commercial  Paper,  Holdings  and   the
            management investors, collectively, as the "investor group"

         o  Greenlight Capital, Inc. as "Greenlight Capital"

BNC MORTGAGE

      We are headquartered in Irvine, California and have approximately 400 employees. We are a specialty finance company and our business consists of originating, purchasing and selling non-conforming and, to a lesser extent, conforming, residential mortgage loans secured by one-to-four family residences. We use the term "non-conforming loans" to describe: (a) sub-prime loans, which are loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources, whether for reasons of credit impairment, income qualification, credit history or a desire to receive funding on an expedited basis, and (b) non-conforming loan products for primarily high-credit borrowers where the loan itself fails to meet conventional mortgage guidelines. We originate loans through both wholesale sub-prime and wholesale prime operations and currently sell all of our mortgage loans to institutional purchasers for cash through whole-loan sales.

      We originate loans through a network of independent mortgage brokers with whom we have a non-exclusive relationship. Mortgage loan brokers act as intermediaries between property owners and us in arranging mortgage loans. Because mortgage brokers generally submit individual loan files to several prospective lenders simultaneously, we attempt to respond to each such application as quickly as possible. Our account executives, therefore, are trained to quickly review a loan application in order to identify the borrower's probable risk classification and then assist the broker in identifying the appropriate product for the borrower, thereby enhancing the likelihood that the loan will be approved at the rate and on the terms anticipated by the borrower.

      We review and underwrite each application submitted by a broker, approve or deny the application, set the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions imposed by us, fund the loan. Because brokers conduct their own marketing and employ their own personnel to obtain loan applications and maintain contact with borrowers, originating loans through our wholesale subprime operations allows us to increase our loan volume without incurring the higher marketing, labor and other fixed overhead costs associated with retail originations.

      All independent mortgage brokers who submit loan applications to us must be registered or licensed as required by the jurisdictions in which they operate and must be approved by us. We audit 100% of our brokers on an annual basis in order to confirm the possession of a current license, updated financials on file and any changes in broker staff or address.

      We believe that our primary strengths are (i) the experience of our management team, account executives and staff in the non-conforming lending industry, which enhances our ability to establish and maintain long-term relationships with mortgage brokers, (ii) our service oriented sales culture whereby we strive to respond quickly and efficiently to customer needs and market demands, (iii) our operating philosophy to create stable and deliberate loan origination growth by utilizing consistent and prudent underwriting guidelines designed to produce mortgage products readily sellable in the secondary market and (iv) our ability to manage and control operating costs in order to remain a low cost originator.

      Our common stock is traded on the Nasdaq National Market under the symbol "BNCM." Information about us and our subsidiary companies is available on the Internet at Http://www.bncmortgage.com, but information at that site is expressly not incorporated into this proxy statement.

BNCM ACQUISITION

      BNCM Acquisition was formed as a Delaware corporation on January 31, 2000 by the investor group solely for the purpose of entering into the merger agreement. BNCM Acquisition has not engaged in any business activity other than in connection with the merger and related transactions.

      All shares of BNCM Acquisition are currently owned by Mortgage Investco, a Delaware limited liability company which is a holding company for mortgage-related investments. The sole member of Mortgage Investco is Holdings, a Delaware corporation which is a global investment bank. Prior to the merger, the management investors will become the holders of all of the common stock of BNCM Acquisition. Mortgage Investco will subscribe to a series of BNCM Acquisition's non-voting convertible preferred stock which will be convertible two years after the merger into 25% of the common stock of the surviving company, and in connection with the financing of the merger, an affiliate of Mortgage Investco will receive warrants to purchase an additional 50% of the common stock of the surviving company which will be excercisable two years after the merger. In addition, Mr. Buckley, our Chairman, will beneficially own non-voting redeemable preferred stock of BNCM Acquisition, which the surviving company will be required to redeem over a three-year period following the merger.


                               THE SPECIAL MEETING


DATE, TIME, PLACE AND MATTERS TO BE CONSIDERED

      The special meeting will be held at 10:00 a.m., Pacific time, on July 21, 2000, at the offices of BNC Mortgage, Inc. located at 1063 McGaw Avenue, Irvine, California. At the special meeting, you will be asked to consider and vote upon the merger proposal.

VOTE REQUIRED

      Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Each of Messrs. Monahan, Evans, Lapena and Vander-Haeghen and Ms. Crow and Ms. Langford, who are part of the investor group, and Evan Buckley, our Chairman of the Board, who is not a member of the investor group, have entered into voting agreements with BNCM Acquisition pursuant to which they have committed to vote all shares of our common stock beneficially owned by them in favor of the merger proposal. Collectively, these individuals beneficially own an aggregate of 1,920,617 shares of our common stock, or 37.28% of the shares outstanding as of the record date.

RECORD DATE FOR VOTING

      The close of business on June 5, 2000 is the record date for determining holders of shares of BNC Mortgage common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record date, there were 5,151,194 shares entitled to vote at the special meeting.

REVOCATION OF PROXIES

      You may revoke your proxy at any time before the special meeting by delivering a written notice of revocation to our corporate Secretary, by executing and delivering a later-dated proxy or by attending the meeting and giving oral notice of your intention to vote in person. Your attendance at the meeting will not by itself constitute a revocation of your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

      If you deliver a proxy, unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the approval of the merger proposal.

                                   THE MERGER


WHAT YOU WILL RECEIVE IN THE MERGER (PAGES 27 AND 51)

      You will receive $10.00 per share in cash in exchange for each share of our common stock that you own at the time of the merger. This price represents an approximately 36% premium over the $7.375 per share closing price of BNC Mortgage common stock on February 3, 2000, the last trading day before we announced the signing of the merger agreement and an approximately 53% premium over the average daily closing price for the 60 days preceding the announcement of the merger proposal.

BACKGROUND OF THE MERGER; REASONS FOR THE MERGER (PAGES 18-27 AND 31-35)

      For a description of the events leading to the approval of the merger by the Board, you should refer to "Special Factors -- Background of the Merger" and "--Recommendations of the Special Committee and the Board of Directors; Reasons for the Merger."

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER (PAGES 27-28)

      The principal purpose of the merger is to enable the members of the investor group to acquire all of the outstanding common stock of BNC Mortgage and to provide you with the opportunity to sell your shares for cash at a premium over the market price at which our common stock traded before announcement of the merger agreement.

      The merger will terminate all common equity interests in BNC Mortgage held by our current stockholders other than the management investors, and the members of the investor group will be the sole beneficiaries of any earnings and growth of BNC Mortgage following the merger.

      Upon completion of the merger, our common stock will be delisted from the Nasdaq National Market, where it currently trades, and will no longer be publicly traded.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD (PAGES 31-35)

      The Board, taking into account the recommendation of the special committee and the opinion of Friedman, Billings, Ramsey has unanimously determined (with the one director affiliated with the investor group, Mr. Monahan, recusing himself) that the merger is advisable and fair to you and in your and BNC Mortgage's best interests and recommends that you vote FOR approval of the merger proposal.

OPINION OF  FRIEDMAN, BILLINGS, RAMSEY (PAGES 35-40)

      Friedman, Billings, Ramsey delivered an opinion to the special committee and the Board to the effect that, as of the date of its opinion, the price per share to be received by you in the merger was fair to you from a financial point of view. We have attached a copy of this opinion as Appendix B to this proxy statement. The opinion of Friedman, Billings, Ramsey is addressed to the special committee and the Board and does not constitute a recommendation as to how you should vote at the special meeting.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (PAGES 42-46)

      In considering the Board's recommendation that you vote in favor of the merger proposal, you should be aware that some of our directors and officers have interests in the merger that are different from your interests as a stockholder, including the following:

      o the management investors will contribute cash or shares of our common stock they own to BNCM Acquisition immediately prior to the completion of the merger in exchange for common stock of BNCM Acquisition. As a result, the management investors will increase their equity ownership from 7.2% prior to the merger to 25% after completion of the merger, in each case on a fully-diluted basis;

      o Perseid Capital, Inc., a corporation wholly owned by the Buckley Family Trust, a trust for which Evan Buckley, our Chairman, and his wife, Karen Buckley, serve as trustees, will receive, in exchange for 250,000 shares of our common stock, 250 shares of the 8% cumulative preferred stock of BNCM Acquisition. The surviving company will be required to redeem this preferred stock at a price of $10,000 per share plus accrued and unpaid dividends over a period of three years following the merger according to the following schedule:

               Number of Shares                      Date
               ----------------                      ----

                    75.0 Six months following the date of issue but in no event later than December 31, 2000

                    8.3                 First anniversary of the date of issue

                    41.6 Eighteenth month anniversary of the date of issue

                    41.7                Second anniversary of the date of issue

                    41.7 Thirtieth month anniversary of the date of issue

                    41.7                Third anniversary of the date of issue


          The preferred stock that Perseid will receive is essentially a financing vehicle for deferring a portion of the purchase price due to Perseid. The redemption of the preferred stock will result in Perseid receiving the same amount in cash for the BNC Mortgage shares exchanged by it that unaffiliated stockholders will receive for their shares of BNC Mortgage Common Stock upon consummation of the merger, except that Perseid will be compensated in the form of an 8% annual dividend for the time value of money.

      o Mr. Monahan will enter into a loan agreement with the surviving company pursuant to which the surviving company will make available to Mr. Monahan a loan in the principal sum of $400,000, which will be secured by Mr. Monahan's shares in the surviving company and will mature on the third anniversary of the merger, unless extended by the mutual agreement of the parties, or at the time Mr. Monahan sells his shares of the surviving company;

      o Mr. Monahan will enter into a three-year employment agreement with the surviving company, pursuant to which he will receive:

          o   an annual base salary of $400,000;

          o   an incentive bonus based on certain performance criteria;

          o a $500,000 payment upon commencement of his employment with the surviving company, which he will be required to repay on a prorated basis in the event that his employment with the Company is terminated either by the surviving company "with cause" or by Mr. Monahan without "good reason" at any time during the first two years of his employment by the surviving company;

          o in the event that his employment is terminated by the surviving company "without cause" or by him for "good reason," a lump sum amount equal to his base salary for the lesser of the balance of the contract period and two years, but in any case an amount equal to one year's base salary, a further lump sum payment of $200,000 and forgiveness of all amounts due under his loan agreement with the surviving company.

          In addition, pursuant to the terms of the existing indebtedness, the surviving company will forgive the $100,000 loan that BNC Mortgage made to Mr. Monahan on August 25, 1997, effective as of the effective time of the merger;

      o each of the other management investors will enter into a three-year employment agreement with the surviving company, pursuant to which each will receive

          o   a base salary;

          o an annual discretionary bonus equal to a target of 50% of his or her salary, the payment of which will be contingent upon both the surviving company and the management investor achieving certain performance goals established by the Board of Directors of the surviving company; and

          o in the event that the management investor's employment is terminated by the surviving company "without cause" or by the management investor for "good reason," a lump sum payment equal to his or her base salary for the lesser of the balance of the contract period or one year, but in any case an amount equal to one year's base salary, and any bonus already determined by the Board of Directors but unpaid; and

      o Mr. Buckley will enter into a consulting agreement with the surviving company for an initial term of three months, which may be extended by the surviving company at its sole discretion for additional three-month periods, not to exceed an aggregate term of one year and pursuant to which he will receive:

          o   $50,000 in compensation during the initial three-month term;

          o   $50,000 in compensation  for  the second three-month term, if any;
              and

          o $75,000 in compensation for each of the third and fourth terms, if any.

      The special committee and the Board were aware of these interests and considered them in making their recommendations.

MERGER FINANCING; SOURCE OF FUNDS (PAGES 46-47)

      The maximum total amount of funds required to complete the merger, including related costs and expenses, is expected to be approximately $48.5 million, assuming that no stockholders perfect their dissenters' rights under Delaware law. This amount excludes $2.5 million of our shares (valued at the merger price) which are expected to be contributed to BNCM Acquisition by the management investors and $2.5 million of our shares (valued at the merger price) which will be exchanged by The Buckley Family Trust for preferred stock of BNCM Acquisition.

      The proposed merger is not conditioned upon any financing arrangements. As a result, BNCM Acquisition will be required, subject to satisfaction of all of the conditions to its obligations under the merger agreement, to complete the proposed merger.

      BNCM Acquisition expects to obtain the required funds from borrowings from Lehman Commercial Paper and from the purchase of preferred stock of BNCM Acquisition by Mortgage Investco.

CONDITIONS TO THE MERGER (PAGES 55-56)

      Each party's obligation to complete the merger is subject to a number of conditions, including the following:

         o  approval by our stockholders of the merger proposal; and

         o the absence of any order, injunction or law that prevents the completion of the merger.

      BNCM Acquisition's obligation to complete the merger is also subject to the following conditions:

         o the holders of not more than 18% of our outstanding shares perfecting dissenters' rights in connection with the merger;

         o the absence of any event, other than events affecting the credit markets generally or the ability of financial institutions to raise capital, that would have, or could reasonably be expected to have, a material adverse effect on us or on the completion of the merger, except for a material adverse effect resulting from any action or inaction taken by the management investors which was contrary to directions given by the Board of Directors or any action or inaction taken by the management investors which was inconsistent with the business judgment rule or taken without the knowledge of a majority of the special committee and out of the ordinary course of business consistent with past practices.

         o  the absence of:

            o a limitation (whether or not mandatory) by any governmental entity which materially and adversely affects, or any other event which materially affects, the extension of credit by banks or other United States financial institutions, other than interest rate increases and other than the implementation of any previously announced proposed changes to capital requirements for sub-prime originators and investors, the effect of which would be to materially impair our ability to conduct our business;

            o a material disruption or material adverse change in the financial or capital markets generally, which effectively bars access by financial services entities to these markets;

            o an event or events that results in the effective absence of a "repo market" or comparable lending market for financing debt obligations secured by residential mortgage loans or the inability of mortgage lenders generally to finance residential mortgage loans through the repo market or lending market with traditional counterparties; or

            o an event or events that results in the effective absence of a "securities market" for securities backed by residential mortgage loans or mortgage lenders generally not being able to sell securities backed by residential mortgage loans.

         o  the receipt of all material third party consents to the merger;

         o  Mr. Monahan's  continued  service as one of our executive  officers;
            and

         o the absence of litigation or the threat of litigation concerning the merger.

REGULATORY FILINGS AND APPROVALS (PAGES 58-59)

      We must receive consents and approvals of mortgage regulators in a number of the states in which we conduct business and may be required to file new application with mortgage regulators in certain other states before the merger can be completed. In addition, we must also notify mortgage regulators in a number of other states and the U.S. Department of Housing and Urban Development of the merger.

TERMINATION OF THE MERGER AGREEMENT (PAGES 56-57)

      The parties to the merger agreement can mutually agree to terminate the merger agreement at any time, whether before or after receiving stockholder approval, without completing the merger. The merger agreement may also be terminated:

         o  by either BNCM Acquisition or BNC Mortgage:

            o if the effective time has not occurred on or before July 31, 2000, except that the reason for the delay must not have been the failure of the terminating party to take any of the actions it was required to take under the merger agreement;

            o if any permanent injunction or order or other action by any governmental entity is final and nonappealable and prevents us from completing the merger; or

            o  if our stockholders do not approve the merger proposal.

         o  by BNCM Acquisition:

            o if our Board withdraws, modifies or changes its approval or recommendation of the merger in a manner adverse to BNCM Acquisition;

            o if our Board recommends to our stockholders an alternative takeover proposal;

             o if a  tender  offer or  exchange  offer  for at least  20% of our outstanding capital stock is commenced and our Board fails to recommend against acceptance of such tender offer or exchange offer; or

            o if we have materially breached any of our representations, warranties or covenants and have failed to cure such breach.

         o  by us:

            o prior to the stockholder vote, in order to accept a takeover proposal that meets the requirements described under "--No Solicitation of Transactions," if our Board, after considering applicable law and consulting outside legal counsel, determines that the failure to do so would cause the BNC Mortgage Board to breach its fiduciary duties; or

            o  if  BNCM   Acquisition   has  materially   breached  any  of  its
               representations, warranties or covenants and has failed to cure such breach.

TERMINATION FEES (PAGES 57-58)

      We have agreed to pay BNCM Acquisition a termination fee of $1.5 million, and to reimburse it up to $500,000 for expenses, if the merger agreement is terminated:

         o by us, to enter into an acquisition agreement in respect of an alternative takeover proposal after our Board has determined that failure to so do so would cause it to breach its fiduciary duties under applicable law; or

         o  by BNCM Acquisition:

            o because our Board withdraws or modifies in a manner adverse to BNCM Acquisition its recommendation of the merger;

            o because our Board approves or recommends an alternative takeover proposal;

            o because our stockholders fail to approve the merger proposal OR we have materially breached our representations, warranties or covenants, AND, in either case, at the time of termination, there was a third-party takeover proposal pending and, within six months after the termination, we are either acquired by a third party or we enter into a definitive agreement to complete a takeover proposal with a third party.

      We have further agreed to reimburse BNCM Acquisition for up to $500,000 of its expenses if BNCM Acquisition terminates the merger agreement due to a material breach of certain of our representations and warranties.

      BNCM Acquisition has agreed to reimburse us for up to $500,000 of our expenses if we terminate
the  merger  agreement  due  to  BNCM  Acquisition's   material  breach  of  its
representations, warranties or covenants.

DISSENTERS' RIGHTS (PAGES 48-50)

      You are entitled to exercise dissenters' rights in connection with the merger. If you elect to exercise dissenters' rights, you must deliver to us, before the stockholder vote to approve the merger proposal is taken, written notice of your intent to demand payment of the "fair value" of your shares if the merger is completed, and you must not vote to approve the merger proposal.

FEDERAL INCOME TAX CONSEQUENCES (PAGES 47-48)

      You will be taxed on the cash you receive in the merger to the extent that the cash exceeds your tax basis in your shares. Conversely, you will recognize loss to the extent that your tax basis exceeds the cash you receive. You should consult your tax advisor regarding the U.S. federal income tax consequences of the merger to you, as well as any tax consequences under state, local or foreign laws.

                  SELECTED HISTORICAL FINANCIAL DATA OF BNC MORTGAGE, INC.

      The following selected historical financial data for each of the years ended June 30, 1996 through 1999 have been derived from our audited consolidated financial statements incorporated by reference into this proxy statement. The selected historical financial data for each of the six-month periods ended December 31, 1998 and 1999 have been derived from our unaudited consolidated financial statements incorporated by reference into this proxy statement. This information is only a summary and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information."

                                                                                          SIX MONTHS ENDED
                                                       YEAR ENDED JUNE 30,                   DECEMBER 31,
                                                       -------------------                   ------------

                                                  1996      1997      1998      1999        1998      1999
                                                  ----      ----      ----      ----        ----      ----

                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS DATA
Revenues:
Gain on sale of mortgage loans...............    $4,240   $21,855    $30,458   $34,860    $22,240   $15,845
Loan origination income......................     1,978     5,473      5,399     8,412      3,688     5,263
Interest income..............................     1,960     5,182      7,860     8,167      3,399     6,779
Other Income.................................        52       250        676     1,473        769       730
                                                     --       ---        ---     -----        ---       ---

        TOTAL REVENUES.......................     8,230    32,760     44,393    52,912     30,096    28,617
                                                  -----    ------     ------    ------     ------    ------

Expenses:
Employees' salaries and commissions..........     3,624    11,052     18,828    24,394     13,142    12,902
General and administrative expenses..........     2,400     5,543      8,028    12,493      6,978     6,757
Interest expense.............................     1,452     3,693      5,486     5,608      2,208     5,044
                                                  -----     -----      -----     -----      -----     -----

        Total expenses.......................     7,476    20,288     32,342    42,495     22,328    24,703

Income before taxes..........................       754    12,472     12,051    10,417      7,768     3,914
Income tax expense...........................       337     4,930      4,815     4,138      3,103     1,574
                                                    ---     -----      -----     -----      -----     -----

Net income...................................      $417    $7,542     $7,236    $6,279     $4,665    $2,340
                                                   ----    ------     ------    ------     ------    ------

Net income per share:
Basic........................................     $0.14     $1.80      $1.55     $1.14      $0.82     $0.46
                                                  -----     -----      -----     -----      -----     -----

Diluted......................................     $0.14     $1.80      $1.51     $1.14      $0.82     $0.46
                                                  -----     -----      -----     -----      -----     -----

Shares used in computing net income
per share:
Basic........................................     2,892     4,187      4,654    5,502`      5,709     5,115

Diluted......................................     2,892     4,187      4,796     5,502      5,709     5,115

BALANCE SHEET DATA
Cash and cash equivalents....................    $2,452    $8,268    $25,890   $29,867    $33,494   $29,941
Restricted cash..............................        --        --        638     1,105        600     1,113
Mortgage loans held for sale.................    42,723    55,145     98,717   141,749     76,620   122,289
Total assets.................................    46,352    65,713    130,555   181,979    115,985   162,797
Warehouse line of credit.....................    42,723    54,625     96,022   142,163     76,000   120,760
Total liabilities............................    44,506    56,509     99,704   149,063     83,428   127,843
Total stockholders' equity...................     1,846     9,204     30,851    32,916     32,557    34,954



                   INFORMATION CONCERNING THE SPECIAL MEETING


DATE, TIME AND PLACE OF THE SPECIAL MEETING

      This proxy statement is furnished to you in connection with our solicitation of proxies for the meeting of stockholders to be held at 10:00 a.m., Pacific time, on July 21 , 2000, at our offices located at 1063 McGaw Avenue, Irvine, California, or any postponement or adjournment of the meeting. This proxy statement, the Notice of Special Meeting and the accompanying form of proxy card are first being mailed to stockholders on or about June 30, 2000.

PURPOSE OF THE SPECIAL MEETING

      At the special meeting, you will be asked to consider and vote upon the merger proposal.

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

      All record holders of our shares of common stock at the close of business on June 5, 2000 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock is required to constitute a quorum for the transaction of business. A list of record holders will be available for examination at our principal executive offices from June 30, 2000 until the special meeting. At the close of business on June 5, 2000, there were 5,151,194 shares of our common stock outstanding.

VOTING RIGHTS

      You are entitled to one vote for each share of common stock that you held as of the close of business on the record date. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the merger proposal. Under Delaware law, in determining whether approval of the merger proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the merger proposal. Each of Messrs. Monahan, Evans, Lapena and Vander-Haeghen and Ms. Crow and Ms. Langford, who are part of the investor group, and Evan Buckley, our Chairman, who is not a member of the investor group, have entered into voting agreements with BNCM Acquisition pursuant to which they have committed to vote all shares of our common stock beneficially owned by them in favor of the merger proposal. Collectively, these individuals beneficially own an aggregate of 1,920,617 shares of our common stock, or 37.28% of the shares outstanding as of the record date.

VOTING AND REVOCATION OF PROXIES

      A form of proxy card for your use at the special meeting accompanies this proxy statement. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the merger proposal in accordance with the recommendation of our Board. In that event, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares.

      If you are a record holder of our common stock and you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you have instructed a broker to vote your shares, you must follow the directions provided by your broker to change those instructions. If you vote in favor of the merger proposal, you will not have the right to dissent and seek appraisal of the fair value of your shares. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

SOLICITATION OF PROXIES

      We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record. We have retained D. F. King & Co., Inc. to coordinate the solicitation of proxies for a fee of $5,000, plus reasonable out-of-pocket expenses.

OTHER MATTERS

      We do not know of any matters other than those described in this proxy statement which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment. These matters may include an adjournment or postponement of the special meeting from time to time if our Board so determines, except that proxies that are voted against the merger proposal may not be voted by the persons named in the enclosed form of proxy card for an adjournment or postponement of the special meeting. If any adjournment or postponement is made, we may solicit additional proxies during the adjournment period.

      YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

      You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described on page 51 of this proxy statement.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

      On August 9, 1999, Kelly W. Monahan received an unsolicited phone call from the chief executive officer of an unaffiliated third party to meet to discuss the unaffiliated third party's possible interest in acquiring BNC Mortgage. The interested party met with Mr. Monahan and engaged in preliminary discussions regarding our current operations and that of the unaffiliated third party. The parties did not exchange any materials at this meeting.

      On August 10, 1999, at its regularly scheduled meeting, our Board discussed the future direction of BNC Mortgage. Our Board noted that our stock price had not performed in a manner consistent with the Board's expectation. While the initial public offering price was $9.50, our stock price had declined from a high of $14.13 in April 1998 to $6.38 as of the date of the Board meeting. Our Board attributed this price decline to increased competition in the sub-prime mortgage sector, higher yield spread premiums required to be paid to mortgage originators, decreased pricing on secondary loan sales, and the failure of the trading markets to fully understand our strategy and recognize our growth prospects by applying a significantly higher multiple than the average multiples applicable to traditional mortgage company stocks. Mr. Monahan informed our Board of the unsolicited inquiry and reviewed the subject matter of the inquiry at the meeting. Our Board discussed various ways to enhance stockholder value, including efforts to increase the level of loan origination, efforts to increase loan sales, and strategic acquisitions to expand the scope of BNC Mortgage's activities within the subprime industry. Our Board concluded that, in large part, BNC Mortgage had already made significant efforts in these areas, and that such efforts had largely failed to affect shareholder values to any significant extent. Our Board did not feel that solicitation of offers for BNC Mortgage was warranted due to the depressed nature of the industry and the current low valuation of BNC Mortgage. However, the Board decided that it was appropriate to respond to unsolicited inquiries. After discussion, our Board's consensus was to authorize Mr. Monahan and Evan Buckley, our Chairman, to pursue discussions with the unaffiliated third party.

      On August 18, 1999, Mssrs. Monahan and Buckley met with the chief executive officer of the unaffiliated third party to engage in further informal discussions regarding a possible acquisition of BNC Mortgage. The parties agreed to further discuss a possible proposal.

      On August 27, 1999, Mr. Monahan met with several executive officers of the unaffiliated third party. The parties discussed the financial performance of BNC Mortgage and that of the third party. No formal proposals were made and no materials were exchanged at this meeting.

      On September 2, 1999, we entered into a confidentiality agreement with the unaffiliated third party and provided the third party with certain requested information concerning our operations, including historical and financial data and company projections. The unaffiliated third party indicated that it would review the materials and contact Mr. Monahan with any further requests.

      On September 14, 1999, our Board held a regularly scheduled meeting at which Mr. Monahan reviewed the status of the discussions with the unaffiliated third party. The Board reviewed the status of the Company's operations, including secondary market sales of loans, loan production and loan pricing. The Board was updated on the status of the discussions with the unaffiliated third party. Mr. Monahan stated that he expected to field further expressions of interest from the third party upon completion of the analysis of the information provided. The Board discussed various methods of enhancing stockholder value, including a possible sale of BNC Mortgage and authorized Mr. Monahan to continue discussions with the unaffiliated third party.

      On October 14, 1999, our Board held a regularly scheduled meeting at which Mr. Monahan advised the Board that the unaffiliated third party had not yet completed its analysis of the information provided. The Board reviewed the financial position of BNC Mortgage and discussed strategic methods to enhance stockholder value. In light of reduced loan production and increasing interest rates, the Board concluded that future stockholder value may not be enhanced by internal growth alone. The Board instructed Mr. Monahan to continue discussions with the unaffiliated third party.

      On October 15, 1999, Mr. Monahan telephonically discussed a possible management-led buyout with representatives from Lehman Brothers. The parties informally discussed parameters pursuant to which Lehman Brothers would finance a management-led buyout. Mr. Monahan indicated that proposed members of the management buyout group would most likely include himself and Messrs. Evans, Lapena, Vander-Haeghen, and Ms. Crow and Ms. Langford. The parties agreed to continue informal discussions and exchange information on an as requested basis and executed a confidentially agreement on October 19, 1999.

      On November 3, 1999, executive officers of the unaffiliated third party telephonically informed Mr. Monahan of the results of their findings. These officers pointed out synergies that could be achieved through the combination of the two entities. However, the unaffiliated third party felt that eroding margins and enhanced competition in the sub-prime marketplace did not justify an offer in excess of 25% of the then current price of our common stock of $6.48. Mr. Monahan expressed concern that such a proposed premium was not sufficient considering the cash reserves held by BNC Mortgage and other pertinent factors. Mr. Monahan also expressed concern that our Board might consider that a proposed transaction at such price would not provide a sufficient return to stockholders. Although Mr. Monahan suggested to the unaffiliated third party that it consider increasing its preliminary indication of interest and formalize it in a written proposal, no subsequent proposal was provided.

      On or about November 4, 1999, Mr. Monahan met telephonically with an unaffiliated third party to discuss the possibility of providing funding for a proposed management buyout. The third party indicated that it was interested only in providing funding for the buyout, and not in acting as a on-going purchaser of loans. No formal proposals were made and no materials were exchanged at this meeting. Mr. Monahan requested that the third party provide a financial proposal. The parties agreed to continue discussions.

      Between November 4, 1999 and November 12, 1999, Mr. Monahan held a series of discussions with representatives of Lehman Brothers regarding a proposed management-led leveraged buyout.

      On November 10, 1999, Mr. Monahan discussed the management buyout with Peter R. Evans, our Chief Financial Officer, Al Lapena, our Vice President of Operations, Gary Vander-Haeghen, our Vice President of Sales, Marles Crow, our Director of Human Resources and Jamie Langford, our Vice President of Funding. These parties agreed that Mr. Monahan should continue discussions with Lehman Brothers and other third parties.

      On November 10, 1999, Mr. Monahan met with the unaffiliated third party with whom Mr. Monahan initially met on November 4, 1999. The third party indicated a degree of interest in provided funding for a proposed management buyout but indicated concern over future warehouse financing for subprime loans and the ultimate sale of the mortgage production in the current and future marketplace. The parties agreed to continue discussions.

      On November 12, 1999, our Board of Directors held a regularly scheduled meeting at which Mr. Monahan reviewed the status of his discussions with the unaffiliated third party. After extensive discussion, the Board's consensus was that the preliminary indication of interest did not merit further consideration or effect unless the third party were to improve its proposal. Mr. Monahan further informed the Board that he was considering the possibility of seeking to formulate, with one or more other investors, a proposal to acquire BNC Mortgage. Mr. Monahan described his reasons for desiring to make a proposal, including his belief that the public trading markets undervalued BNC Mortgage's businesses and that BNC Mortgage could experience greater long-term growth if it were no longer a public company with institutional stockholders who, to various degrees, are focused on maximizing their short-term returns at the expense of longer-term investments by BNC Mortgage. Mr. Monahan then requested the Board's permission to attempt to formulate such a proposal, which if deemed feasible, would be presented to the Board for its consideration, and requested that Messrs. Evans, Lapena and Vander-Haeghen be permitted to consider participating with him in making such a proposal.

      Mr. Monahan agreed to recuse himself from all the discussion of his proposal at this and all subsequent Board meetings. Representatives of Kirkpatrick & Lockhart were then invited by the remaining members of the Board to advise the Board with respect to its legal duties in considering Mr. Monahan's request. After an extensive discussion of the Board's alternatives, the Board determined to permit Mr. Monahan and one or more other investors, including Messrs. Evans, Lapena and Vander-Haeghen, to attempt to formulate a proposal to acquire BNC Mortgage. Mr. Monahan indicated that such a proposal would not be forthcoming immediately . The Board discussed the review and evaluation process relating to a proposed offer, including whether the Board would form a special committee to review and evaluate the offer, the composition of such a special committee and whether an independent counsel and investment banker would be retained by the special committee to assist in reviewing any proposal. The Board reviewed whether to retain a financial advisor to evaluate, as a matter of fairness, any offer or to seek out alternative offers. The Board discussed the benefits of commencing an investigation and initiating an interview process for potential candidates to serve as an independent financial advisor. Joseph Tomkinson, an independent Board Member, was appointed to head any such investigation and interview process in light of his previous experience with such matters. The Board did not form a special committee at this time since Mr. Monahan indicated that any proposal would not be immediately forthcoming.

      During the month of November 1999 and the first half of December 1999, Mr. Monahan, on behalf of the management investors, and representatives from Lehman Brothers conducted a series of discussions regarding the terms on which an affiliate of Lehman Brothers would provide financing for the buyout and Lehman Brothers began to conduct its due diligence with respect to our company.

      From November 13, 1999 through December 15, 1999 Mr. Tomkinson contacted Friedman, Billings, Ramsey and two other investment banks regarding the possible retention of such banks to advise the special committee. Mr. Tomkinson held discussions with each bank to determine its activity in and familiarity with the sub-prime mortgage market and its experience in management buyouts. Mr.
Tomkinson concluded that each of the three banks had sufficient expertise and experience to warrant their submission of a proposal for retention as advisor to the special committee. None of the banks with which Mr. Tomkinson held discussions, including those he concluded held sufficient expertise and experience to warrant submission of a proposl to the special committee, were recommended to Mr. Tomkinson or to the special committee by the management investors.

      On or about November 23, 1999, Mr. Evans met with another unaffiliated third party and discussed the possibility of providing funding for a proposed management buyout.

      On or before November 24, 1999, Mr. Evans met telephonically with another unaffiliated third party to discuss the possibility of providing financing for a proposed management buyout. No formal proposals were made and no materials were exchanged at this meeting.

      On or about December 1, 1999, Mr. Monahan and Mr. Evans spoke with another unaffiliated third party about the possibility of providing funding for a proposed management buyout. Mr. Evans executed a confidentiality agreement with this third party and forwarded historical and financial data and company projections.

      On or about December 10, 1999, Mr. Monahan and Mr. Evans met with the unaffiliated third party with whom Mr. Evans initially met on November 23, 1999. The third party indicated a degree of interest in providing funding for a proposed management buyout but indicated concern over the volatility of the subprime secondary market. The parties agreed to continue discussions.

      On or about December 6, 1999, the unaffiliated third party with whom Messrs. Monahan and Evans initially spoke on December 1, 1999 informed Mr. Evans that it was not interested in participating in the proposed management buyout due in large part to volatility and uncertainty in the sub-prime mortgage industry.

      On December 7, 1999 and December 8, 1999, representatives of Lehman Brothers conducted due diligence at our company.

      On or about December 13, 1999, Mr. Monahan called the unaffiliated third party with whom Mr. Monahan initially met telephonically on November 4, 1999. Mr. Monahan indicated that he had not been provided the financing proposal requested at the November 4, 1999 meeting. Mr. Monahan stated that a detailed financing proposal was necessary to assess the viability of the surviving company following the merger. Mr. Monahan weighed the ability of the third party only proposing to provide equity financing against Lehman Brothers' ability to offer not only equity financing, but other forms of financing such as lines of credit and the ability to serve as a significant on-going purchaser of loans. After discussion, Mr. Monahan concluded not to proceed with a financing by such party.

      On December 21, 1999, representatives of the third party with whom Mr. Evans met on November 23, 1999 met with Messrs. Monahan and Evans and delivered an informal indication of interest concerning the funding of a management buyout. The management investors reviewed, but did not respond to, the indication of interest. There were no further discussions between these parties concerning this indication of interest.

      From January 6, 2000 through January 24, 2000, members of the investor group, including their legal representatives, engaged in extensive negotiations to attempt to reach agreement in respect of the organization and funding of an acquisition vehicle and the making of a formal acquisition proposal to the Board.

      On January 13, 2000, at a regularly scheduled Board meeting, Mr. Monahan stated that he and a group of our officers had identified a financial partner and intended to be in a position to submit a written acquisition proposal for a management buyout shortly. In light of the potential conflicts of interest presented by the possibility of Mr. Monahan and other affiliates of BNC Mortgage making a proposal to acquire BNC Mortgage, the Board appointed a special committee of independent directors, consisting of Mr. Tomkinson, Keith Honig and Richard Whiting, to evaluate any acquisition proposal that might be made by Mr. Monahan or others and to negotiate the terms of such a proposal on behalf of BNC Mortgage should any such proposal appear attractive.

      On January 13, 2000, the special committee met telephonically. Mr. Tomkinson was appointed Chairman of the special committee. After discussion, including the necessity of hiring independent counsel, the special committee appointed Kirkpatrick & Lockhart as its counsel. The special committee again discussed its purpose, including the necessity of retaining a financial advisor to assist in the analysis and evaluation of any buyout proposal and to highlight possible alternatives to the proposed management buyout, including approaching other third parties for a possible sale of BNC Mortgage. The committee determined to conclude the selection process as soon as possible in light of the timeliness of the proposed management buyout.

      During the week of January 17, 2000, Mr. Tomkinson forwarded copies of the proposals received from Friedman, Billings, Ramsey and the two other investment banks to the other members of the special committee.

      On or about January 20, 2000, the special committee met telephonically. After discussions regarding the proposal and the relative strengths of each of the investment banks, the special committee determined to retain Friedman, Billings, Ramsey as its independent financial advisor and to provide a fairness opinion if requested. The special committee's decision to retain Friedman, Billings, Ramsey in this capacity was not based upon or subject to the recommendation of any management investor, and the special committee did not receive any recommendations or other input from any of the management investors in this regard. At the meeting, the members of the special committee reviewed with representatives of Kirkpatrick & Lockhart their duties in connection with their consideration of any acquisition proposal that might be made by Mr. Monahan or any other party. The special committee also determined to instruct Friedman, Billings, Ramsey to prepare valuation analyses of BNC Mortgage giving effect to certain adjustments to its assumptions, including anticipated cost savings if BNC Mortgage were no longer subject to public company reporting obligations, in order to assist the special committee in evaluating any proposal that might be made by Mr. Monahan or others.

      On January 25, 2000, the management investors and Mortgage Investco entered into a letter agreement pursuant to which Mortgage Investco and each of the management investors agreed that, subject to the execution of mutually acceptable documentation and satisfaction of various other conditions, they were prepared to work together to acquire BNC Mortgage. Each management investor further agreed that he or she would contribute shares of our common stock in exchange for shares of common stock of BNCM Acquisition and would not sell, convey, transfer, or otherwise dispose of any of our common stock or options to purchase our common stock currently held by him without the prior consent of Mortgage Investco until the earliest to occur of: (a) the date Mortgage Investco notifies him or her that it has determined not to proceed with the proposed acquisition of BNC Mortgage; (b) if a definitive agreement had not been executed by us, February 29, 2000; or (c) the date of termination of such definitive agreement. The letter refers to such period as the "Stand Off Period." Each management investor further agreed that during the Stand Off Period he or she would work exclusively with Mortgage Investco with respect to the proposed acquisition of BNC Mortgage and that unless and until Mortgage Investco notifies him or her that it has determined not to proceed with the proposed acquisition of BNC Mortgage, neither such management investor nor his advisors or representatives would: (1) solicit or encourage any third party with respect to any such acquisition; (2) enter into any discussions or negotiations related to such acquisition; or (3) provide any information to any third party with respect to an acquisition except with respect to clauses (2) and (3), to the extent that such management investor is directed by our Board to do so in order to permit the Board to comply with its fiduciary duties under applicable law as advised by counsel.

      On January 25, 2000, Mr. Monahan delivered a letter to the Board of Directors, proposing an acquisition of all of our outstanding common stock by the investor group in a one-step merger at a price of $9.50 per share, in cash. The proposal indicated, among other things, that it was subject to the receipt of necessary funding and Mr. Buckley's agreement to (i) vote all shares of our common stock beneficially owned by him in favor of the merger, (ii) exchange 250,000 of his common shares for preferred stock of BNCM Acquisition and (iii) enter into a consulting agreement with the surviving company. A draft merger agreement setting forth the terms of the proposed merger was attached to the letter.

      At a telephonic meeting of the special committee meeting held on January 28, 2000, the special committee discussed the terms of the investor group's proposal with representatives of Friedman, Billings, Ramsey and Kirkpatrick & Lockhart. Representatives of Friedman, Billings, Ramsey discussed the proposal in light of their preliminary valuation analyses of BNC Mortgage, and representatives of Kirkpatrick & Lockhart reviewed the duties of the members of the special committee in connection with their consideration of the proposal.

      Throughout the day on January 29 and January 30, 2000, representatives of the special committee, Friedman, Billings, Ramsey and Kirkpatrick & Lockhart discussed the investor group's proposed acquisition structure and the principal contractual issues raised by the draft merger agreement, including the scope of the representations and warranties and covenants, the conditions to closing, the circumstances giving rise to termination fees and the ability of the Board to provide information to and engage in negotiations with third parties making competing acquisition proposals following the execution of a definitive merger agreement. Throughout both days, representatives of Kirkpatrick & Lockhart telephonically discussed and negotiated terms of the merger agreement with representatives of Weil, Gotshal, counsel to Mortgage Investco. Simultaneously, members of the investor group engaged in discussions regarding the ongoing negotiations.

      On the morning of January 31, 2000, the special committee met to discuss the investor group's revised draft merger agreement. Representatives of Friedman, Billings, Ramsey reviewed their valuation analyses of BNC Mortgage and discussed the $9.50 per share offer with the special committee. In connection with their analysis, the representatives of Friedman, Billings, Ramsey also reviewed BNC Mortgage's other alternatives, including continuing to operate as an independent public entity, selling to another financial or strategic buyer (whether by negotiated purchase, auction or otherwise), acquiring one or more other companies in the mortgage industry, recapitalizing and paying a cash dividend on our common stock. The special committee determined that these alternatives would not maximize shareholder value, as compared to the merger. Its analysis was bsed on the following factors:

      o recent and anticipated future increases in interest rates and the associated anticipated decreases in the origination and sale of mortgage loans;

      o   the  increasingly   competitive   nature  of  the  mortgage   markets,
          especially in light of increasing interest rates;

      o the volatile secondary market for subprime mortgage loans, and the respective depressed pricing trends and scarcity of purchasers in the secondary market for the loans;

      o further consolidation would make it harder for us to compete if we were not aligned with a large financial institution which would portfolio loans, decrease funding costs and provide other products and services that could be marketed to BNC Mortgage customer;

      o the inherent risk of operation a lesser-capitalized company in an adverse and uncertain financial market for subprime loan origination;

      o the relatively low break-up fee contained in the merger agreement, which would provide BNC Mortgage and the special committee greater flexibility in the event that a third party submitted a competing proposal that was ultimately deemed superior to the merger;

      o the relatively higher likelihood and greater speed of obtaining all necessary regulatory approvals in connection with the merger as compared to a sale of our company to other third parties;

      o the historial trading performance of our common stock and the market performance of comparable companies in our industry, which indicated that subprime loan originators had not been, and were not being, viewed favorably in the financial markets; and

      o the merger consideration reflected a price in excess of closing trading prices for our common stock over the past 17 months.

Representatives of Kirkpatrick & Lockhart reviewed the changes made to the draft merger agreement as a result of discussions with Weil, Gotshal and reviewed the directors' duties in connection with their evaluation of the revised proposal. At the conclusion of the meeting, the special committee decided to continue negotiations with the investor group in order to seek to increase the acquisition price offered by the investor group and to continue to negotiate other material provisions of the merger agreement.

      Later on the day of January 31, 2000, Kirkpatrick & Lockhart delivered to the investor group additional comments on the revised draft merger agreement and telephonically met with Weil, Gotshal to discuss the remaining outstanding issues raised by the draft merger agreement. Following these discussions, the special committee met to discuss the status of the negotiations with the investor group, and members of the investor group continued their discussions regarding the ongoing negotiations.

      Later in the day on January 31, 2000, a meeting of the special committee was held to provide Mr. Monahan and representatives of Mortgage Investco an opportunity to discuss the investor group's proposal. After they left the special committee meeting, the special committee engaged in an extensive discussion of the investor group's proposal. Thereafter, the special committee instructed the investor group that it would need to increase the price offered and give additional flexibility to the Board to consider alternative acquisition proposals following the signing of a definitive merger agreement.

      Representatives of Mortgage Investco met with Mr. Monahan following the special committee meeting to discuss the special committee's request. At the conclusion of such discussions, Mr. Monahan and representatives of Mortgage Investco indicated that the investor group would be willing to increase the price offered from $9.50 to $10.00 per share and would agree to additional changes to the merger agreement to give the Board the additional flexibility sought.

      Between January 31 and February 3, 2000, representatives of Weil Gotshal and Milbank, Tweed, counsel to Mr. Buckley, negotiated the terms of Mr. Buckley's voting agreement, consulting agreement and acquisition of the preferred stock of BNCM Acquisition.

      The special committee met on February 1, 2000 to consider the investor group's revised offer. At this meeting, representatives of Friedman, Billings, Ramsey and the special committee discussed the adequacy of the increased offer. The special committee inquired whether Friedman, Billings, Ramsey was prepared to issue an opinion to the special committee and the Board to the effect that the $10.00 per share to be received in the proposed merger by our stockholders was fair to such stockholders from a financial point of view. Following a discussion, the special committee instructed Kirkpatrick & Lockhart to continue discussions and negotiations regarding requested changes to the merger agreement.

      On February 2, 2000, representatives of Kirkpatrick & Lockhart and Weil, Gotshal discussed changes to the merger agreement, and members of the investor group continued related discussions regarding the proposed changes. Thereafter, revised copies of the draft merger agreement were circulated to the members of the special committee.

      The special committee met on February 3, 2000 with representatives of Friedman, Billings, Ramsey and Kirkpatrick & Lockhart. Representatives of Kirkpatrick & Lockhart reviewed the directors' fiduciary duties in connection with their consideration of the proposed transaction and summarized the terms of the draft merger agreement which had previously been distributed to the directors. Representatives of Friedman, Billings, Ramsey then delivered its oral opinion, later confirmed in writing, to the effect that the $10.00 per share to be received in the proposed merger by BNC Mortgage's public stockholders was fair to such stockholders from a financial point of view. Following this discussion, the special committee unanimously determined that the terms of the proposed merger agreement and the merger were advisable and fair to and in the best interests of BNC Mortgage and its unaffiliated stockholders and recommended to the Board that it approve the proposed merger agreement and merger.

      At a meeting of the Board following the special committee meeting, Mr. Tomkinson informed the Board of the investor group's revised offer and the special committee's recommendation of the merger agreement and the merger. After further review and full discussion, the Board (with Mr. Monahan recusing himself) determined that the merger agreement and the merger were advisable and fair to and in the best interests of BNC Mortgage and its unaffiliated stockholders and unanimously adopted resolutions approving the merger agreement and the merger and determined to recommend to our stockholders that they vote to approve the merger agreement and the merger.

      Following the Board meeting, the parties finalized and executed the merger agreement. Prior to the opening of trading on February 4, 2000, BNC Mortgage issued a press release announcing that the merger agreement had been executed.

      On February 18, 2000, the Board received a letter from Greenlight Capital in which Greenlight Capital offered to acquire the outstanding shares of our common stock for $11.00 per share in cash, net of any fees payable by BNC Mortgage in connection with the termination of the February 3, 2000 agreement with the investor group for the management-led buyout, and requesting a response from the Board no later than 5:00 p.m. EST on February 22, 2000. Greenlight Capital also filed a copy of the letter with the SEC. The special committee met telephonically with representatives of Kirkpatrick & Lockhart, who reviewed with the special committee their fiduciary duties and obligations under the merger agreement, in light of the offer from Greenlight Capital. As required by the merger agreement, representatives of Kirkpatrick & Lockhart contacted representatives of BNCM Acquisition to inform them of the receipt of the Greenlight Capital offer and that BNC Mortgage would seek to extend the deadline. Through discussions between representatives of Kirkpatrick & Lockhart and Akin, Gump, counsel to Greenlight Capital, Greenlight Capital agreed to extend the response deadline contained in its letter to February 24, 2000.

      On February 22, 2000, the Board received a letter from Milberg Weiss Bershad Hynes & Lerach LLP informing it that, on February 15, 2000, a lawsuit had been filed against us in California state court on behalf of one of our stockholders alleging, among other things, that the price per share offered in connection with the proposed merger was inadequate. The special committee met telephonically to discuss the implications of the lawsuit and discussed their obligations under the merger agreement with representatives of Kirkpatrick & Lockhart. As required by the merger agreement, representatives of Kirkpatrick & Lockhart contacted representatives of BNCM Acquisition to notify them of the pending litigation.

      On February 24, 2000, the special committee met telephonically and determined to elicit additional information from Greenlight Capital regarding its competing offer, pursuant to the terms of the merger agreement allowing it to do so. At the direction of the special committee, representatives of
Kirkpatrick  & Lockhart  notified  representatives  of BNCM  Acquisition  of the
Board's   intent  to  request   such   additional
information, and notified representatives of Greenlight Capital of the details of the Board's request in that regard.

      On February 29, 2000, we sent a letter to Greenlight Capital requesting additional information regarding its proposal, with a view toward facilitating the review of the proposal by the special committee and our Board in light of our obligations under the merger agreement and the fiduciary duties of the Board and the special committee.

      On March 2, 2000, we received notice that a suit had been filed against us in Delaware state court on behalf of one of our stockholders also alleging that the price per share offered in connection with the proposed merger was inadequate. The special committee met telephonically to discuss the implications of the suit and discussed their obligations under the merger agreement with representatives of Kirkpatrick & Lockhart. As required by the merger agreement, representatives of Kirkpatrick & Lockhart contacted representatives of BNCM Acquisition to notify them of the pending litigation.

      On March 7, 2000, the special committee received a written response to its February 29, 2000 request for additional information from Greenlight Capital regarding its offer. Representatives of Kirkpatrick & Lockhart discussed certain aspects of the letter and Greenlight Capital's offer with representatives of Akin, Gump.

      On March 8, 2000 and March 9, 2000, the special committee met telephonically to discuss Greenlight Capital's response. Representatives from Kirkpatrick & Lockhart LLP discussed and sought clarification of Greenlight Capital's response from representatives of Akin, Gump and communicated the results of those discussions to the special committee. Representatives of Kirkpatrick & Lockhart also reviewed with the members of the special committee their fiduciary duties under applicable law and their duties under the merger agreement, in light of the Greenlight Capital offer.

      On March 13, 2000, representatives of Greenlight Capital and Akin, Gump met with representatives of our company and Kirkpatrick & Lockhart to conduct due diligence and review the terms of the Greenlight Capital offer. The special committee met independently with representatives of Greenlight Capital to further explore the parameters of the Greenlight Capital offer.

      On March 21, 2000, at a regularly scheduled meeting, our Board discussed the parameters of the Greenlight Capital offer and the proposed timing of that transaction. Our Board, with Mr. Monahan recusing himself, discussed whether or not to file this proxy statement with respect to the proposed merger in light of the proposal from Greenlight Capital. Our Board discussed various matters, including the July 31, 2000 termination date set forth in the merger agreement, and decided that a timely filing of this proxy statement was required to meet this time deadline. Our Board also concluded that the filing of the proxy statement did not foreclose or preclude further negotiations with Greenlight Capital or with any other third party who may make an unsolicited offer. After discussion, our Board, with Mr. Monahan recusing himself, decided to file this proxy statement.

     On April 11, 2000, at a regularly scheduled meeting, our Board, with Mr. Monahan recusing himself, discused the status of the Greenlight Capital offer and its status on seeking proxies with respect to this proxy statement. Our Board discussed various matters, noting that since the filing of this proxy statement, BNC Mortgage had had no significant contact with any representatives of Greenlight Capital. In addition, our Board noted that Greenlight Capital had failed to meet a number of deadlines mutually agreed upon by our Board and representatives of Greenlight Capital, and, to our Board's knowledge, Greenlight Capital had made little progress toward a more formal acquisition proposal than that described in this proxy statement. Our Board endeavored to continue to provide information to and communicate with Greenlight Capital's representatives as requested or necessary. Our Board also discussed our obligations under the merger agreement, including a termination date of July 31, 2000. Our Board concluded that seeking proxies would not foreclose or preclude further negotiation with Greenlight Capital or with any other third party who may make an unsolicited offer.

     On May 9, 2000, at a regularly scheduled meeting, our Board, with Mr. Monahan recusing himself, discussed the status of the Greenlight Capital offer and its status on seeking proxies with respect to this proxy statement. Our Board discussed various matters, noting that since the April 11, 2000 Board meeting, BNC Mortgage had had no significant contact with any representatives of Greenlight Capital. Our Board endeavored to continue to provide information to and to communicate with Greenlight Capital's representatives as requested or necessary. Our Board also discussed our obligations under the merger agreement, including a termination date of July 31, 2000. Our Board again concluded that seeking proxies would not foreclose or preclude further negotiation with Greenlight Capital or with any other third party who may make an unsolicited offer.

      By letter to our Board dated May 11, 2000, Greenlight Capital withdrew its offer to acquire the outstanding shares of our common stock.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

      BNCM Acquisition is engaging in the merger transaction in order to acquire all of our equity. Upon completion of the merger, our current stockholders will have the right to receive $10.00 net in cash per share, the management investors will own all issued and outstanding common stock of the surviving company, and Mortgage Investco and its affiliates will hold warrants and convertible preferred stock representing the right to acquire 75% of the surviving company's common stock on a fully diluted basis. The warrants and the preferred stock will not be exercisable or convertible, as applicable, until two years after the merger. In addition, The Buckley Family Trust, a trust for which Evan Buckley, our Chairman, and his wife, Karen Buckley, serve as trustees, will hold shares of convertible preferred stock, which the surviving company will be required to redeem over a period of three years following the merger.

      Mortgage Investco and its affiliates are funding the merger transaction in order to establish a strategic alliance with an originator of residential mortgage loans. This alliance will provide Mortgage Investco affiliates with continued access to residential mortgage loans having characteristics acceptable to them. During calendar year 1999, Mortgage Investco affiliates purchased on a whole-loan basis in excess of 70% of the residential mortage loans originated by us. This relationship allowed Mortgage Investco and its affiliates to work closely with the management investors and to evaluate the quality of our mortgage products and management. Mortgage Investco expects that after the merger, a substantial portion of the loans sourced by us will be purchased, financed or made by its affiliates.

      The management investors are participating in the merger transaction because the merger will allow them to increase their ownership interest in BNC Mortgage from approximately 7.2 % to 25%, in each case on a fully diluted basis. The management investors believe that the value of BNC Mortgage is not recognized by the public equity markets and that our prospects for growth would improve by becoming a private company. As a private company, the management investors believe that BNC Mortgage will be able to pursue a growth strategy that focuses on long-term value and is not constrained by the public market's emphasis on quarterly results and fluctuations in short-term earnings. The management investors also believe that, upon consummation of the merger, we will benefit from having Mortgage Investco as a partner, including by having better access to financing and a continued market for the sale of our mortgage loans.

      Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, but does not require a separate approval of the holders of a majority of the common stock held by stockholders other than the members of the investor group. The investor group and Mr. Buckley have contractually agreed to vote all shares beneficially owned by them in favor of the merger. The shares held by these individuals represent approximately 37.28% of our outstanding common stock.

      The merger is structured as a one-step transaction. If the merger proposal is approved by our stockholders and all other conditions to the merger are satisfied, BNCM Acquisition will merge with and into BNC Mortgage, all common shares of BNC Mortgage held by our current stockholders, other than the shares contributed to BNCM Acquisition by the management investors and Mr. Buckley and shares owned by our stockholders who exercise dissenters' rights, will convert into the right to receive $10.00 per share, in cash. Accordingly, BNC Mortgage stockholders whose shares will be converted into cash in the merger will no longer benefit from any increase in the value of BNC Mortgage, nor will they bear the risk of any decrease in the value of BNC Mortgage following the merger.

      As of February 3, 2000, the management investors collectively owned 7.2% of our common stock on a fully-diluted basis and, as a result, had a 7.2% interest in the net book value and earnings of the company ($2,516,671 and $168,521, respectively, for 1999). Upon consummation of the merger, the management investors collectively will own 25% of the surviving company's outstanding common stock on a fully-diluted basis, resulting in a 25% interest in the net book value and net earnings of the surviving company.

      Neither Mortgage Investco, Lehman Commercial Paper nor Holdings holds any equity in us. Upon consummation of the merger, Lehman Commercial Paper will receive warrants to purchase 50% of the surviving company's common stock on a fully-diluted basis. Thus, in the future, Lehman Commercial Paper may hold up to a 50% interest in the surviving company's net book value and net earnings. Mortgage Investco will purchase non-voting cumulative convertible preferred stock of BNCM Acquisition which will be convertible into 25% of the surviving company's common stock on a fully-diluted basis. Upon such conversion, Mortgage Investco may hold up to a 25% interest in the net book value and net earnings of the surviving company. Holdings as a control person of Lehman Commercial Paper and Mortgage Investco may in the future have up to a 75% interest in the net book value and net earnings of the surviving company.

      Our common stock is currently registered under the Securities Exchange Act of 1934 and is listed for trading on the Nasdaq National Market under the symbol "BNCM." Upon the completion of the merger, our common stock will be delisted from Nasdaq and its registration under the Exchange Act will be terminated. Because our common stock will be privately held, we will enjoy certain efficiencies, such as the elimination of the time devoted by management and other employees to comply with the reporting obligations of the Exchange Act with respect to our common stock, and the directors, officers and beneficial owners of more than 10% of our common stock will be relieved of their reporting requirements and restrictions under Section 16 of the Exchange Act. We expect that the delisting and deregistration of our common stock will result in combined savings of approximately $287,000 per year, including the costs of preparing, printing and mailing annual reports and proxy statements, the fees and expenses of a transfer agent and registrar, the costs associated with the number of members of our Board and the costs of our investor relations activities.

POSITION OF INVESTOR GROUP AND BNCM ACQUISITION
AS TO THE FAIRNESS OF THE MERGER TO YOU

      The investor group, together with BNCM Acquisition, believes that the terms of the merger, including the price you will be paid for your shares, are fair to you. This belief is based on the following factors:

      o the $10.00 per share that you will be paid for your shares in the merger represents a substantial premium to the market price of our common stock prior to the announcement of the merger (approximately 36% over the closing price of our common stock on February 3, 2000, the last trading day before announcement of the signing of the merger agreement and approximately 53% over the average closing price of our common stock during the 60 days preceding the announcement of the merger);

      o the merger provides you with the opportunity to receive cash for all your shares and to gain liquidity in what has been essentially an illiquid stock, thereby allowing all stockholders the opportunity to receive cash for their shares and make alternative investments without the risk of a discount for their shares because of the relatively thin trading market in our stock;

      o the terms of the merger, including the price you will be paid for your shares, were negotiated at arm's length with the members of the special committee, which consisted solely of independent members of your Board, who were advised by independent legal and financial advisors, and who engaged in extensive negotiations with the investor group and extensive deliberations regarding the merger;

      o the special committee, after extensive deliberations, determined that the merger is advisable and fair and in the best interest of the stockholders (other than the investor group) and unanimously approved the merger agreement and the merger;

      o the special committee received an opinion from Friedman, Billings, Ramsey that the merger consideration is fair to the stockholders (other than the investor group) from a financial point of view;

      o your Board unanimously approved and recommended the merger and the merger agreement (with Mr. Monahan recusing himself as a result of the conflict of interest presented by the fact that he is a member of the investor group);

      o the merger is not conditioned upon the receipt of financing by BNCM Acquisition, increasing the likelihood that the merger will be consummated and that you will receive the merger consideration;

      o our review and assessment of our business, operations, financial condition and prospects, which led the investor group and BNCM Acquisition to conclude that there were significant risks to BNC Mortgage achieving its projected future operating results on a stand-alone basis and that there would be significant uncertainty as to whether the trading price of BNC Mortgage common stock would exceed the merger consideration in the near to medium term. In this regard, the investor group and BNCM Acquisition believed that BNC Mortgage would be subject to risks relating to, among other things:

          o recent and anticipated future increases in interest rates and the associated anticipated decreases in the origination and sale of mortgage loans;

          o the increasingly competitive nature of the mortgage markets, especially in light of increasing interest rates; and

          o that further consolidation would make it more difficult for BNC Mortgage to compete if it were not aligned with a large financial institution which could portfolio loans, decrease funding costs and provide other products and services that could be marketed to BNC Mortgage customers.

      o our review of the historical trading performance of our common stock and the market performance of comparable companies in our industry, which indicated that subprime mortgage originators like BNC Mortgage have not been viewed favorably by the financial markets and that the merger consideration reflected a price in excess of trading priced for the common stock over the last 17 months; and

      o the fact that your Board had, over the months prior to the investor group's initial proposal, considered other strategic alternatives including entering into discussion regarding a potential merger transaction with an unsolicited third party.

      The investor group and BNCM Acquisition believed that each of the factors above generally supported their determination as to the fairness of the merger to you. They did, however, consider the following potentially negative factors in their determination as to fairness:

      o the fact that, following the proposed merger, current stockholders other than the members of the investor group will no longer participate in our future earnings or growth or benefit from any increases in the value of our stock or assets; and

      o the actual or potential conflicts of interest which certain members of the investor group have in connection with the merger, including that Messrs. Monahan, Evans, Lapena and Vander-Haeghen and Ms. Crow and Ms. Langford are officers of BNC Mortgage and members of the investor group who will own all of the common stock of the surviving company. The investor group and BNCM Acquisition believe, however, that these conflicts of interest are mitigated in substantial part by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the advisability and fairness of the merger.

     The investor group and BNCM Acquisition also considered the fact that, although the merger is conditioned upon approval by the affirmative vote of a majority of the shares of BNC Mortgage common stock, it does not require the approval of a majority of the votes entitled to be cast by stockholders unaffiliated with the investor group. They believe that the transaction is fair from a procedural point of view because the interest of stockholders unaffiliated with the investor group were protected by the formation of the special committee consisting of independent directors, who were advised by independent legal and financial advisors, who engaged in extensive deliberations and negotiations regarding the merger and who concluded that the merger was fair from a substantive and procedural point of view. In addition, they considered that the approval of a majority of the unaffiliated stockholders is not required under Delaware law.

     In considering the fairness of the merger, the investor group and BNCM Acquisition did not consider our net book value or liquidation value because they did not believe those values accurately reflected the value of BNC Mortgage as a going concern. Our book value per outstanding share as of December 31, 1999 was $6.93 per share, substantially below the $10.00 per share consideration to be paid in the merger and the investor group concluded that our per share liquidation value was unlikely to exceed our book value per share.

     The investor gorup and BNCM Acquisition did not assign any relative value or specific weights to the foregoing factors. However, the investor group and BNCM Acquisition believe that each of the factors is material to its determination that the transaction is fair. Individual members of the investor group may have given differing weights to different factors and may have viewed certain factors more positively or negatively than others.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR THE MERGER


RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

      On February 3, 2000, the special committee unanimously determined that the merger agreement and the merger were advisable and fair to and in the best interests of BNC Mortgage and its unaffiliated stockholders and unanimously voted to recommend that our Board approve the merger agreement and the merger and recommend to our stockholders that they vote to approve the merger proposal.

      Following the special committee meeting on February 3, 2000, the Board unanimously determined (with Mr. Monahan recusing himself) that the terms of the merger are advisable and fair to and in the best interest of BNC Mortgage and its unaffiliated stockholders and approved the merger agreement and the merger. Accordingly, our Board unanimously recommends that our stockholders vote "FOR" the approval of the merger proposal.

REASONS FOR THE MERGER

      The Special Committee. In reaching its determination that the merger agreement and the merger are advisable and fair to, and in the best interests of, BNC Mortgage and its unaffiliated stockholders, and in recommending that our Board approve the merger and recommend to our stockholders that they vote to approve the merger proposal, the special committee consulted with our executive officers (other than Messrs. Monahan, Evans, Lapena and Vander-Haeghen) and its financial and legal advisors and considered the following factors:

      o Possible alternatives to the merger, including continuing to operate BNC Mortgage as an independent public entity, restructuring BNC Mortgage through a stock repurchase or implementation of a dividend policy, acquiring one or more other companies in the mortgage industry, selling specific assets of BNC Mortgage, spinning off certain assets or selling BNC Mortgage to a financial or strategic buyer. Based on a variety of factors, including presentations by Friedman, Billings, Ramsey as to alternatives, various valuation matters and the factors relating to such alternatives, which are listed on page 28 under "- Background of the Merger" above, the special committee concluded that none of the alternatives considered was reasonably likely to provide greater value to our stockholders than the merger;

      o The $10.00 per share to be paid in the merger represents an approximately 36% premium over the closing price per share of common stock on February 3, 2000, the last trading day before announcement of the signing of the merger agreement and an approximately 53% premium over the average daily closing price for the 60 days prior to the announcement of the merger proposal;

      o The financial presentations made by Friedman, Billings, Ramsey, including its opinion, dated February 3, 2000, that as of such date the consideration to be received by our non-affiliated stockholders in the merger was fair from a financial point of view to such stockholders;

      o The special committee's belief that the $10.00 per share to be received in the merger was advisable and fair relative to its own assessment of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the regulatory environment in which we operate. In this regard, the special committee believed that, based on the analyses presented by its financial advisor,  the  present  value  of the  merger  consideration  (with an assumed regulatory approval time frame of three months) was more attractive on a risk-adjusted basis than both the present value of our reasonably achievable possible future stock price based on our future projected earnings growth described under "Certain Projections Provided to Financial Advisor and the Investor Group" and the present value on a risk-adjusted basis of reasonably feasible alternative acquisition transactions. Further, the special committee believed that the attainment of our projected future earnings would be subject to a variety of risks based on the uncertainties associated with:

          o Our future performance in light of recent and anticipated increases in interest rates, continued deterioration of loan pricing in sales of originated mortgage loans in the secondary market and further anticipated decreases in loan origination levels;

          o the possibility of increasing regulatory action in the United States relating to the mortgage business;

          o the increasingly competitive nature of the mortgage markets in which we operate; and

          o    the  anticipation  that further  consolidation  in these mortgage
               markets   would  result  in  larger  and   financially   stronger
               competitors;

      o The arm's-length negotiations between the special committee and the investor group with respect to the price per share to be paid in the merger to our stockholders and the other material terms of the merger agreement. As a result of its negotiations, the special committee believed that the investor group would not be willing to pay more than $10.00 per share;

      o The per share price to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by our stockholders;

      o The terms and conditions of the merger agreement, including provisions which are designed to ensure that our Board could fulfill its fiduciary duties if presented with an acquisition proposal that is more favorable to our stockholders than the merger. In particular, the special committee considered that the merger agreement:

          o permits our Board, upon compliance with certain conditions, to provide information to and engage in negotiations with third parties who have made a proposal to acquire BNC Mortgage, to modify or withdraw its recommendation of the merger and to terminate the merger agreement in order to pursue a more favorable transaction;

          o contains termination fee and expense reimbursement obligations of BNC Mortgage that the special committee does not believe would discourage competing third party offers to acquire BNC Mortgage; and

          o does not contain a financing condition to the investor group's obligation to complete the merger;

      o The investor group's financial ability to complete the merger, including the fact that all of the funds necessary to complete the merger have been committed and that affiliates of Lehman Brothers, a highly credit-worthy company, were providing a substantial majority of the financing required by the investor group;

      o The relatively higher likelihood and greater speed of obtaining all necessary regulatory approvals in connection with the merger as compared to a sale of BNC Mortgage to other third parties, in light of the proposed ownership structure and financing arrangements of the merger. The special committee believed that the merger as structured would most likely result in faster and easier regulatory approvals because (a) Lehman Brothers and its affiliates already have regulatory approval in all 50 states, and (b) the merger will preserve in large part BNC Mortgage's existing management team. In view of the increased likelihood and speed of closing, the special committee considered that the discounted present value of the merger consideration compared favorably to the discounted present value of merger consideration that might have been offered by other third party acquirors;

      o The investor group's stated intention to preserve our management team, maintain our headquarters in Irvine, California and not lay off employees following the merger;

      o The extensive experience and substantial success of Mortgage Investco as a member of the investor group in structuring and completing transactions similar to the merger, its affiliation with Lehman Brothers and the reputation of Lehman Brothers and its affiliates as long-term investors not interested in maximizing short-term gain at the expense of employees of a company or the communities in which a company operates;

      o To a lesser extent: the views expressed by Mr. Monahan that the investor group's proposal, in contrast to other strategic alternatives, was the most effective means of maximizing stockholder value; and the special committee's speculation that, if the Board were to reject the investor group's proposal, Mr. Monahan could perceive the rejection as evidence of a significant philosophical difference between him and the Board. The Board accordingly recognized that one possible outcome of its rejection of the investor group's proposal could be Mr. Monahan's unwillingness to continue to serve as President of BNC Mortgage. The special committee also considered that the potential negative impact of such a loss would be mitigated in substantial part by the continued service of other experienced members of senior management who were expected to remain with BNC Mortgage if the merger were not approved.

      The special committee believed that each of the above factors generally supported its determination and recommendation, other than the last factor, which the Board viewed as part of the general mix of information available without being clearly favorable or unfavorable to its determination. The special committee did, however, consider the following potentially negative factors in its deliberations concerning the merger:

      o The fact that our common stock has, on 103 trading days since its initial public offering on March 10, 1998, closed at a trading price above $10.00 per share, including a high closing price of $14.125 per share on each of April 20, April 21 and April 22, 1998;

      o The fact that, following the proposed merger, our current stockholders, other than the members of the investor group, will no longer participate in our future earnings or growth or benefit from any increases in the value of our stock or assets;

      o The actual or potential conflicts of interest which certain of our officers and directors have in connection with the merger, including the fact that following the merger, Messrs. Monahan, Evans, Lapena and Vander-Haeghen and Ms. Crow and Ms. Langford would own all of the common stock of the surviving company. The special committee believed, however, that these conflicts of interests were mitigated in substantial part by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the advisability and fairness of the merger; and

      o The fact that our stockholders may, depending on their tax basis in their BNC Mortgage stock, recognize a taxable gain upon the completion of the merger.

      The above discussion concerning the information and factors considered by the special committee is not intended to be exhaustive, but includes all of the material factors considered by the special committee in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the special committee did not quantify or otherwise attempt to assign relative weights to the specific factors it considered. In addition, individual members of the special committee may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

      The Board of Directors. In determining to approve the merger and recommend the merger proposal, and in reaching its determination that the merger agreement and the merger are advisable and fair to, and in the best interests of, us and our stockholders, our Board consulted with our executive officers (other than Messrs. Monahan, Evans, Lapena and Vander-Heaghen) and the special committee's financial and legal advisors, and considered the following factors:

      o   The determination and recommendation of the special committee;

      o Each of the factors referred to above under "--The Special Committee" which were taken into account by the special committee in its deliberations;

      o The nature of the arm's-length negotiations between the special committee and its advisors, on the one hand, and the investor group and its advisors, on the other hand. In considering the arm's-length nature of the negotiations and the procedural fairness of the merger, our Board noted that:

          o    the special  committee,  which  consisted  solely of  independent
               directors  of  the  Board,   represented  the  interests  of  our
               unaffiliated stockholders;

          o the members of the special committee were experienced and sophisticated in business and financial matters and were well informed about our business and operations;

          o the special committee retained and was advised by independent legal counsel experienced in advising on transactions similar to the merger;

          o    the  special  committee  retained  and was  advised by  Friedman,
               Billings,   Ramsey  to  assist  the  special   committee  in  its
               evaluation of the merger; and

          o the special committee met on a number of occasions and engaged in extensive deliberations to evaluate the merger and potential alternatives to the merger.

      In connection with its consideration of the determination by the special committee, and as part of its determination with respect to the fairness of the consideration to be received by the stockholders in the merger, the Board adopted the conclusion and underlying analysis of the special committee, based upon the Board's view that such analysis was reasonable.

      In considering the fairness of the merger after consultation with Friedman, Billings, Ramsey, the special committee and the Board did not consider our net book value or liquidation value because they believed those values were not material indicators of our value as a going concern. Our book value per outstanding share as of December 31, 1999 was $6.93 per share, substantially below the $10.00 per share consideration to be paid in the merger, and the special committee concluded that our per share liquidation value was unlikely to exceed our book value per share. Additionally, the special committee did not consider the Greenlight Capital offer in considering the fairness of the merger, because the Greenlight Capital offer was made subsequent to the execution of the merger agreement and the issuance of the Friedman, Billings, Ramsey opinion.

      Except as noted above, all of the factors described above which were considered by the special committee and the Board supported their conclusions that the merger is advisable and fair to and in the best interests of our unaffiliated stockholders.

      The special committee and the Board also considered the fact that although the merger is conditioned upon the approval of the affirmative vote of a majority of the shares of BNC Mortgage common stock, it was not structured to require the approval of a majority of the votes entitled to be cast by stockholders unaffiliated with the investor group. The special committee and the Board did not seek to structure the transaction to require the approval of a majority of the common stock held by stockholders unaffiliated with the investor group because such approval is not required under Delaware law and because the special committee and the Board believed that the substantive and procedural fairness of the transactions was established by the factors described above.

      The above discussion concerning the information and factors considered by our Board is not intended to be exhaustive, but includes all of the material factors considered by the Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.

FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY

      Pursuant to a February 3, 2000 letter, the special committee retained Friedman, Billings, Ramsey to conduct a financial evaluation of the merger proposal. At a meeting of our Board on February 3, 2000, Friedman, Billings, Ramsey delivered its oral opinion to our Board to the effect that as of that date, a fixed price of $10.00 per share of our common stock, payable in cash, subject to the terms and conditions set forth in the merger agreement, was fair, from a financial point of view, to our stockholders. Friedman, Billings, Ramsey confirmed its opinion in writing immediately following the February 3, 2000 meeting and has reconfirmed its February 3, 2000 opinion by delivery of its written opinion to our Board which states that as of the date of this proxy statement, the $10.00 per share to be received by the holders of shares of our common stock is fair to those stockholders from a financial point of view.

      THE FULL TEXT OF THE FRIEDMAN, BILLINGS, RAMSEY OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED INTO THIS PROXY STATEMENT. YOU ARE URGED TO READ THE FRIEDMAN, BILLINGS, RAMSEY OPINION IN ITS ENTIRETY.

      Friedman, Billings, Ramsey is a nationally recognized investment banking firm and was selected by us based on its reputation and experience in investment banking in general, its recognized expertise in the valuation of specialty finance businesses and its familiarity with BNC Mortgage. Friedman, Billings, Ramsey, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

      In connection with the rendering of its opinion, Friedman, Billings, Ramsey reviewed, among other things:

      o BNCM Acquisition's financing proposal provided by the investor group and the pro-forma capitalization of the surviving company.

      o our Annual Report to Stockholders for the fiscal years ended June 30, 1997, 1998 and 1999; our Annual Report on Form 10-K filed with the SEC for the fiscal years ended June 30, 1997, 1998 and 1999; our Annual Proxy Statement dated October 29, 1999; and our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended September 30, 1999 and December 31, 1999;

      o our unaudited financial statements for the six months ended December 31, 1999 and discussions between representatives of Friedman,
          Billings, Ramsey and our management with regard to those financial statements;

      o the reported market prices and trading activity for our common stock for the period June 30, 1998 through February 2, 2000;

      o the secondary market for sub-prime mortgage loans, and the respective pricing trends, from June 30, 1998 through February 2, 2000;

      o our financial condition, results of operations, earnings projections, business and prospects;

      o a comparison of our results of operations and financial condition with those of certain publicly-traded financial services organizations (or their holding companies) that Friedman, Billings, Ramsey deemed to be reasonably comparable to us;

      o the financial terms, to the extent publicly available, of certain acquisition transactions that Friedman, Billings, Ramsey deemed to be reasonably comparable to the merger;

      o the financial terms, to the extent publicly available, of certain management buyout transactions effected pursuant to SEC Rule 13E-3 that Friedman, Billings, Ramsey deemed to be reasonably comparable to the merger; and

      o   a copy of the merger agreement.

In addition, Friedman, Billings, Ramsey performed such other financial analyses and reviewed and analyzed such other information as it deemed appropriate, including an assessment of general economic, market and monetary conditions.

      In connection with rendering its opinion, Friedman, Billings, Ramsey assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and did not make an independent evaluation or appraisal of our specific assets, collateral securing assets or liabilities or any of our subsidiaries, or the collectability of any such assets (relying, where relevant, on our analyses and estimates). With respect to the financial projections Friedman, Billings, Ramsey reviewed with our management, Friedman, Billings, Ramsey assumed that they reflect the best currently available estimates and judgments of our management of the future financial performance of our company, and that we will achieve such performance. Friedman, Billings, Ramsey also assumed that there has been no material change in our assets, financial condition, results of operations, business or prospects since the date of our last financial statements noted above.

      The forecasts and projections we furnished to Friedman, Billings, Ramsey were prepared by our management. As a matter of policy, we do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Friedman, Billings, Ramsey in connection with its analysis of the merger, and we did not prepare such forecasts, projections and estimates with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of our management including, without limitation, general economic, regulatory and competitive conditions. Accordingly, our actual results could vary materially from those described in our forecasts, projections and estimates.

      Our Board imposed no limitations on Friedman, Billings, Ramsey with respect to the investigation made or procedures followed by Friedman, Billings, Ramsey in rendering its opinion. In connection with rendering its fairness opinion to our Board, Friedman, Billings, Ramsey performed a variety of financial analyses. The following is a summary of the material financial analyses Friedman, Billings, Ramsey performed, but does not purport to be a complete description of its analyses or presentations at the February 3, 2000 meeting of our Board. Friedman, Billings, Ramsey believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, Friedman, Billings, Ramsey made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of BNCM Acquisition and us. Any estimates contained in Friedman, Billings, Ramsey's analyses are not necessarily indicative of our future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold.

      SUMMARY OF TERMS OF PROPOSED TRANSACTIONS. Friedman, Billings, Ramsey reviewed the terms of the proposed merger, including the merger consideration and the percentage of premium to our market price at February 2, 2000. Based on the merger agreement, the consideration to be received by our stockholders will be a fixed price of $10.00 per share of our common stock, payable in cash. As of February 3, 2000, this price represented a percentage premium to the current market price per share of $6.94 for our common stock (the closing price for such stock on February 2, 2000) of 44.1%.


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

     The price of $10.00 per share of our common stock on a fully diluted basis represented a multiple of:

     o 12.99 times our earnings per share for the twelve months ended December 31, 1999;

     o 10.93 times analyst consensus estimates of our 2000 fiscal year earnings per share;

     o 8.47 times analyst consensus estimates of our 2001 fiscal year earnings per share;

     o    149% of our book value per share as of December 31, 1999; and

     o    155% of our tangible book value per share as of December 31, 1999.

     COMPARABLE PUBLIC COMPANY ANALYSIS. Based on publicly available information, Friedman, Billings, Ramsey analyzed the trading multiples of a comparison group of seven publicly traded non-conforming home equity and mortgage company securities, using current pricing information and analyst consensus earnings estimates as of February 2, 2000 and financial data as of December 31, 1999. The comparison group was comprised of the following companies: Aames Financial Corporation, Advanta Corporation (Class A and Class B shares), American Business Financial Services, Delta Financial Corporation, First Alliance Corporation and New Century Financial Corporation. The companies comprising the comparison group were all publicly traded companies deemed by Friedman, Billings, Ramsey to be the most similar to our company in terms of business operations. The results of this analysis are reflective of an industry that has been under significant downward pressure during the latest twelve month period. Of the seven companies in the sample, as of February 2, 2000, every company was trading significantly below its 52-week high, with a median of 37% below such 52-week high. Friedman, Billings, Ramsey also analyzed trading multiples of 1999 earnings per share, 2000 analyst consensus estimated earnings per share, and book value per share as of September 30, 1999. Friedman, Billings, Ramsey's analysis indicated median trading multiples for the seven company sample of 5.7 times 1999 earnings, 5.4 times 2000 earnings estimates and 65% of book value as of February 2, 2000. Our common stock was trading at 4% below its 52-week high, 6.1 times 1999 fiscal earnings, 7.3 times 2000 fiscal year analyst consensus earnings estimates, and at 100% of book value. The merger price is very favorable relative to pricing levels of comparable public companies in the non-conforming home equity and mortgage industry.

     COMPARABLE TRANSACTIONS ANALYSIS. Friedman, Billings, Ramsey reviewed certain information relating to comparable transactions announced between October 1, 1998 and January 31, 2000, involving the acquisition of sub-prime mortgage companies. The universe of comparable transactions announced since October 1, 1998 consisted of the following eight (8) transactions:


     Completion
     Date             Buyer                               Seller
     ----             -----                               ------

     10/01/1999       Washington Mutual, Inc.             Long Beach Financial Corp.

     09/01/1999       Doral Financial Corp.               Sana Mortgage Bankers, Inc.

     08/31/1999       National City Corp.                 First Franklin financial Cos., Inc.

     08/31/99         Household International, Inc.       Decision One Mortgage Co.

     07/02/1999       First Alliance Corp.                Coast Security Management Corp.

     05/06/1999       First Chesapeake Financial          Mortgage Concepts, Inc.

     03/30/1999       GreenPoint Financial Corp.          Headlands Mortgage Co.

     12/31/1998       First Tennessee National            McGuire Mortgage Co.


These transactions were deemed most similar to the transaction described in this proxy statement by Friedman, Billings, Ramsey due to the scope of business operations of the selling companies (subprime mortgages) and the date of the transactions.

      In conjunction with its analysis, Friedman, Billings, Ramsey reviewed valuation multiples based on price to book value, price to latest twelve months reported earnings per share, price to current year consensus estimated earnings per share, and price to latest twelve months reported origination volume. Friedman, Billings, Ramsey compared the median multiples in the proposed acquisition of BNC Mortgage to the comparable transactions multiples. Friedman, Billings, Ramsey computed the foregoing ratios for the merger based on the $10.00 price per share. Friedman, Billings, Ramsey's computations yielded the following median multiples at announcement for the comparable transactions, as compared with the following indicated multiples for BNC at announcement of the merger:

   o median price to book value multiples of 337%, compared with 149% for the merger;

   o median price to latest twelve months earnings multiples of 8.0 times, compared with 12.99 times for the merger; and

   o  median price to current  year  consensus  estimated  earnings per share of
      10.7 times, compared with 10.9 times for the merger.

No other company or transaction used in a comparable company or comparable transaction analysis as a comparison is identical to us or the merger. Accordingly, an analysis of the results of the merger is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which we and the merger are being compared.

      PREMIUM PAID ANALYSIS. Friedman, Billings, Ramsey used all publicly available transactions of specialty lending companies since January 1, 1999 to analyze pricing information and the premiums paid compared to our stock price at one month to the date, one week to the day, and one day prior to the announcement of the acquisition. The analysis was based on comparable transactions announced since January 1, 1999. The figures produced:

     o a median premium to the seller's stock price one month to the date prior to announcement of 22.1%;

     o a median premium to the seller's stock price one week to the date prior to announcement of 18.2%; and

     o a median premium to the seller's stock price one day prior to announcement of 14.2%.

The pricing of the BNC Mortgage transaction described in this proxy statement represented premiums to our stock price one month prior, one week prior, and one day prior of 60%, 45.5% and 35.6%, respectively, which compares favorably to the premiums paid for all other specialty lending companies during 1999.

     DISCOUNTED EARNINGS STREAM AND TERMINAL VALUE ANALYSIS. Using a discounted earnings stream and terminal value analysis, Friedman, Billings, Ramsey estimated the future stream of earnings flows that we could be expected to produce through the year 2004, under various circumstances, assuming we performed in accordance with analyst consensus earnings estimates for our 2000 and 2001 fiscal years and a 5% annual earnings growth rate for the next three fiscal years. Friedman, Billings, Ramsey determined such annual earnings growth based primarily on current and anticipated future market dynamics in the subprime mortgage industry. To approximate the terminal value of our common stock at the end of a five-year period (June 30, 2004), Friedman, Billings, Ramsey applied price to earnings multiples ranging from 6.0 times to 10.0 times. The net income streams and terminal values were then discounted to present values using a discount rate ranging from 19% to 15%. When a discount rate range of 19% to 15% and terminal earnings multiple range of 6.0 times to 10.0 times, respectively, were applied to earnings forecasts of our management, the analysis indicated a reference range between $6.64 and $10.04 per share of our common stock.

      In connection with rendering its opinion, Friedman, Billings, Ramsey confirmed the appropriateness of its reliance on the analyses used to render its February 3, 2000 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith. Friedman, Billings, Ramsey's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Events occurring after the date of Friedman, Billings, Ramsey's opinion could materially affect the assumptions used in preparing such opinion.

      Under the terms of the agreement pursuant to which we retained Friedman, Billings, Ramsey to act as our independent financial advisor in connection with the merger, we paid Friedman, Billings, Ramsey a non-refundable retainer of $50,000, in addition to a $75,000 fairness opinion fee. If the merger is consummated, we will pay Friedman, Billings, Ramsey a success fee equal to $143,187. The success fee will be due to Friedman, Billings, Ramsey in immediately available funds at the closing of the merger. We also agreed to reimburse Friedman, Billings, Ramsey for its reasonable out-of-pocket expenses not to exceed $25,000 in connection with its engagement and to indemnify Friedman, Billings, Ramsey and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under applicable securities laws.

      Friedman, Billings, Ramsey has advised us that, in the ordinary course of its business as a full-service securities firm, it may, subject to certain restrictions, actively trade our equity securities for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN PROJECTIONS PROVIDED TO FINANCIAL ADVISOR AND THE INVESTOR GROUP

      In the normal course of our business, our management prepares internal budgets, plans, estimates, forecasts or projections as to future revenues, earnings or other financial information in order to be able to anticipate our financial performance. We do not, as a matter of course, publicly disclose these internal documents.

      We provided financial projections to Friedman, Billings, Ramsey in connection with their review of strategic alternatives for the special committee's and Board's February 3, 2000 meetings. These projections reflected management's best estimates and good faith judgments as to our future performance and reflected a number of assumptions, including the following material assumptions:

      o that we could expect to realize loan production and loan sales for fiscal years 1999 and 2000 and for the first and second quarters of fiscal year 2001 as follows:

                                 FISCAL      FISCAL        FIRST        SECOND
                                 YEAR        YEAR          QUARTER      QUARTER
                                 1999        2000          2001         2001
                                 ------      ------        -------      -------
                                                 (In thousands)
         LOAN PRODUCTION
            Subprime            $975,000   $1,350,000     $375,000     $415,000
            Prime                119,000       87,000       30,000       30,000
                                 -------       ------       ------       ------
         Total                $1,094,616   $1,437,000     $405,000     $445,000

         LOAN SALES
            Subprime            $940,000   $1,374,000     $382,000     $390,000
            Prime                125,000       82,000       30,000       30,000
                                 -------       ------       ------       ------
         Total                $1,065,000   $1,456,000     $412,000     $420,000

     o that we could expect to sell subprime loans at a gross premium as a percentage of loans sold of 103.75% on 98% of the subprime loans sold and of 100.0% on 2% of the subprime loans sold;

     o that we could expect to pay yield spread premiums to brokers and lenders as a percentage of subprime loans sold of 0.85%;

     o that we could expect to generate origination fee revenue as a percentage of subprime loans sold of 0.75%;

     o that we could expect to sell prime loans at a net premium as a percentage of loans sold of 100.75% on 100% of the prime loans sold;

     o that we will employ a total of 432 persons in our subprime operations in December 2000, as compared to 388 persons in December 1999;

     o that the weighted average interest rates on subprime mortgage loans held for sale would be 9.7% and that the blended cost of funds on our warehouse lines of credit would be LIBOR plus 1.5% or 7.0%;

     o    that we would earn 5.0% interest on cash and cash equivalents;

     o that the ratio of expenses to total loan production and the net gain on loan sales for fiscal years 1999 and 2000 and for the first and second quarters of 2001 would be as follows:

                               FISCAL        FISCAL       FIRST        SECOND
                               YEAR          YEAR         QUARTER      QUARTER
                               1999          2000         2001         2001
                               ------        ------       -------      -------

          EXPENSES TO
          TOTAL LOAN           3.22           2.69         2.74          2.61
          PRODUCTION

          NET GAIN ON
          LOAN SALES           3.94           2.99         3.09          3.10


      The projections that we provided to Friedman, Billings, Ramsey reflected the following as to our projected net income and earnings per share, which may be material:

                            FISCAL         FISCAL        FIRST         SECOND
                            YEAR           YEAR          QUARTER       QUARTER
                            1999           2000          2001          2001
                            ------         ------        -------       -------

          NET INCOME
          AFTER TAX       $6,279,000     $4,991,000     $1,526,000    $1,138,000

          FULLY DILUTED
          EARNINGS PER
          SHARE              $1.14          $0.98          $0.30         $0.22



      We do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date the projections were prepared or to reflect the occurrence of unanticipated events. The financial projections should be read together with the opinion of Friedman, Billings, Ramsey attached to this proxy statement as Appendix B.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS

      In considering the recommendations of the special committee and the Board with respect to the merger, you should be aware that some of our directors and officers have interests in the merger that are different from your interests as a stockholder. The special committee and the Board were aware of these actual and potential conflicts of interest.

       Continued Ownership. Mr. Monahan, our President, Mr. Evans, our Chief Financial Officer, Mr. Lapena, our Vice President of Operations, Mr.
Vander-Haeghen, our Vice President of Sales, Ms. Crow, our Director of Human Resources, and Ms. Langford, our Vice President of Funding, are members of the investor group and will contribute cash or shares of our common stock owned by them to BNCM Acquisition immediately prior to completion of the merger in exchange for common stock of BNCM Acquisition. This common stock will convert into common stock of the surviving company upon completion of the merger. Mr. Monahan will initially own approximately 80% of the common stock of the surviving company following the merger; Mr. Evans will own 3%, Mr. Lapena will own 6%, Mr. Vander-Haeghen will own 6%, Ms. Crow will own 2%, and Ms. Langford will own 3%. The shares that will be held by the management investors will be subject to dilution upon the exercise or conversion by Mortgage Investco and its affiliates of warrants and convertible preferred stock representing the right to acquire 75% of the surviving company's common stock on a fully-diluted basis. The warrants and the preferred stock will not be exercisable or convertible, as applicable, until two years after the merger.

       In addition, Perseid Capital, Inc., a corporation which is wholly owned by the Buckley Family Trust, a trust for which Evan Buckley, our Chairman, and his wife, Karen Buckley, serve as trustees, will contribute 250,000 shares of our common stock in exchange for 250 shares of 8% cumulative preferred stock of BNCM Acquisition. The surviving company will be required to redeem this preferred stock at a price of $10,000 per share plus accrued and unpaid dividends over a period of three years following the merger according to the following schedule:

              Number of Shares                       Date
              ----------------                       ----

                   75.0 Six months following the date of issue but in no event later than December 31, 2000

                   8.3               First anniversary of the date of issue

                   41.6 Eighteenth month anniversary of the date of issue

                   41.7              Second anniversary of the date of issue

                   41.7 Thirtieth month anniversary of the date of issue

                   41.7              Third anniversary of the date of issue


      The preferred stock that Perseid will receive is essentially a financing vehicle for deferring a portion of the purchase price due to Perseid. The redemption of the preferred stock will result in Perseid receiving the same amount in cash for the shares of BNC Mortgage common stock exchanged by it that unaffiliated stockholders will receive for their shares of our common stock upon consummation of the merger, except that Perseid will be compensated in the form of an 8% annual dividend for the time value of money. The surviving company will also have the option of redeeming the preferred stock held by Perseid at any time and from time to time. The preferred Stock held by Perseid will be non-voting stock, except that if the surviving company fails to comply with its redemption obligations and such failure is not cured within 10 business days, Mr. Buckley will have the option of obtaining representation on the board of the surviving company or a release from the non-compete covenant under his consulting agreement. Perseid currently owns 1,549,717 shares of our common stock, or approximately 30.1% of our outstanding shares.

      Stockholders Agreement. Each of the management investors, Mortgage Investco and Lehman Commercial Paper will enter into a stockholders agreement prior to the consummation of the merger relating to the governance of the surviving company and the disposition of the stockholders' shares. This agreement provides that Mortgage Investco and Lehman Commercial Paper, on one hand, and the management investors as a group on the other hand, will each have the right to designate two of the four members of the surviving company's board of directors. Major operating decisions relating to the surviving company will require approval by three-fourth of its board. In the event of a deadlock in the board relating to certain fundamental corporate matters, Mortgage Investco and Lehman Commercial Paper on the one hand and the management investors as a group on the other hand will be entitled to initiate a buy/sell procedure for the sale of their respective shares of the surviving company or the purchase of the other party's shares.

      Pursuant to the stockholders agreement, the management investors will have the right to require Mortgage Investco and Lehman Commercial Paper to (i) purchase one-half of their shares at fair market value during a 30-day period following the third anniversary of the effective date and (ii) purchase all or any portion of any remaining shares at fair market value during a 30-day period following the seventh anniversary of the effective time of the merger. In the event that the management investors do not exercise this right, Mortgage
Investco and Lehman Commercial Paper will have the right to require all management investors to (i) sell one-half of their shares of common stock at fair market value during a 60-day period following the forty-third month after the effective time of the merger and (ii) all or any portion of any remaining shares at fair market value during a 60-day period following the ninety-first month after the effective time of the merger. If a management investor's employment with the surviving company is terminated for any reason, such investor may be required to sell his or her shares to other management investors or, if the other management investors decline to purchase such shares, to the company.

      Voting Agreements. Each management investor has entered into a voting agreement with BNCM Acquisition which provides that such investor will vote all shares of our common stock owned by such investor in favor of approval of the merger proposal. This agreements restrict the management investors' ability to solicit third-party proposals for the acquisition of BNC Mortgage, but it permits each management investor to take any action in his or her capacity as a director or officer of BNC Mortgage as our Board or the special committee directs him or her to take in order to permit our Board or the special committee to respond, in accordance with the terms of the merger agreement, to what it reasonably believes is a proposal superior to the proposal made by BNCM Acquisition or to otherwise permit our Board to comply with its fiduciary duties under applicable law as advised by counsel. The voting agreements relate to an aggregate of 370,930 shares (including shares issuable upon the exercise of stock options) or 7.2% of our outstanding common stock and any shares that any management investor may subsequently acquire.

      The Buckley Family Trust and Mr. Buckley have also entered into a voting agreement with BNCM Acquisition, pursuant to which the Trust has agreed to vote the 1,549,717 shares owned by it, representing approximately 30.1% of our outstanding common stock, to approve the merger proposal and both the Trust and Mr. Buckley have agreed not to solicit third party proposals for the acquisition of BNC Mortgage. The agreement, however, permits Mr. Buckley to take any action in his capacity as a director or officer of BNC Mortgage as our Board or the special committee directs him to take in order to permit our Board or the special committee to respond, in accordance with the terms of the merger agreement, to what it reasonably believes is a proposal superior to the proposal made by BNCM Acquisition or to otherwise permit our Board to comply with its fiduciary duties under applicable law as advised by counsel. This voting agreement also binds Perseid as trasnferee of the shares subject tot he agreement.

      Treatment of Options. Certain directors, officers and employees have options to acquire shares of our common stock under our stock option plan. All outstanding options to purchase our common stock, whether vested or unvested, will be canceled at the time of the merger and the holders will receive the same consideration per share paid to holders of our common stock less the exercise price per share of the option. As a result of the change in control of BNC Mortgage, the merger will result in the accelerated vesting of options to purchase 137,000 shares of our common stock held by the management investors.

      The table below shows the number of options currently held by each of BNC Mortgage's executive officers and directors, and all other individuals as a group.

      NAME                   OUTSTANDING OPTIONS      PAYMENT AT EFFECTIVE TIME

INDEPENDENT DIRECTORS:
---------------------
Keith C. Honig                      37,000                   $  99,750
Joseph R. Tomkinson                 37,000                   $  99,750
Richard B. Whiting                  25,000                   $  89,063


EXECUTIVE OFFICERS:
------------------
Evan Buckley                        30,000                   $ 108,750
Kelly W. Monahan                    42,500                   $ 115,000
Peter R. Evans                      35,000                   $  80,000

Al Lapena                           32,500                   $  78,750
Gary Vander-Haeghen                 15,000                   $  20,000

All Other Individuals As
a Group                            365,058                   $ 361,563

The actual amounts to be paid to these persons will be reduced by any applicable federal and state income and payroll tax withholding.

      Employment Agreements. BNCM Acquisition has entered into employment agreements with each of the management investors that will become effective upon the completion of the merger. Under his new employment agreement, which has a three-year term, Mr. Monahan will receive an annual base salary of $400,000 plus an incentive bonus based on certain performance criteria. Additionally, he will receive a $500,000 payment upon the commencement of his employment with the surviving company, which will be considered earned pro-rata over the first two years of his employment. If Mr. Monahan's employment with the surviving company is terminated within two years, either by the company for "cause" or by Mr. Monahan without "good reason", he will be required to repay the surviving company a pro-rata portion of the $500,000 payment. Additionally, pursuant to the terms of the existing indebtedness, the surviving company will forgive the $100,000 loan that BNC Mortgage made to Mr. Monahan on August 25, 1997, effective as of the effective time of the merger.

      Mr. Monahan's employment agreement with BNCM Acquisition also contains certain provisions relating to the termination of his employment with the surviving company under a variety of different scenarios. If Mr. Monahan is terminated for "cause" or voluntarily terminates his employment without "good reason", he will receive his base pay through the termination date and any fully accrued but unpaid incentive bonus amounts at the rate in effect on the day preceding the termination. If Mr. Monahan is terminated without "cause" or voluntarily terminates his employment with "good reason," the surviving company will pay Mr. Monahan in a lump sum an amount equal to his base salary for the lesser of the balance of the contract period and two years, but in any case an amount equal to one year's base salary. Additionally, Mr. Monahan will receive a further lump sum payment of $200,000 and all amounts due to the company under Mr. Monahan's loan agreement (described below), will be forgiven.

      The employment agreement also contains a non-competition/non-solicitation provision that restricts the ability of Mr. Monahan to compete with the surviving company or solicit employees of the surviving company for periods ranging from the expiration date of the employment agreement to two years after the termination of his employment.

      In addition, BNCM Acquisition has entered into a loan agreement, effective as of the completion of the merger, with Mr. Monahan, pursuant to which it will make available to Mr. Monahan a loan in the principal sum of $400,000. This loan will be secured by Mr. Monahan's shares in the surviving company or any successor to the surviving company. This loan will mature on the third anniversary of the merger unless extended by mutual agreement or at the time Mr. Monahan sells his shares of the surviving company.

      Each other management investor has also entered into an employment agreement with BNCM Acquisition, in each case for a three-year term, and conditioned upon the merger becoming effective. In each case, the employee is to receive a base salary and be eligible for a discretionary annual bonus, contingent on the surviving company achieving the goals established by the board of directors and the employee's performance during the year meeting or exceeding expectations. The target bonus for each management investor (other than Mr. Monahan) is 50% of his or her base salary.

      Under the terms of the employment agreements, if a management investor is terminated for "cause" or voluntarily terminates his or her employment without "good reason," he or she will receive his or her base pay through the termination date and any bonus amounts already determined by the board of directors but unpaid. If such management investor is terminated without "cause" or voluntarily terminates his or her employment with "good reason," the surviving company will pay the him or her a lump sum amount equal to his or her base salary for the lesser of the balance of the contract period and one year (but not less than one year), and any bonus amounts already determined by the board of directors but unpaid. These employment agreements contain restrictions on solicitation of other employees of the surviving company.

      Consulting Agreement. Mr. Buckley has entered into a consulting agreement with BNCM Acquisition that will become effective as of the completion of the merger. The agreement has an initial term of three months, which may be renewed by the surviving company at its sole discretion for three additional three-month periods, not to exceed the aggregate term of one year. Pursuant to the agreement, Mr. Buckley is to receive $50,000 in compensation during the initial three-month term, $50,000 for the second three-month term and $75,000 for each of the third and fourth terms.

      Indemnification and Insurance. We have agreed in the merger agreement to indemnify and hold harmless, to the fullest extent permitted by applicable law, each of our present and former directors and officers against all losses, claims, damages, liabilities, costs and expenses, judgments, fines, losses and amounts paid in settlement (if the settlement is consented to by us) arising out of actions or omissions occurring at or prior to the effective time of the merger of BNC Mortgage that (1) are wholly or partly based on the fact that the person is or was a director or officer or (2) arise out of or pertain to the transactions contemplated by the merger agreement. In addition, the surviving company will be required to maintain in effect the indemnification provisions contained in our existing articles of incorporation and by-laws.

      For a period of five years after the effective time, the surviving company will be required to keep our existing directors' and officers' liability insurance or, at its option, will provide substitute policies with coverage in amount and scope at least as favorable as its existing policies. However, we will not be required to pay annual premiums for the directors' and officers' insurance in excess of 500% of the annual premiums paid by us as of the date of the merger agreement or $250,000, but in that case will be required to purchase as much coverage as possible for that amount.

PLANS FOR THE SURVIVING COMPANY FOLLOWING THE MERGER

      The investor group is currently evaluating our business, assets, practices, personnel and operations to determine what, if any, changes are desirable after the merger. Subject to the foregoing, the investor group expects that after the merger, our day-to-day operations will be conducted substantially as currently conducted and that there will be no change in the composition of our existing management, except that our current chairman, Evan Buckley, will retire, but will continue to acting as a consultant for the surviving company pursuant to a consulting agreement which will have a term of between three months and one year. In addition, although we have no specific plans, we expect that after the merger we will work more closely with Mortgage Investco and its affiliates in growing our current business and developing new business opportunities.

MERGER FINANCING; SOURCE OF FUNDS

      We estimate that the total amount of funds required to complete the merger, including related costs and expenses, will be approximately $48.5 million. This amount assumes that no stockholders perfect their dissenters' rights under Delaware law, but excludes $2.5 million of our shares (valued at the merger price) which the management investors have agreed to contribute to BNCM Acquisition and $2.5 million of our shares (valued at the merger price) which The Buckley Family Trust has agreed to exchange for preferred stock of BNCM Acquisition. Upon completion of the merger, we will assume the investor group's costs and expenses and the borrowings of BNCM Acquisition described below.

      BNCM Acquisition expects to obtain the required funds from borrowings from Lehman Commercial Paper Inc., an affiliate of Mortgage Investco, and from the purchase of preferred stock in BNCM Acquisition by Mortgage Investco. Lehman Commercial Paper Inc. has committed to provide BNCM Acquisition with a $25.5 million acquisition loan facility, a $14.0 million seven-year term loan facility, and a $5 million three-year revolving credit facility. In connection with these loans, Lehman Commercial Paper Inc. will receive warrants to purchase 50% of the surviving company's common stock on a fully-diluted basis at a price of $.01 per share. The warrants will be exercisable after two years from the date of the merger. In addition, Mortgage Investco will purchase $6 million of non-voting 8% cumulative convertible preferred stock of BNCM Acquisition which will be convertible, at any time after two years from the date of the merger, into 25% of the surviving company's common stock on a fully-diluted basis.

      Borrowings under the acquisition loan facility will bear interest at a rate equal to LIBOR plus a margin of 200 basis points. Borrowings under the term loan facility will bear interest at a rate equal to LIBOR plus a margin of 400 basis points, and borrowings under the revolving credit facility will bear interest at a rate equal to LIBOR plus a margin of 600 basis points. The credit facilities will generally require the following financial covenants: (1) quarterly positive net income; (2) quarterly positive cash flow; (3) minimum net worth requirements; (4) maximum ratio of total debt to stockholder's equity; and
(5) limitations on the payment of dividends. The closing of the credit facilities are subject to certain conditions including (A) the negotiation and execution of definitive loan documentation; (B) the consummation of the merger in accordance with its terms; and (C) BNCM Acquisition not waiving any conditions precedent to the merger in the merger agreement.

      The credit facilities will be secured by a first priority security interest in all of the existing and after-acquired real and personal, tangible and intangible assets of the surviving company other than assets and proceeds pledged pursuant to warehouse line of credit facilities. The acquisition loan facility will be repaid immediately upon consummation of the merger from cash on hand of the surviving company. The term loan facility will be repaid with cash from operations of the surviving company. No portion of the revolving credit facility may be used to pay costs associated with the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of U.S. federal income tax consequences of the merger to you and other BNC Mortgage stockholders receiving cash merger consideration. This summary does not address all aspects of federal income taxation that may be relevant to holders of our stock. This discussion applies only to holders of our stock in whose hands shares of our stock are capital assets within the meaning of the Internal Revenue Code of 1986, as it has been amended, and may not apply to stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to holders of stock otherwise subject to special tax treatment (such as insurance companies, banks, regulated investment companies, tax-exempt organizations and broker-dealers, who may be subject to special rules and regulations). In addition, this discussion does not address the federal income tax consequences to a holder who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

     The receipt of cash in exchange for BNC Mortgage common stock in the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. The income tax consequences of the merger may vary depending on, among other thing, your particular circumstances. In general, you and our other BNC Mortgage stockholders receiving cash in exchange for common stock in the merger will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis in your shares of common stock and the amount of the cash you receive in exchange for your shares. Gain or loss must be determined separately for each block of stock (i.e., stock acquired at the same cost in a single transaction) converted into cash pursuant to the merger. Your gain or loss will generally be a capital gain or loss if you hold BNC Mortgage common stock as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, you have held your BNC Mortgage common stock for more than one year.

      The capital gains of an individual holder who has held shares of stock for more than one year will be subject to a maximum federal income rate of 20%. If you have held you shares for 12 months or less, the capital gains, if any, will be subject to federal income tax at rates applicable to ordinary income. Capital gains of a corporate holder are subject to tax at normal corporate federal income tax rates.

      It is important for you to remember that the Internal Revenue Code limits the deductibility of capital losses. For corporate taxpayers, capital losses for a tax year may only be used to offset capital gains for that tax year, and unused capital losses may, in general, be carried back three years or carried forward five years. For individual taxpayers, capital losses are deductible in each taxable year to the extent of any capital gains and as an ordinary deduction up to an additional $3,000 ($1,500 in the case of a married individual filing on a separate return), and any unused capital losses may be carried forward indefinitely.

      You may be subject to "backup withholding" at a rate of 31% on payments received in connection with the merger unless you (1) provide a correct taxpayer identification number ("TIN") (which, if you are an individual, is your social security number) and any other required information to the paying agent, or (2) are a corporation or come within specified exempt categories and, when required, demonstrate this fact, and otherwise comply with applicable requirements of the backup withholding rules. If you do not provide a correct TIN, you may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. You may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the paying agent for the merger when you submit your stock certificate(s) following the consummation of the merger.

      BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

ACCOUNTING TREATMENT

      The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

DISSENTERS' RIGHTS OF STOCKHOLDERS

      Under Delaware law, any holder of our common stock who does not wish to accept the merger consideration in respect of his or her shares of common stock has the right to dissent from the merger and to seek an appraisal of and to be paid the judicially-determined fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for his or her shares, provided that the stockholder fully complies with the requirements of Delaware General Corporation Law.

      The following is intended as a brief summary of the material provisions of the statutory procedures required to be followed by you in order to dissent from the merger and perfect your appraisal right. You should also refer to the applicable provisions of Delaware law, the complete text of which is attached hereto as Appendix C. All references in such provision and in this summary to a "stockholder" are to the record holder of the common stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow properly the steps summarized below to perfect appraisal rights in a timely manner.

      If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

      o you must deliver to us a written demand for appraisal of your shares of common stock before the vote with respect to the merger is taken (this written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger; voting against or failing to vote for the merger by itself does not constitute a demand for appraisal);

      o you must not vote in favor of the merger (a vote against the merger, an abstention or failure to vote will satisfy this requirement, but a vote in favor, by proxy or in person, will constitute a waiver of your appraisal right and will nullify any written demands for appraisal previously filed by you); and

      o you must continuously hold your shares from the date of making the demand through the effective time of the merger.

      A demand for appraisal by you should be executed by you, as your name appears on the stock certificate. The demand should also specify your name and mailing address, the number of shares of common stock owned by you and that you intend to demand appraisal of your common stock. An authorized agent may execute a demand for appraisal on your behalf; however, the agent must identify you and expressly disclose the fact that in executing the demand, the agent is serving as agent for you. If you hold shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by a nominee.

      All demands for appraisal should be addressed to Evan R. Buckley, at 1063 McGaw Avenue, Irvine, California 92614-5532, before the vote on the merger is taken and should be executed by, or on behalf of, the holder of record of the shares.

      Within ten days after the effective time of the merger, we must give written notice that the merger has become effective to each former holder of our common stock who filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days we or any stockholder who has complied with the requirements of the Delaware General Corporation Law may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. We do not currently intend to file such a petition in the event there are dissenting stockholders. INASMUCH AS WE HAVE NO OBLIGATION TO FILE SUCH A PETITION, OUR FAILURE TO DO SO WITHIN THE PERIOD SPECIFIED COULD NULLIFY YOUR PREVIOUSLY WRITTEN DEMAND FOR APPRAISAL. At any time within 60 days after the effective time of the merger, any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration in respect of his or her shares of common stock. Within 120 days after the effective time of the merger, any stockholder who has complied with the requirement of the Delaware General Corporation Law is entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

      If you fail to comply with the above provisions and the merger becomes effective, you will be entitled to receive the merger consideration for your shares of common stock as provided for in the merger agreement and will have no appraisal rights with respect to such shares.

      If a petition for appraisal is duly filed by a stockholder and a copy of such petition is delivered to us, we will then be obligated within 20 days thereafter to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders, the Court is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Delaware law and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded payment for their shares of common stock to submit their stock certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectations of the merger. When the value is so determined, the Court of Chancery will direct the payment by the Company of such value, with interest thereon accrued during the pendency of the proceeding if the Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender to us by such holders of the certificates representing such shares of common stock. In determining fair value, the Court of Chancery is required to take into account all relevant factors.

      IF YOU ARE CONSIDERING SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES OF COMMON STOCK DETERMINED UNDER DELAWARE LAW COULD BE MORE, THE SAME OR LESS THAN THE $10.00 PER SHARE THAT YOU ARE ENTITLED TO RECEIVE PURSUANT TO THE MERGER AGREEMENT IF YOU DO NOT SEEK APPRAISAL.

      Costs of the appraisal proceeding may be imposed upon the parties by the Court of Chancery as it deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys fees and the fees and expenses of experts, to be charged pro-rata against the value of all shares of common stock entitled to appraisal.

      If you demand appraisal rights, you will not, after the effective time of the merger, be entitled to vote shares of common stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of common stock or to receive the $10.00 per share that you are entitled to receive pursuant to the merger agreement for those shares; however, if no petition for appraisal is filed within 120 days after the effective time, or if you deliver a written withdrawal of your demand for appraisal within 60 days after the effective time, then your right to appraisal will cease and you will be entitled to receive the $10.00 per share that you are entitled to receive pursuant to the merger agreement, without interest.

      FAILURE TO FOLLOW THE STEPS REQUIRED BY DELAWARE LAW FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS, YOU SHOULD CONSULT YOUR LEGAL ADVISOR IF YOU ARE CONSIDERING DISSENTING FROM THE MERGER.

      Any cash received from the exercise of dissenters' rights may be subject to federal or state income tax. See "Special Factors--Certain Federal Income Tax Consequences."

      If the holders of more than 18% of the shares of common stock exercise their dissenters' rights, BNCM Acquisition will not be required to complete the merger. See "The Merger Agreement--Conditions."


                              THE MERGER AGREEMENT


      The following is a brief summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.

THE MERGER

      The merger agreement provides that, following the approval of the merger agreement by stockholders and the satisfaction or waiver of the other conditions to the merger, including obtaining the requisite approvals and consents of mortgage regulators, BNCM Acquisition will be merged with and into us, and we will be the surviving company. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger.

      When the merger becomes effective, the certificate of incorporation of BNCM Acquisition will become our certificate of incorporation.

      Conversion of Capital Stock. At the effective time of the merger, each share of BNC Mortgage common stock, issued and outstanding immediately prior to the effective time, other than any shares (1) owned by us or BNCM Acquisition, which will be canceled without consideration, or (2) held by a dissenting stockholder exercising and perfecting dissenters' rights, will be converted into the right to receive $10.00 in cash, without interest. Each share of common stock and each share of preferred stock of BNCM Acquisition outstanding immediately prior to the merger will be converted into and become one share of common stock and one share of preferred stock (with the same rights, limitations and preferences) of the surviving company, and those shares will constitute the only shares of the surviving company.

      Exchange of Common Stock Certificates. We will designate a bank or trust company to act as exchange agent and, as soon as possible after the effective time of the merger, mail a letter of transmittal to you. The letter of transmittal will tell you how to surrender your BNC Mortgage common stock certificates in exchange for the $10.00 per share merger payment. You should not send in your BNC Mortgage common stock certificates until you receive the letter of transmittal. You should send your certificates only pursuant to instructions contained in the letter of transmittal. In all cases, the merger payment will be made only in accordance with the procedures specified in the merger agreement and such letter of transmittal.

      We strongly recommend that certificates for common stock and letters of transmittal be transmitted only by registered United States mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by the surviving company, to post a bond in such amount as the surviving company may reasonably require to indemnify it against any claim that may be made against it with respect to such certificate.

      Any merger consideration not validly claimed by our stockholders for one year after the effective time and any interest and other income received by the exchange agent will be delivered to BNC Mortgage upon demand and any holders of shares of common stock who have not complied with the terms and conditions for the exchange of certificates contained in the merger agreement and letter of transmittal will thereafter look only to the surviving company, and only as general creditors, for the payment of their claim to the merger payment.

      Stock Options. We have agreed to take all actions necessary so that, immediately prior to the completion of the merger, all options to acquire shares of our common stock will become fully vested and exercisable and at the effective time, will be canceled and converted into the right to receive a cash payment from us equal to $10.00 minus the exercise price of the option, multiplied by the number of shares subject to the option (less any applicable income or employment tax withholding). The terms of our option plan already provide for this result.

      Warrants. Under the terms of our existing warrants, upon a merger, the warrant holders are entitled to receive the difference between the merger consideration and the exercise price per share. Because all of our outstanding warrants have an exercise price of $10.45, the warrant holders are not entitled to payment, and their warrants will be canceled upon the occurrence of the merger.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains customary representations and warranties by us relating to, among other things:

      o   our  and  our  subsidiaries'  organization,   qualification,   capital
          structure and similar corporate matters;

      o our authorization, execution and delivery of the merger agreement and its binding effect on us;

      o   the  absence  of  violation  of  organizational   documents,   law  or
          contracts;

      o   the required regulatory and statutory filings and approvals;

      o the receipt by us of a fairness opinion from Friedman, Billings, Ramsey;

      o the Board's approval of the merger agreement and its recommendation to stockholders to approve the merger proposal;

      o our taking of all actions to render our rights agreement inapplicable to the merger;

      o   the accuracy of the information contained in the reports and financial
          statements   that  we  file  with  the  SEC  and  other   governmental
          authorities;

      o   our compliance with applicable laws, permits and agreements;

      o the absence of material adverse changes, undisclosed liabilities and litigation;

      o   certain labor matters;

      o the accuracy of information supplied by us for use in this proxy statement; and

      o   the absence of undisclosed broker's fees.

      The merger agreement contains customary representations and warranties by BNCM Acquisition relating to, among other things:

      o   its organization and similar corporate matters;

      o its authorization, execution and delivery of the merger agreement and its binding effect on BNCM Acquisition;

      o   the  absence  of  violation  of  organizational   documents,   law  or
          contracts;

      o   the required regulatory and statutory filings and approvals;

      o   the absence of undisclosed broker's fees;

      o   its financing arrangements for the merger;

      o the accuracy of information provided by it for inclusion in this proxy statement; and

      o its employment agreement with Kelly Monahan, which is to become effective at the effective time of the merger.

      The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. The representations and warranties of each of the parties will expire upon completion of the merger.

CERTAIN COVENANTS

      We have agreed under the merger agreement that, until the effective time of the merger or the earlier termination of the merger agreement, we will conduct our business only in the ordinary course consistent with past practice, use all reasonable efforts to preserve our business organization, goodwill and third party relationships and generally maintain the services of our officers and employees. In addition, we have agreed that we will not take any of the following actions without BNCM Acquisition's prior written consent, subject to certain exceptions:

      o alter the fundamental nature of our business or enter into new lines of business or;

      o incur or commit to any capital expenditures outside of the ordinary course of business;

      o declare or pay dividends or make distributions in respect of our capital stock;

      o split, combine, reclassify, redeem or repurchase our capital stock, or issue, propose to issue, or authorize the issuance of any securities in respect of our capital stock;

      o   authorize,  issue,  sell or encumber any shares of our capital  stock,
          voting  debt  or  convertible  securities,   other  than  intercompany
          issuances and issuances pursuant to outstanding stock options;

      o amend our certificate of incorporation, bylaws or other governing documents;

      o acquire or purchase a substantial equity interest or a substantial portion of the assets of any other entity;

      o   sell, lease, encumber or dispose of any material assets;

      o make loans, advances or capital contributions to or investments in any entity;

      o pay or discharge any liabilities or obligations or settle any litigation except in the ordinary course of business;

      o take or refrain from taking any action to cause our representations and warranties to be materially untrue or any condition to the merger to not be satisfied;

      o   change our method of accounting;

      o enter into or amend employment agreements and employee benefit plans or increase the amounts payable to our directors, officers, and employees;

      o   make or rescind any election relating to taxes; or

      o enter into or amend the severance arrangements of any of our directors, officers, or employees.

      In addition, we and BNCM Acquisition have agreed, as to ourselves and our respective subsidiaries, that, from the date of the merger agreement until the effective time or earlier termination of the merger agreement, we will use best efforts to take all appropriate actions as are necessary to cause the merger to be consummated.

OTHER AGREEMENTS

      In addition to our agreements regarding the conduct of our business, we have also agreed to take several other actions:

      o we have agreed to furnish access to our facilities and any information concerning us in connection with the merger agreement to BNCM Acquisition as it may reasonably request; and

      o we have agreed to give BNCM Acquisition prompt notice of any material breach or threatened breach, or failure or threatened failure of any condition, under the merger agreement.

NO SOLICITATION OF TRANSACTIONS

      In the merger agreement, we have agreed not to directly or indirectly solicit, initiate or encourage any inquiries, or proposals with respect to any merger, consolidation or other business combination involving us or any of our subsidiaries, any such proposal being referred to in this proxy statement as a "takeover proposal." We have also agreed that we will not have any discussions, provide any information or engage in negotiations relating to a takeover proposal involving us or our subsidiaries or enter into any agreement or understanding requiring us to abandon, terminate or fail to consummate the merger. We may, however, make disclosures that are required under applicable laws. We may also, at any time prior to the stockholder vote to approve the merger proposal, furnish information to and engage in discussions or negotiations with any party who seeks, without any solicitation on our part, to engage in such discussions or negotiations or enter into any agreements, if:

      o a third party has made a takeover proposal that may reasonably be expected to be more favorable to you than the merger, after taking into account all legal, regulatory and financial factors, and for which financing to the extent required, is committed; and

      o the Board concludes in good faith, after consulting its legal advisors, that it is advisable to do so in order to act in a manner consistent with the Board's fiduciary duties to you under applicable law.

      Prior to engaging in negotiations or furnishing information under the preceding paragraph, we must promptly notify BNCM Acquisition that we are doing so and must receive from the party making the acquisition proposal an executed confidentiality agreement.

CONDITIONS TO THE MERGER

      The parties' respective obligations to complete the merger are each subject to the following conditions:

      o the approval of the merger proposal by the holders of a majority of the outstanding shares of our common stock; and

      o the absence of any order, injunction or law that prevents the completion of the merger.

      Additionally, the obligation of BNCM Acquisition to complete the merger is subject to the following conditions:

      o the accuracy of our representations and warranties as of the effective time of the merger, other than such inaccuracies which have not had, and would not reasonably be expected to have, a material adverse effect on us or on the ability to complete the merger;

      o the performance by us of our obligations under the merger agreement in all material respects;

      o the holders of not more than 18% of our outstanding shares perfecting dissenters' rights in connection with the merger;

      o the absence of any events, other than events affecting the credit markets generally or the ability of financial institutions to raise capital, that would have, or could reasonably be expected to have, a material adverse effect on us or on the completion of the merger except for a material adverse effect which is significantly the result of an action or inaction taken by the management investors which was contrary to directions given by the Board or was inconsistent with the business judgment rule or taken without the knowledge of a majority of the special committee and out of the ordinary course of business consistent with past practices. Events affecting the credit markets general or the ability of financial institutions to raise capital include (1) a limitation by any government entity which affects the extension of credit by banks or other United States financial institutions; (2) interest rate increases; (3) the implementation of previously announced proposed changes to capital requirements for sub-prime originators and investors; (4) a disruption or adverse change in the financial or capital markets generally; (5) an event or events that affects the "repo market" or comparable lending market for financing debt obligations secured by residential mortgage loans or that affects the ability or mortgage lenders generally to finance residential mortgage loans through the "repo market" or lending market with traditional counterparties; or (6) an event or events that affects the securities market for securities backed by residential mortgage loans or results in mortgage lenders generally not being able to sell securities backed by residential mortgage loans;

      o the absence of (1) a limitation (whether or not mandatory) by any governmental entity which materially and adversely affects, or any other event which materially affects, the extension of credit by banks or other United States financial institutions, other than interest rate increases, and other than the implementation of any previously announced proposed changes to capital requirements for sub-prime originators and investors the effect of which would be to materially impair BNC Mortgage's ability to conduct its business; (2) a material disruption or material adverse change in the financial or capital markets generally, the effect of which effectively bars access by financial services entities to said markets; (3) an event or events that results in the effective absence of a "repo market" or comparable lending market for financing debt obligations secured by residential mortgage loans or in the inability of mortgage lenders generally to finance residential mortgage loans through the "repo market" or lending market with traditional counterparties; or (4) an event or events that results in the effective absence of a "securities market" for securities backed by residential mortgage loans or in mortgage lenders generally not being able to sell securities backed by residential mortgage loans;

      o   the receipt of all material third party consents to the merger;

      o   Mr. Monahan's continued service as one of our executive officers;

      o the absence of litigation or the threat of litigation concerning the merger; and

      o   receipt of customary officers' certificates.

      Additionally, our obligation to complete the merger is subject to the following conditions:

      o the accuracy, in all material respects, of BNCM Acquisition's representations and warranties as of the effective time of the merger except with respect to (i) changes specifically permitted under the merger agreement and (ii) those representations and warranties which address matters only as of a particular date;

      o the performance by BNCM Acquisition of its obligations under the merger agreement in all material respects; and

      o   our receipt of customary officers' certificates.

TERMINATION OF THE MERGER AGREEMENT

      The merger agreement may be terminated at any time before the effective time of the merger under the following circumstances:

      o Written Mutual Consent - by mutual agreement of BNCM Acquisition and us;

      o Delay - by either BNCM Acquisition or us if the effective time has not occurred on or before July 31, 2000, except that the reason for the delay must not have been the failure of the terminating party to take any of the actions it was required to take under the merger agreement;

      o Legal Impediments - by either BNCM Acquisition or us if any permanent injunction or order or other action by any governmental entity is final and nonappealable and prevents us from completing the merger;

      o Failure to Obtain Stockholder Approval - by either BNCM Acquisition or us if our stockholders do not approve the merger proposal;

      o Recommendation by BNCM Acquisition - if (1) our Board withdraws, modifies or changes its approval or recommendation of the merger in a manner adverse to BNCM Acquisition, (2) our Board recommends to our stockholders another takeover proposal, or (3) a tender offer or exchange offer for at least 20% of our outstanding capital stock is commenced and our Board fails to recommend against acceptance of such tender offer or exchange offer;

      o Breach - by BNCM Acquisition if we have materially breached any of our representations, warranties or covenants and have failed to cure such breach; or by us if BNCM Acquisition has materially breached any of its representations, warranties or covenants and has failed to cure such breach; or

      o Fiduciary Termination - by us if, prior to the stockholder vote, as a result of an a takeover proposal that meets the requirements described under "--No Solicitation of Transactions," our Board, after considering applicable law and consulting outside legal counsel, determines that the failure to terminate the merger agreement would cause the Board to breach its fiduciary duties. We may terminate on this ground, however, only if we notify BNCM Acquisition of our determination and during the five business days following this notification we and our advisors seek to negotiate in good faith with BNCM Acquisition with a view toward enabling us to proceed with the merger.

      If the merger agreement is terminated under any of the circumstances described above (except for willful breaches), none of us, BNCM Acquisition or any of our or their officers, members or directors will have any liability other than for expenses we or they incur or as described under "--Termination Fees," if applicable.

TERMINATION FEES

      We have agreed to pay BNCM Acquisition a termination fee of $1.5 million, and to reimburse up to $500,000 of its expenses, if the merger agreement is terminated:

      o by us to enter into an acquisition agreement in respect of another takeover proposal after our Board has determined that failure to so do so would cause the Board to breach its fiduciary duties under applicable law;

      o by BNCM Acquisition because our Board (1) withdraws or modifies in a manner adverse to BNCM Acquisition its recommendation of the merger, or (2) approves or recommends another takeover proposal; or

      o by BNCM Acquisition because (1) our stockholders fail to approve the merger proposal or we have materially breached our representations, warranties or covenants, and (2) at the time of the termination, there was another takeover proposal pending and (3) within six month after the termination, we are either acquired by a third party or we enter into a definitive agreement to complete another takeover proposal with a third party.

      We have further agreed to reimburse BNCM Acquisition for up to $500,000 of its expenses if the merger agreement is terminated due to a material breach of certain of our representations and warranties in a manner that gives rise to BNCM Acquisition's ability to terminate the merger agreement.

      BNCM Acquisition has agreed to reimburse us for up to $500,000 of our expenses if the merger agreement is terminated due to a material breach of BNCM Acquisition's representations, warranties or covenants in a manner that gives rise to our ability to terminate the merger agreement.

EXPENSES
      Except as described above, all fees and expenses incurred connection with the merger will be paid by the party incurring such expense.

AMENDMENT; WAIVER

      The merger agreement may be amended by mutual agreement of the parties. However, after stockholder approval of the merger agreement, the parties may not amend the merger agreement if such amendment would have otherwise required stockholder approval. Any party may extend the time for the other party to perform its obligations, waive any inaccuracy in the other party's representations and warranties or waive the other party's obligation to comply with any agreement or condition.

REGULATORY MATTERS

      Set forth below is a summary of the regulatory requirements affecting completion of the merger.

Antitrust Considerations

      No pre-merger notification filing is required under the Hart-Scott-Rodino Act to complete the merger.

Other Regulatory Matters

      The conduct of our mortgage business has required that we and our subsidiaries obtain franchises, permits and licenses from mortgage regulatory authorities in various states in which we operate, as well as from the U.S. Department of Housing and Urban Development. In connection with the merger, we will be required to obtain the prior written consent to the merger of mortgage regulators in Arizona, California, Massachusetts, Michigan, Pennsylvania and Virginia. In addition, we may be required to file new licensing applications in Delaware, Florida, Georgia, Illinois, Michigan and Rhode Island prior to the merger. We will also be required to notify mortgage regulators in a number of additional states and at the Department of Housing and Urban Development of the merger within their prescribed time frames.

      We are not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger other than as described above. If any other governmental or regulatory approval or action is or becomes required, we currently contemplate that we would seek that additional approval or action.

      We currently expect that these consents and approvals will be obtained no later than the end of July 2000. However, we cannot assure you all required approvals will be obtained by this time.

Litigation

      Two of our stockholders have filed class action derivative suits against us, one in the Superior Court for Orange County, California and one in the Court of Chancery for New Castle County, Delaware, alleging, among other things, that the merger price is inadequate and that the merger is not in the best interests of BNC Mortgage and its stockholders. Both of these suits request monetary damages and injunctive relief. For the reasons described in this proxy statement, both the special committee and our Board have determined that the merger is advisable and fair to our stockholders and to BNC Mortgage.

      In addition, we occasionally become involved in litigation arising from the normal course of our business. Our management believes that any liability with respect to such pending legal actions, individually or in the aggregate, will not have a material adverse effect on our financial position or results of operations.


                              PARTIES TO THE MERGER


      BNC Mortgage. We are headquartered in Irvine, California, and have approximately 400 employees. Our common stock is quoted on the Nasdaq National Market under the symbol "BNCM." Information about us and our subsidiary companies is available on the Internet at http://www.bncmortgage.com, but the information included in that site is expressly not incorporated into this proxy statement. Our principal address is 1063 McGaw Avenue, Irvine, California 92614-5532, and our telephone number is (949) 260-6000.

      BNCM Acquisition. BNCM Acquisition is a Delaware corporation with no business operations. It was organized for the sole purpose of effecting the merger. BNCM Acquisition's principal offices are located at c/o BNC Mortgage, 1063 McGaw Avenue, Irvine, California 92614-5532.

      Mortgage Investco. Mortgage Investco LLC is a Delaware limited liability company and is currently the sole stockholder of BNCM Acquisition. Mortgage Investco is a holding company for mortgage-related investments. The sole member of Mortgage Investco is Holdings, a Delaware corporation and a global investment bank. The principal offices of Mortgage Investco and Holdings are located at 3 World Financial Center, 200 Vesey Street, New York, New York 10285.

      Lehman Commercial Paper. Lehman Commercial Paper is a New York corporation engaged in financing and related activities. The principal offices of Lehman Commercial Paper are located at 3 World Financial Center, 200 Vesey Street, New York, New York 10285.

      Kelly W. Monahan is a United States citizen whose principal occupation is acting as our President. Mr. Monahan has been our President since December 1997 and a director since October 1997. From our inception through March 1999, Mr. Monahan was our Chief Financial Officer, and from our inception through December 1997, he was our Executive Vice President. From July 1992 to July 1995, Mr. Monahan served as Vice President and Chief Financial Officer of Quality Mortgage USA, Inc., a residential mortgage lender. His principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-

5532.

      Peter R. Evans is a United States citizen whose principal occupation is acting as our Chief Financial Officer. Mr. Evans has been our Chief Financial Officer since March 1999. From March 1998 to March 1999, Mr. Evans was our Vice President of Finance. Mr. Evans served as Senior Vice President of Kroll Real Estate Group, Inc., a publicly-traded commercial and residential land developer and home builder (Nasdaq-KREG), where he was responsible for the accounting, tax and financing of its joint venture and development projects from June 1996 to February 1998 and served as Vice President of Corporate Finance from April 1994 to June 1996. His principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-5532.

      Al Lapena is a United States citizen whose principal occupation is acting as our Vice President of Operations. Mr. Lapena has been our Vice President of Operations since January 1998. From July 1997 to January 1998, Mr. Lapena served as our Director of Secondary Marketing. From 1992 to 1997, Mr. Lapena was the Vice President of the Real Estate Finance Group of the Taxable Fixed Income Division for Donaldson, Lufkin & Jenrette, Inc. where he was responsible for the management of whole loan trades involving prime and sub-prime mortgage loans purchased from sellers/originators with contractual relationships with DLJ Mortgage Capital, Inc. His principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-5532.

      Gary Vander-Haeghen is a United States citizen whose principal occupation is acting as our Vice President of Sales. Mr. Vander-Haeghen joined us as a non-executive employee in November 1995 and became our Vice President of Sales in September 1996. From December 1991 to November 1995, Mr. Vander-Haeghen was a Branch Manager for Quality Mortgage USA, Inc., a residential mortgage lender, where he opened and managed its San Diego branch. His principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-5532.

      Marles M. Crow is a United States citizen whose principal occupation is acting as our Director of Human Resources. Prior to joining us in September 1995, Ms. Crow was the Director of Human Resources at Quality Mortgage USA, Inc., a residential mortgage lender. Her principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-5532.

      Jamie Langford is a United States citizen whose principal occupation is acting as our Vice President of Funding. Prior to joining us in August 1995, Ms. Langford was the Vice President of Funding at Quality Mortgage USA, Inc., a residential mortgage lender. Her principal address is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-5532.

      None of BNC Mortgage, BNCM Acquisition, the members of the investor group, nor to our knowledge or that of the investor group, any of the persons listed on Appendix E to this proxy statement, has effected any transactions in our common stock during the 60 day period ended March 24, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table provides certain information regarding the beneficial ownership of our common stock based on the most recent information available to us, by (1) each person known by us to own beneficially more than 5% of the outstanding common stock, (2) each of our directors and executive officers, (3) each of our "named executive officers" (as defined in Item 402(a)(3) of Regulation S-K) for our last full fiscal year and (4) all of our directors and executive officers as a group (8 persons). Except as noted in the table, the business address of each person is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614-52232.

      Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" (which includes the power to vote or to direct the voting of such security) or "investment power" (which includes the power to dispose of or to direct the disposition of such security). A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by the exercise of options or pursuant to a conversion feature of a security) on or within 60 days after the date of this proxy statement. In addition, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she disclaims any beneficial interest. The percentages of common stock indicated on this table are based on the 5,151,194 shares of our common stock outstanding as of the record date. Any common stock not outstanding which the beneficial owner had the right to exercise on or within 60 days is deemed outstanding for purposes of computing the percentage of common stock owned by such beneficial owner but is not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other beneficial owner.

                                    AMOUNT AND NATURE
                                      OF BENEFICIAL           PERCENTAGE OF
  NAME OF BENEFICIAL OWNER             OWNERSHIP                 CLASS (1)
  ------------------------          -----------------         -------------


Evan Buckley (2)                         1,559,717(1)            30.28%

Greenlight Capital LLC (3)                 665,400               12.92%

Safeco Asset Mngmt Company (4)             540,100               10.48%

Safeco Common Stock Trust (4)              417,300                8.10%

BNCM Acquisition Co. (5)                   370,930                7.20%

Kelly W. Monahan (6)                       225,113(1)             4.37%

Peter R. Evans (6)                          16,000(1)             0.31%

Al Lapena  (6)                              34,451(1)             0.67%

Gary Vander-Haegan (6)                      48,569(1)             0.94%

All directors and executive
officers as a group (8 persons)          1,849,183               35.90%
-----------------------------------

      (1) Voting and dispositive power is shared between the reporting party and BNCM Acquisition, pursuant to the voting agreements described in "Special Factors - Background of the Merger" and in "Special Factors - Purpose of the Merger; Certain Effects of the Merger" in this proxy statement.

      (2) All of these shares are owned directly by Perseid Capital, Inc., a corporation which is wholly owned by the Buckley Family Trust, a trust created for the benefit of Mr. Buckley and his family of which Mr. Buckley and his wife are co-trustees.

      (3) Based on information contained in the Schedule 13D/A filed by Greenlight Capital L.L.C., David Einhorn and Jeffrey Keswin on May 11, 2000. The mailing address for Greenlight Capital L.L.C. is 420 Lexington Avenue, Suite 1740, New York, New York 10170.

      (4) The number of shares represented is based upon filings with the SEC as of December 31, 1999. SAFECO Asset Management Company and SAFECO Corporation have both shared voting power and shared dispositive power with respect to such shares. The shares are owned beneficially by registered investment companies for which SAFECO Asset Management Company and SAFECO Corporation serve as independent advisors, and the shares represented include 417,300 shares reported as owned by SAFECO Common Stock Trust. Both of such entities disclaim beneficial ownership of said shares. SAFECO Corporation can be reached at SAFECO Plaza, Seattle, Washington 98185. SAFECO Asset Management Company can be reached at 601 Union Street, Suite 2500, Seattle, Washington 98101.

      (5) BNCM Acquisition's beneficial ownership is derived solely from the Management Letter Agreement, the Stock Purchase Agreement with the Management Group Investors, and the Voting Agreements between BNCM Acquisition and each of the management investors and the Buckley Family Trust, each of which is described in "Special Factors - Interests in the Merger that Differ from Your Interests" in this proxy statement.

      (6) By virtue of their status as a "group" for purposes of Rule 13d-5, each member of the investor group may be deemed to have shared voting and dispositive power over the shares owned by the other members of the investor group. Each member of the investor group, however, disclaims beneficial ownership of the shares held by other members of the investor group.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS


      Our common stock began trading on the Nasdaq National Market under the symbol "BNCM" on March 10, 1998. The following table sets forth the range of high and low closing sale prices of our common stock for the periods indicated:

                                                           HIGH        LOW
YEAR ENDING JUNE 30, 2000:
-------------------------
Quarter ended: September 30, 1999.......................$  6.875     $  5.875
Quarter ended:  December 31, 1999.......................$  7.125     $  6
Quarter ended:  March 31, 2000 .........................$  9.687     $  6.125
Quarter ended:  June 30, 2000 (through June 2, 2000)....$  9.3125    $  8.8125

YEAR ENDED JUNE 30, 1999:
------------------------
Quarter ended:  September 30, 1998......................$ 10 7/8     $ 6
Quarter ended:  December 31, 1998.......................$ 6          $ 4 1/2
Quarter ended:  March 31, 1999..........................$ 6 11/16    $ 4 7/16
Quarter ended:  June 30, 1999...........................$ 8 5/8      $ 4 1/2

YEAR ENDED JUNE 30, 1998
Period from March 10, 1998 to March 31, 1998............$ 13 1/8     $ 11 5/8
Quarter ended:  June 30, 1998...........................$ 14 1/8     $ 10 5/8
---------------------

      Our initial public offering of 3,173,196 shares of common stock at $9.50 per share went effective on March 10, 1998. Of these shares, 1,400,000 were sold by us and the balance were sold by selling shareholders. On March 11, 1998, the underwriters purchased from us an additional 475,979 shares of common stock at a price of $9.50 per share following their exercise of the over allotment option. We received aggregate proceeds from our initial public offering of approximately $12.3 million. In connection with our initial public offering, we issued warrants to the representatives of the underwriters to purchase up to 317,319 additional shares of common stock at an exercise price of $10.45 per share, exercisable over a period of four years, commencing March 10, 1999.

      On April 6, 1999, our Board of Directors authorized us to repurchase up to $5 million of the Company's common stock, in open market purchases from time to time at the discretion of our management. As of the date of this proxy statement, we had repurchased 833,629 shares of common stock at a cost of $4.5 million. Information about these repurchases is provided in Appendix D to this proxy statement.

      On February 3, 2000, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of our common stock reported on the Nasdaq National Market was $7.375 per share and the high and low trading prices per share of our common stock as quoted on the Nasdaq National Market were $7.375 and $7.25, respectively. On June 2, 2000, the most recent practicable date prior to the date of this proxy statement, the closing price of our common stock reported on the Nasdaq National Market was $9.25. We urge you to obtain current market quotations for our common stock prior to making any decision with respect to the merger.

      We have not paid cash dividends on our common stock. We intend to continue this policy for the foreseeable future and retain funds for repayment of indebtedness and investment in our business. In addition, the merger agreement restricts our ability to pay dividends.

      Except as described above or in Appendix D to this proxy statement, none of BNC Mortgage, BNCM Acquisition or any member of the investor group has purchased any shares of common stock during the two years preceding this proxy statement.

      On December 31, 1999, we had approximately 16 stockholders of record of our common stock, including holders who are nominees for an undetermined number of beneficial owners.


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


      The   following    statements   in   this   proxy   statement   constitute
forward-looking statements:

      o statements with respect to our possible or assumed future results of operations contained in "Special Factors--Background of the Merger;" "--Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger," "--Opinions of Financial Advisors" and "--Certain Projections Provided to Financial Advisors," and any forecasts, projections and descriptions of anticipated cost savings referred to in those sections, and any statements made in this proxy statement or in the documents by reference in this proxy statement with respect to future cash flows, future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income or the effects of the merger;

      o   any  statements  preceded  by,  followed by or that  include the words
          "believes,"   "expects,"    "anticipates,"   "intends,"   "estimates,"
          "projects" or similar expressions; and

      o other statements contained or incorporated by reference into this proxy statement regarding matters that are not historical facts.

      Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement.

      Among the factors that could cause actual results to differ materially are:

      o   increases in interest rates;

      o increased regulatory restrictions or requirements in the United States relating to the mortgage business;

      o the increasingly competitive nature of the mortgage markets in which we operate and further consolidation of our competitors in these markets;

      o   other uncertainties relating to our operations; and

      o other risks detailed from time to time in our reports filed with the SEC.

      The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events. Please refer to our SEC filings, including the Current Report on Form 8-K dated February 3, 2000, incorporated into this proxy statement by reference. Because the proposed merger is a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act, the safe harbor provided in Section 21E of the Private Securities Litigation Reform Act of 1995 does not apply to this proxy statement or to information incorporated in this proxy statement by reference to other documents.

      If the merger is not completed, any stockholder proposal that is submitted to us for inclusion in our proxy statement for our annual meeting in 2000 pursuant to Rule 14a-8 under the Exchange Act must be received by us before the close of business on Ju1y 29, 2000.

      If you intend to present a proposal at our annual meeting in 2000 but do not intend to have your proposal included in our proxy statement, you must notify us on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to us either by personal delivery or by U.S. mail, postage prepaid, to our Secretary at the address under "Incorporation by Reference," not later than 120 days before the meeting. If we give notice of the meeting or publicly disclose the meeting date later than 120 days before the meeting, your notice must be delivered to us no later than the close of business on the seventh day after we notify stockholders of the meeting date. In addition, your notice must otherwise comply with the requirements of our bylaws. If you would like a copy of our bylaws, we will furnish one without charge upon your written request to our Secretary.

      SEC rules establish standards as to which stockholder proposals are required to be included in a proxy statement for an annual meeting. We will only consider proposals meeting the requirements of applicable SEC rules.


                              INDEPENDENT AUDITORS


      The consolidated financial statements incorporated in this proxy statement by reference from our Annual Report on Form 10-K for the year ended June 30, 1999 have been audited by Ernst & Young LLP, independent accountants, as stated in its reports with respect to our financial statements.


                       WHERE YOU CAN FIND MORE INFORMATION


      As required by law, we file reports, proxy statements and other information with the SEC. Because the proposed merger is a "going private" transaction, we, BNCM Acquisition and the members of the investor group have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3 and the reports, proxy statements and other information that we file with the SEC contain additional information about us. You may access this information via the SEC's web site at http://www.sec.gov. You may also read and copy this information at the following offices of the SEC:

Public Reference Room       New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center         500 West Madison Street
Room 1024                   Suite 1300                   Suite 1400
Washington, D.C. 20549      New York, New York 10048     Chicago, Illinois 60661

      For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.


                           INCORPORATION BY REFERENCE


      The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and information filed with the SEC after the date of this proxy statement will update and supercede the information in this proxy statement.

      We incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. All such documents will be deemed to be incorporated by reference into this proxy statement and to be a part of the proxy statement from their date of filing. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC (File No. 000-23725) under the Exchange Act:

      o our Annual Report on Form 10-K for the year ended June 30, 1999, as amended;

      o our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000; and

      o   our Current Report on Form 8-K, filed on February 3, 2000.

      You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated June 30, 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to you shall not create any implication to the contrary.

      Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

      BNC  Mortgage, Inc., 1063  McGaw  Avenue,  Irvine,  California 92614-5532:
Assistant Corporate Secretary Telephone: (949) 260-6000

      If you would like to request documents from us, please do so by July 14, 2000 in order to ensure timely receipt before the special meeting.

                                   APPENDIX A


                                 EXECUTION COPY
                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               BNC MORTGAGE, INC.

                                       AND

                               BNCM ACQUISITION CO


                          Dated as of February 3, 2000

                          AGREEMENT AND PLAN OF MERGER



AGREEMENT AND PLAN OF MERGER, dated as of February 3, 2000 (the "AGREEMENT"), between BNC MORTGAGE, INC., a Delaware corporation (the "COMPANY"), and BNCM ACQUISITION CO., a Delaware corporation (the "MERGER SUB").

                              W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub will merge with and into the Company (the "MERGER") pursuant to which each outstanding share of common stock, par value $0.001 per share, of the Company (the "COMMON STOCK") other than shares owned by Merger Sub), shall be converted into the right to receive $10.00 in cash per share of Common Stock, as more fully set forth herein;

WHEREAS, the Board of Directors of the Company, based on the unanimous recommendation of the Special Committee (as defined in Section 3.07), has determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders (other than Merger Sub and its affiliates and members of the Management Group (as defined in Section 9.03)) and has approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended approval and adoption of this Agreement by the stockholders of the Company.

NOW,   THEREFORE,   in   consideration  of  the  foregoing  and  the  respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

   SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. Following the Merger, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   SECTION 1.02. EFFECTIVE TIME. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and by making any related filings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and as is specified in the Certificate of Merger (the "EFFECTIVE TIME" or the "CLOSING").

   SECTION 1.03. EFFECTS OF THE MERGER. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL (including, without limitation, Sections 259, 260 and 261 thereof).

   SECTION 1.04. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "SURVIVING CERTIFICATE") until thereafter amended in accordance with the DGCL. At the Effective Time, such certificate shall be amended to change the name of the Surviving Corporation to "BNC Mortgage Inc."

   SECTION 1.05. BYLAWS. The bylaws of Merger Sub immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the Surviving Certificate and the DGCL.

   SECTION 1.06. DIRECTORS AND OFFICERS. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

   SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

   (a) Each share of the Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 2.01(b) and any Dissenting Shares to the extent provided in Section 2.06) shall be converted into the right to receive $10.00 in cash, without interest (the "MERGER CONSIDERATION"). At the Effective Time, each share of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares to be canceled pursuant to Section 2.01(b) and any Dissenting Shares) shall thereafter represent only the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.02, an amount in cash per share equal to the Merger Consideration. The holders of such certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock except as otherwise provided herein or by law.

   (b) Each share of capital stock of the Company (i) held in the treasury of the Company or by any wholly owned subsidiary of the Company or (ii) owned by Merger Sub or any of its subsidiaries shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment shall be made with respect thereto.

   (c) Each share of common  stock and each share of  preferred  stock of Merger
       Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock and one share of preferred stock (with the same rights, limitations and preferences), respectively, of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

   SECTION 2.02. EXCHANGE OF CERTIFICATES AND CASH. EXCHANGE AGENT. On or before the Closing Date, Merger Sub shall enter into an agreement providing for the matters set forth in this Section 2.02 with a bank or trust company selected by Merger Sub and reasonably acceptable to the Company (the "EXCHANGE AGENT"), authorizing such Exchange Agent to act as Exchange Agent in connection with the Merger. Immediately prior to the Effective Time, Merger Sub shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)), an amount in cash equal to the Merger Consideration payable pursuant to Section 2.01(a) (such cash funds are hereafter referred to as the "EXCHANGE FUND").

   (a) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Common Stock (other than Dissenting Shares and shares to be canceled pursuant to Section 2.01(b)) (the "CERTIFICATES"), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Merger Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Merger Sub or the Surviving Corporation, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the "TRANSMITTAL DOCUMENTS"), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this Article II to the transferee of such shares if the Certificate evidencing such shares of Common Stock is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. The signature on the Certificate or any related stock power must be properly guaranteed and the person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the Surviving Corporation that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as soon as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. No interest will be payable on such Merger Consideration. Until surrendered in accordance with this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of Common Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this Article II. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the Surviving Corporation.

   (b) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of Common Stock for six months following the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Any amounts remaining unclaimed by holders of Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any Person previously entitled thereto.

   (c) NO LIABILITY. Notwithstanding anything to the contrary in this Article II, none of Merger Sub, the Surviving Corporation or the Company shall be liable to any holder of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (d) WITHHOLDING RIGHTS. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

   (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver, if reasonably required by the Surviving Corporation, a reasonable indemnity against any claim that may be made against Merger Sub, the Surviving Corporation or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

   SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be exchanged for the Merger Consideration pursuant to the terms hereof.

   SECTION 2.04. STOCK OPTIONS; PAYMENT RIGHTS. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each outstanding Option heretofore granted under the Company's 1997 Stock Option, Deferred Stock and Restricted Stock Plan (the "STOCK OPTION PLAN") or any other plan, whether or not then vested or exercisable, shall, at or immediately prior to the Effective Time, be canceled, and each holder thereof shall be entitled to receive a payment in cash from the Company (which amount shall be subject to any applicable withholding taxes and shall be paid without interest, the "CASH Payment"), upon cancellation, equal to the product of (x) the total number of Shares subject or related to such Option, whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price or purchase price, as the case may be, per Share subject or related to such Option. Each such Cash Payment to be paid to each holder of an outstanding Option shall be paid by the Surviving Corporation as soon as practicable after the Effective Time. The Stock Option Plan (and any other plan, program or arrangement other than the Company's tax-qualified defined contribution plan) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time.

   SECTION 2.05. OUTSTANDING WARRANTS. As soon as practicable following the date of this Agreement, the Company shall use its reasonable best efforts to cause all outstanding warrants for Common Stock to be canceled in exchange for the right to receive at the Effective Time an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to such warrant, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such warrant.

   SECTION 2.06. DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, shares of Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (i) who shall not have voted in favor of adoption of this Agreement and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL ("DISSENTING SHARES"), shall not be converted into or represent the right to receive the Merger Consideration unless such stockholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such stockholders shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of the DGCL. If, after the Effective Time, any such stockholder fails to perfect, withdraws or loses its right to appraisal, such shares of Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates that formerly evidenced such shares of Common Stock in the manner set forth in Section 2.02.

   (a) The Company shall give Merger Sub prompt notice of any demands for appraisal received by it, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and relating thereto. Merger Sub shall direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Merger Sub, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.


                                   ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Merger Sub that:

   SECTION 3.01. ORGANIZATION AND QUALIFICATIONS; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all material licenses, consents, permits and other approvals necessary to carry on its business as it is now being conducted. The Company is licensed, qualified, and in good standing in each state in which it originates mortgages if the laws of such state require licensing or qualification in order to originate mortgage loans and otherwise conduct business of the type conducted by the Company, except where the failure to be so qualified or licensed or in good standing has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Merger Sub complete and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date.

   (a) The only subsidiaries of the Company are those set forth in SECTION 3.01 OF THE COMPANY DISCLOSURE SCHEDULE. Except as set forth in SECTION 3.01
       OF THE COMPANY DISCLOSURE SCHEDULE, each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power to carry on its business as it is now being conducted. Each subsidiary of the Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Merger Sub complete and correct copies of the organizational documents of each subsidiary, each as amended to date.

   (b) All of the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

   SECTION 3.02. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("PREFERRED STOCK") of which 570,000 shares have been designated Series A Junior Participating Preferred Stock. As of December 31, 1999, (i) 5,042,350 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable and not subject to preemptive rights; (ii) no shares of Preferred Stock were issued and outstanding; (iii) no shares of Common Stock and no shares of Preferred Stock were held in the treasury of the Company; (iv) 800,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Stock Option Plan; (v) 317,319 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants; (vi) 570,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights associated with the Common Stock;
       (vii) no Company Subsidiary owned any shares of the Company's capital stock; and (viii) there were no securities of any subsidiary of the Company or any other Person outstanding which are convertible into or exercisable or exchangeable for capital stock of the Company. Except as set forth above, no shares of capital stock or other voting securities of the Company have been issued, are reserved for issuance or are outstanding.

   (b) Except as otherwise disclosed in SECTION 3.02 OF THE COMPANY DISCLOSURE SCHEDULE, there are no existing rights, options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments, or obligations which would require the Company or any of its subsidiaries to issue or sell shares of Common Stock, Preferred Stock or any other equity securities, or securities convertible into or exchangeable or exercisable for shares of Common Stock, Preferred Stock or any other equity or debt securities of the Company or any of its subsidiaries. Except as disclosed in SECTION 3.02 OF THE COMPANY DISCLOSURE SCHEDULE, the Company has no commitments or obligations to purchase or redeem any shares of Common Stock. SECTION 3.02 OF THE COMPANY DISCLOSURE SCHEDULE contains a complete and accurate list of all outstanding Options and warrants and the exercise price thereof.

   (c) Upon the Company taking the actions referred to in Sections 2.04 and 2.05, no holder of Options and no holder of warrants will have any rights to receive shares of capital stock of the Surviving Corporation upon exercise of outstanding Options or warrants.

   SECTION 3.03. AUTHORITY RELATIVE TO THIS AGREEMENT The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the aggregate voting power of the issued and outstanding shares of Common Stock (such vote being collectively referred to as the "COMPANY STOCKHOLDER APPROVAL"), and the filing and recordation of appropriate merger documents as required by, and in accordance with, the
       DGCL). This

       Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

   SECTION 3.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Except as otherwise disclosed in SECTION 3.04 OF THE COMPANY DISCLOSURE SCHEDULE, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Company's Certificate of Incorporation or its Bylaws, or the certificate of incorporation, bylaws or other equivalent organizational documents of any of its subsidiaries or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any subsidiary of the Company or by which any property or asset of the Company or any subsidiary of the Company is bound or affected, (iii) conflict with, or violate, or cause a default under any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, contract or permit applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iv) result in the creation of a Lien on any assets or properties of the Company or any subsidiary of the Company, except, in the case of clauses
       (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

   (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental body, agency or official (each a "GOVERNMENTAL ENTITY"), except for (i) any applicable requirements of the Securities Exchange Act of 1934 (the "EXCHANGE Act"), (ii) the pre-merger notification requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), (iii) the filing and recordation of appropriate merger and similar documents as required by the DGCL and (iv) the change of control notifications to, and approvals from, state and federal mortgage licensing agencies and authorities listed in SECTION
       3.04 OF THE COMPANY DISCLOSURE SCHEDULE.

   SECTION 3.05. OPINION OF FINANCIAL ADVISOR. Friedman, Billings, Ramsey & Co., Inc. (the "COMPANY FINANCIAL ADVISOR") has delivered to the Special Committee (as defined below) its opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company (other than Merger Sub and its affiliates and members of the Management Group) pursuant to the Merger is fair to such stockholders from a financial point of view.

   SECTION 3.06. BOARD APPROVAL. The Board of Directors of the Company, based on the unanimous recommendation of the Special Committee of the Board of Directors of the Company (the "SPECIAL COMMITTEE"), at a meeting duly called and held and at which a quorum was present and voting, unanimously
       (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company's stockholders (other than Merger Sub and its affiliates and members of the Management Group), (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend approval and adoption of this Agreement by the Company's stockholders. Such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the provisions of Section 203 of the DGCL or any antitakeover provision in the Company's Certificate of Incorporation and Bylaws.

   (a) The Company has taken all action necessary to render the rights issued pursuant to the Rights Agreement, dated as of October 13, 1998, between the Company and U.S. Stock Transfer Corporation (the "RIGHTS AGREEMENT") inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby. Prior to the Effective Time, the Company shall have taken all action necessary to cause the Rights Agreement to terminate immediately prior to the Effective Time.

   SECTION 3.07.  SEC REPORTS.  Since the date the Company became subject to the reporting requirements of the Exchange Act, the Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "COMPANY SEC DOCUMENTS"), all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Act of 1933 (the "SECURITIES ACT") and the Exchange Act, and the rules promulgated thereunder. None of the Company SEC Documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (a) The financial statements of the Company included in the Company SEC Documents (including the notes thereto) at the time filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of the Company are required to file periodic reports with the SEC under the Exchange Act.

   SECTION 3.08. ABSENCE OF CERTAIN CHANGES. Except as specifically disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in SECTION 3.08 OF THE COMPANY DISCLOSURE SCHEDULE, since September 30, 1999 the Company and its subsidiaries have conducted their business only in the ordinary course, and during such period there has not been: (a) any event, change, effect or development that has had or could reasonably be expected to have a Company Material Adverse Effect between September 30, 1999 and the date hereof; (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any capital stock of the Company; (c) any damage, destruction or loss, whether or not covered by insurance that has had or could reasonably be expected to have a Company Material Adverse Effect; (d) any change in accounting methods, principles or practices by the Company or its subsidiaries affecting the consolidated assets, liabilities, results of operations or business of the Company, except insofar as have been required by a change in generally accepted accounting principles; (e) any making or rescission of any material express or deemed election relating to Taxes, settled or compromised any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, made any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return; or (f) any action, event, occurrence or transaction that would have been prohibited by Section 5.01 hereof.

   SECTION 3.09. COMPLIANCE WITH LAWS. Except as set forth in the Company SEC Documents filed prior to the date hereof: (a) neither the Company nor any of its subsidiaries is subject to any material judgment, injunction, order or decree; and (b) neither the Company nor any of its subsidiaries is in violation of any applicable material law, rule, regulation, judgment, injunction, order or decree, including without limitation, any federal, state or local law applicable to the origination, purchase or sale of residential mortgage loans in the jurisdictions in which the Company and such subsidiaries conduct such business, except for violations which could not reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.10. LITIGATION. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect.

   SECTION 3.11. UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the Company SEC Documents or accrued on the September 30, 1999 balance sheet included in the Company SEC Documents, or as set forth in SECTION 3.11 OF THE COMPANY DISCLOSURE SCHEDULE, and except for liabilities incurred in the ordinary course of business and otherwise not in contravention of this Agreement, the Company and each of its subsidiaries does not have any material liabilities or obligations of any nature (whether absolute, contingent or otherwise).

   SECTION 3.12. LABOR MATTERS. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated.

   SECTION 3.13. PROXY STATEMENT. The Proxy Statement will comply in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or on behalf of Merger Sub, any affiliate of Merger Sub specifically for inclusion in the Proxy Statement. None of the information supplied by the Company specifically for inclusion in the Proxy Statement shall, at the time the Proxy Statement is mailed or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representation or warranty as to any of the information relating to and supplied by or on behalf of Purchaser specifically for inclusion in the Proxy Statement. The letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger, and any schedule required to be filed with the SEC in connection therewith, together with any amendments or supplements thereto, are collectively referred to herein as the "PROXY STATEMENT."

   SECTION 3.14. BROKERS. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has provided Merger Sub a copy of the agreement between the Company and the Company Financial Advisor pursuant to which such fees are payable.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Merger Sub hereby makes to the Company the representations and warranties set forth below:

   SECTION 4.01. ORGANIZATION AND QUALIFICATION. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

   SECTION 4.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Merger Sub and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

   SECTION 4.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties or assets are bound or affected, (iii) conflict with, or violate, or cause a default under any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, contract or permit applicable to Merger Sub, its properties or assets, or (iv) result in the creation of a Lien on any assets or properties of Merger Sub except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect

   (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) any applicable requirements, if any, of the Exchange Act and state takeover laws, (B) the pre-merger notification requirements, if any, of the HSR Act and (C) filing and recordation of appropriate merger and similar documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

   SECTION 4.04. BROKERS. No broker, finder or investment banker other than Lehman Brothers Inc. and its affiliates is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Merger Sub or the members of the Management Group.

   SECTION 4.05. FUNDS. Merger Sub has or will have at Closing sufficient funds to consummate the transactions contemplated in this Agreement. Merger Sub has executed a commitment letter with an affiliate of Lehman Brothers Holdings Inc., which, together with contributions to be made to Merger Sub by the Management Group and Evan R. Buckley, will provide for such funds.

   SECTION 4.06. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Merger Sub specifically for inclusion in the Proxy Statement shall at the time the Proxy Statement is mailed or at the time of the Company Stockholders' Meeting or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   SECTION 4.07. EMPLOYMENT AGREEMENT WITH KELLY MONAHAN. Kelly Monahan and Merger Sub have entered into a valid and binding employment agreement pursuant to which Mr. Monahan has agreed to serve as an executive officer of the Surviving Corporation at the Effective Time. Such agreement is enforceable against Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity



                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

   SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees as to itself and its subsidiaries that, between the date of this Agreement and the Effective Time, unless Merger Sub shall have consented within five (5) days after receipt of notice from the Company of such proposed action, and except as expressly contemplated or permitted by this Agreement:

   (a) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers, regulators, distributors, creditors, lessors, employees and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time;

   (b) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any of its subsidiaries to alter the fundamental nature of its business or enter into material new lines of business outside the origination, purchase and of residential mortgage loans and activities incident thereto;

   (c) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any of its subsidiaries to incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and with the Company's current business plan (a copy of which has been provided to Merger Sub);

   (d) the Company shall not, and shall not permit any of its subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by wholly owned subsidiaries of the Company, (ii) split, combine, subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company, or
       (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

   (e) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, transfer, pledge or otherwise encumber or authorize or propose the issuance, delivery, sale, transfer, pledge or encumbrance of, any shares of its capital stock, any voting debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or voting debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Common Stock upon the exercise of warrants, Options or in connection with other stock-based benefits plans, in each case, outstanding on the date hereof in accordance with their current terms and (ii) issuances by a wholly owned subsidiary of the Company of capital stock to such subsidiary's parent or another wholly owned subsidiary of the Company;

   (f) except as required by applicable law, the Company and its subsidiaries shall not amend or propose to amend their respective certificates of incorporation, bylaws or other governing documents;

   (g) the Board of Directors shall direct the management of the Company to not, and to not permit any of the Company's subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of the Company and its subsidiaries in the ordinary course); PROVIDED, HOWEVER, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing subsidiaries of the Company, (y) the creation of new subsidiaries of the Company organized to conduct or continue activities otherwise permitted by this Agreement, or (z) any transaction authorized under Section 6.04; and PROVIDED, FURTHER, that upon consultation with Merger Sub the Company may renew or enter into new warehouse line of credit facilities on substantially the same terms as such existing facilities, including, without limitation, as to the amount of such facilities;

   (h) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of subsidiaries of the Company) which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that the foregoing shall not prohibit sale of residential mortgage loans in the ordinary course of business or pursuant to existing agreements or the granting of Liens on residential mortgage loans in connection with borrowings under the Company's warehouse line of credit facilities;

   (i) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any of its subsidiaries to, (i) other than in connection with actions permitted by this Agreement or in connection with the origination, purchase and sale of residential mortgage loans in the ordinary course of business, and activities incident thereto, make any loans, advances or capital contributions to, or investments in, any other Person, other than the
       Company  or a  wholly-owned  subsidiary  of  the  Company  or  (ii)  pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or settle any litigation, other than indebtedness, issuances of debt securities, guarantees, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice;

   (j) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any of its subsidiaries to, take any action that would result in (x) any of the representations and warranties set forth in Article III which is qualified as to materiality being untrue, (y) any of the representations and warranties set forth in Article III which is not so qualified being untrue in any material respect, or (z) any of the conditions to the Merger set forth in Article VII not being satisfied;

   (k) except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, the Board of Directors shall direct the management of the Company not to change the Company's methods of accounting in effect at June 30, 1999, except as required by changes in United States Generally Accepted Accounting Principles as concurred in by the Company's independent auditors;

   (l) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit its subsidiaries to,
       (i) enter into,  adopt,  amend  (except as may be required by  applicable law), renew (except on substantially the same terms) or terminate any Benefit Plan, or any other employee benefit agreement, arrangement, plan or policy between the Company or any of its subsidiaries and one or more of its directors or officers, (ii) increase or accelerate the compensation or fringe benefits of any of its directors, officers or employees, (iii) grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares other than as required by existing agreements with individual employees, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iv) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

   (m) the Board of Directors of the Company shall direct the management of the Company to take or refrain from taking, as the case may be, such action so that the Company shall not, and shall not permit any subsidiary to, make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return; and

   (n) the Board of Directors of the Company shall not take any action that is inconsistent with, or in contravention of, the directions it gives or is required to give to the management of the Company in compliance with this
       Section 5.01; this Section 5.01 (other than Subsections 5.01(d) and (f)) shall be breached only if the Board of Directors of the Company takes such inconsistent or contravening action, fails to take action to direct the management of the Company as required under this Section 5.01 (such action to be accomplished by reason of resolutions adopted by the Board of Directors as of the date hereof), or as a result of action or inaction taken by any member of the Management Group if such action or inaction was taken with the actual knowledge of a majority of the members of the Special Committee and the Board of Directors fails to supervise the compliance by the Management Group with such directions consistent with the provisions of the DGCL

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

   SECTION 6.01. ACCESS TO INFORMATION; CONFIDENTIALITY. From the date hereof to the Effective Time, the Company shall (and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the
       Company and of each of its subsidiaries to) afford the officers, employees and agents of Merger Sub (the "MERGER SUB REPRESENTATIVES") reasonable access upon reasonable notice during normal business hours to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Merger Sub Representatives with all financial, operating and other data and information as may from time to time be reasonably requested. Merger Sub agrees to be bound by the terms of the Confidentiality Agreement, dated as of October 19, 1999, between the Company and Lehman Brothers Inc. (the "CONFIDENTIALITY AGREEMENT").

   SECTION 6.02. PROXY STATEMENT; SCHEDULE 13E-3. As soon as practicable after the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, in form and substance reasonably satisfactory to Merger Sub, relating to the meeting of the Company's stockholders to be held in connection with the Merger. Merger Sub shall furnish to the Company such information concerning itself as the Company may reasonably request in connection with the preparation of the Proxy Statement. The Proxy Statement will comply in all material respects with applicable federal securities laws, except that no representation is made by the Company with respect to information supplied by Merger Sub for inclusion in the Proxy Statement. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the opinion of the Company Financial Advisor referred to in Section 3.05 hereof.

   (a) The information provided by each of the Company and Merger Sub for use in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company or (ii) the time of the Company stockholders' meeting contemplated by such Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to any party hereto, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy

       Statement, such party shall promptly inform the Company and Merger Sub thereof and take appropriate action in respect thereof.

   (b) As soon as practicable after the date of this Agreement, Merger Sub, members of the Management Group and the Company shall file with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 ("SCHEDULE 13E-3"), with respect to the Merger. Each of the parties hereto agrees to use its reasonable best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Schedule 13E-3. The information provided by each of the Company and Merger Sub for use in the Schedule 13E-3 shall not, at the time the Schedule 13E-3 is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.


   SECTION 6.03. ACTION BY STOCKHOLDERS. Except as otherwise required by the fiduciary duties of the Board of Directors of the Company under applicable law (as determined in good faith by the Special Committee after consulting with its outside legal counsel): (a) the Company, acting through its Board of Directors, shall, in accordance with applicable law, the Company's Certificate of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of stockholders (the "COMPANY STOCKHOLDERS' MEETING") as soon as reasonably practicable after the date of this Agreement for the purpose of adopting this Agreement and
       (b) the Company will, through the Board of Directors based on the recommendation of the Special Committee, recommend to its stockholders the adoption of this Agreement. Merger Sub and the Management Group shall vote all shares of Common Stock owned by them in favor of the adoption of this Agreement.


   SECTION 6.04. NO SOLICITATION. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, investment bankers, attorneys or other agents or representatives to directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposal or provide any information about the Company or its subsidiaries with respect to any merger, consolidation or other business combination involving the Company or its subsidiaries or their respective assets or capital stock (a "TAKEOVER PROPOSAL") or negotiate, explore or otherwise engage in discussions with any corporation, partnership, person or other entity or group (other than Merger Sub, any of its affiliates or representatives) (collectively, a "PERSON") with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; PROVIDED, HOWEVER, that if the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with outside counsel, that it is advisable to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to what the Board of Directors in good faith reasonably believes may be a Superior Proposal (as defined below), which proposal was not solicited by it and which did not otherwise result from a breach of this
       Section 6.04, and subject to providing prior written notice of its decision to take such action to Merger Sub and compliance with the other requirements of this Section 6.04, (i) furnish information with respect to the Company and its subsidiaries to any Person making a Superior Proposal pursuant to a customary confidentiality agreement and (ii) participate in discussions or negotiations regarding and execute any agreements (including but not limited to any Acquisition Agreement), in connection with such Superior Proposal.

   (a) Except as expressly permitted by this Agreement, neither the Board of Directors of the Company nor the Special Committee shall (i) withdraw or modify , or propose publicly to withdraw or modify, in a manner adverse to Merger Sub, the approval or recommendation by the Board of Directors of the Company or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement.

   (b) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.04, the Company shall promptly (and in any event within one day) advise Merger Sub orally and in writing of any request for information or any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal (and any amendments or proposed amendments thereto) and the identity of the person making such request or Takeover Proposal.

   (c) Nothing contained in this Section 6.04 shall prohibit the Company or its Board of Directors, upon the recommendation of the Special Committee, from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or otherwise which, in the judgment of the Special Committee upon advice of legal counsel, is advisable under applicable law or rules of any stock exchange; PROVIDED, HOWEVER, that, except as contemplated by clause (b) of this Section 6.04, neither the Company nor the Board of Directors nor the Special Committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

   (d) For purposes of this Agreement:

   (i) "SUPERIOR PROPOSAL" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, at least 15% of the shares of the Company's capital stock then outstanding or all or substantially all of the assets of the Company, on terms which the Board of Directors, upon the recommendation of the Special Committee (based upon the advice of its financial advisor), determines in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

   (ii)"ACQUISITION  AGREEMENT"  means  any  letter  of  intent,   agreement  in
       principle, acquisition agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

   SECTION 6.05.  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

   (a) From and after the consummation of the Merger, the parties shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director (the "INDEMNIFIED PARTY") of the Company and its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses, and amounts paid in settlement, with the written approval of the Surviving Corporation (which approval shall not be unreasonably withheld), in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "CLAIM") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Delaware law or the Company's Certificate of Incorporation, Bylaws or indemnification agreements in effect at the date hereof.

   (b) Merger Sub and the Company agree that all rights to indemnification and all limitations on liability existing in favor of the Indemnified Party as provided in the Company's Certificate of Incorporation and Bylaws as in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, to the extent such rights are consistent with the DGCL; PROVIDED THAT in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; PROVIDED FURTHER, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Company's Certificate of Incorporation or Bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Surviving Corporation; and, PROVIDED FURTHER, that nothing in this Section 6.05 shall impair any rights or obligations of any present or former directors or officers of the Company.

   (c) The parties shall cause the Surviving Corporation to maintain the Company's existing officers' and directors' liability insurance policy ("D&O INSURANCE") for a period of not less than five (5) years after the Effective Date; PROVIDED, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers ("SUBSTANTIALLY SIMILAR D&O INSURANCE") so long as such substitution does not result in gaps or lapses in coverage; PROVIDED, FURTHER, if the existing D&O Insurance expires or is cancelled during such period, Merger Sub or the Surviving Corporation will use its best efforts to obtain Substantially Similar D&O Insurance; PROVIDED, HOWEVER, that if the aggregate annual premiums for such D&O Insurance (or successor insurance policy) at any time during such period exceed 500% of the per annum rate of premiums currently paid by the Company for such insurance on the date of this Agreement or $250,000, then the parties will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that shall then be available at an annual premium equal to 500% of such rate (PROVIDED, HOWEVER, that in no event shall the Company be required to pay any annual premiums in excess of $250,000).

   (d) The provisions of this Section 6.05 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its respective successors and assigns.

OFFICERS.  Immediately prior to the Effective Time, the  Company  shall take all action necessary to appoint as officers of the Company the Persons designated by Merger Sub.

   SECTION 6.06.  FURTHER ACTION; BEST EFFORTS.

   (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger and the other transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby.

   (b) Notwithstanding the provisions of Section 6.06(a), nothing contained in this Agreement shall obligate Merger Sub to take any action to consummate the Merger and the other transactions contemplated hereby, the consummation of which is dependent or conditioned on the receipt of any governmental or regulatory approval or consent, in the event that the approval or consent so received specifically includes conditions or restrictions in addition to those imposed by laws and regulations of general applicability as in effect from time to time (including conditions in addition to those imposed by existing laws and regulations which require the prior approval of any governmental or regulatory agency to the taking of any action or the consummation of any transaction), the direct or indirect effect of which is or would be, to materially restrict, limit or otherwise subject to penalty Merger Sub in the ownership of its assets or the conduct of its business. For purposes of the foregoing, a condition, restriction or limitation arising out of any such approval or consent shall be deemed to be a material restriction or limitation on Merger Sub (regardless of whether Merger Sub is a party to or otherwise legally obligated by such consent or approval) to the extent that the taking of an action or the consummation of a transaction by Merger Sub would result in Merger Sub, the Company or any subsidiary of the Company being in material breach or violation of such consent or approval or otherwise causing such consent or approval to terminate or expire.

   (c) In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

   SECTION 6.07. PUBLIC ANNOUNCEMENTS. Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law, regulation or any listing agreement or arrangement to which the Company or Merger Sub is a party with a national securities exchange or the Nasdaq Stock Market if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

   SECTION 6.08. CONVEYANCE TAXES. Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

   SECTION 6.09. EVENT NOTICES. From and after the date of this Agreement until the Effective Time, the Company shall promptly notify Merger Sub of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Merger set forth in Article VII, not being satisfied, (ii) the Company's failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in any condition to the Merger set forth in

       Article VII, not being satisfied and (iii) any representation or warranty made by the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect. The Company's delivery of any notice pursuant to this Section 6.10 shall not cure any breach of any representation or warranty of the Company contained in this Agreement or otherwise limit or affect the remedies available hereunder to Merger Sub, and the inadvertent failure to promptly deliver said notice shall not be deemed a breach of this Agreement.

                                   ARTICLE VII

                               CLOSING CONDITIONS

   SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

   (a) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

   (b) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or the other transactions contemplated by this Agreement; PROVIDED, HOWEVER,, that the parties shall use their reasonable best efforts (subject to Section 6.06(b)) to cause any such decree, judgment, injunction or other order to be vacated or lifted.

   (c) HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or the Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

   SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF MERGER SUB. The obligation of Merger Sub to effect the Merger is also subject to satisfaction or waiver of the following conditions:

   (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall, if qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; PROVIDED, HOWEVER, that any such representation or warranty shall not be deemed to be false or incorrect as a result of action or inaction taken by any member of the Management Group between the date of this Agreement and the Closing Date if such action or inaction was taken without the actual knowledge of a majority of the Special Committee of the Board of Directors of the Company or with the actual knowledge of the Board of Directors if the Board instructs the Management Group not to take any such action, so long as the Board of Directors continues to exercise its duties to supervise management of the Company consistent with the provisions of the DGCL.

   (b) AGREEMENT AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

   (c) DISSENTING SHARES. On the Closing Date, Dissenting Shares shall aggregate no more than 18% of the then outstanding shares of Common Stock.

   (d) COMPANY MATERIAL ADVERSE EFFECT. Subsequent to the date of this Agreement, there shall not have occurred an event or events, other than events affecting the credit markets generally or the ability of financial institutions to raise capital (including the Credit Market Events) which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; provided, however, that this condition shall not be deemed to have been breached if the Company Material Adverse Effect is significantly the result of (i) any action or inaction taken by a member of the Management Group specifically identified under Article V and taken in contravention of the directions to be given to the management of the Company by the Board of Directors pursuant to Article V (such action to be accomplished by reason of resolutions adopted by the Board of Directors as of the date hereof) or
       (ii) any action or inaction not subject to Article V taken by a member of the Management Group and (A) said member (i) acted in a manner inconsistent with, or failed to act in a manner consistent with, the business judgment rule as interpreted in accordance with Delaware law or
       (ii) reasonably believed that such action or inaction should have been communicated to the Special Committee and did not so communicate to the Special Committee prior to taking such action or inaction or (B) such action or inaction was taken without the actual knowledge of a majority of the Special Committee and out of the ordinary course of business consistent with past practices.

   (e) MARKET MATERIAL ADVERSE EFFECT. On the Closing Date, a Market Material Adverse Effect shall not have occurred and be continuing.

   (f) OFFICER'S CERTIFICATE. Merger Sub shall have received a certificate of an appropriate officer of the Company to the effect that the conditions set forth in Section 7.02(a), (b), (c) and (d) have been satisfied at the Effective Time.

   (g) THIRD PARTY CONSENTS. The Company and its subsidiaries shall have obtained all third party consents identified with an asterisk in SECTION
       3.04 OF THE COMPANY DISCLOSURE SCHEDULE and the same shall be in full force and effect at the closing.

MANAGEMENT. On the Closing Date, Kelly Monahan shall continue to actively serve as an executive officer of the Company.

   (h) LITIGATION. There shall be no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which questions or challenges the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by the Company or which attempts to restrain, enjoin or prohibit the transactions contemplated hereby.

   SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver of the following conditions:

   (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Merger Sub contained in this Agreement shall, if qualified by materiality, be true and correct, and if not so qualified, be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

   (b) AGREEMENT AND COVENANTS. Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

   (c) OFFICER'S CERTIFICATE. The Company shall have received a certificate of an appropriate officer of Merger Sub to the effect that the conditions set forth in Section 7.03(a) and (b) have been satisfied at the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

   SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company:

   (a) by mutual  written consent  of  the  Company (acting  through the Special
       Committee) and   Merger Sub;

   (b) by either Merger Sub or the Company if the Effective Time shall not have occurred on or before July 31, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

   (c) by either Merger Sub or the Company, if any permanent injunction, order, decree, ruling or other action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

   (d) by Merger Sub, if (i) the Board of Directors of the Company (acting through the Special Committee) withdraws, modifies or changes its approval or recommendation of this Agreement in a manner adverse to Merger Sub or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Takeover Proposal or shall have resolved to do so, or (iii) a tender offer or exchange offer for at least 20% of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company (acting through the Special Committee) fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

   (e) by Merger Sub or the Company, if this Agreement shall fail to receive the Company Shareholder Approval for adoption at the Company Stockholders' Meeting or any adjournment or postponement thereof;

   (f) by Merger Sub, upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company that is qualified as to materiality shall have become untrue, or if any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions to the Merger set forth in Article VII would not be satisfied (a TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Merger Sub may not terminate this Agreement under this Section 8.01(f);

   (g) by the Company, upon a breach of any material representation, warranty, covenant or agreement on the part of Merger Sub set forth in this Agreement, or if any representation or warranty of Merger Sub that is qualified as to materiality shall have become untrue, or if any representation or warranty of Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions to the Merger set forth in Article VII would not be satisfied (a TERMINATING MERGER SUB BREACH"); PROVIDED, HOWEVER, that, if such Terminating Merger Sub Breach is curable by Merger Sub through the exercise of its reasonable best efforts and for so long as Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 8.01(g);

   (h) by the Company, to allow the Company to enter into an Acquisition Agreement in respect of a Superior Proposal if the Board of Directors of the Company (upon recommendation of the Special Committee) determines, following receipt of advice of independent legal counsel, that failure to do so would cause the Board of Directors of the Company to breach its fiduciary duties under applicable law; PROVIDED, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(h) until five business days have elapsed following delivery to Merger Sub of written notice of such determination of the Company (which written notice will inform Merger Sub of the material terms and conditions of the Superior Proposal) and the Company shall and shall cause its legal and financial advisors to, during such five business day period, negotiate in good faith with Merger Sub to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein; and PROVIDED, FURTHER, HOWEVER, that such termination under this Section 8.01(h) shall not be effective until the Company has made payment to Merger Sub of the amounts required to be paid pursuant to Section 8.05(b).

   SECTION 8.02.  EFFECT OF  TERMINATION.  Except as provided in Section 8.05 or
       Section 9.01(b), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of any party hereto, or any of their respective officers or directors, to the other and all rights and obligations of any party hereto shall cease, subject to the remedies of the parties set forth in Sections 8.05(b) and (c); PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; PROVIDED FURTHER, HOWEVER, that the Company shall not be deemed to have willfully breached its representations, warranties, covenants or agreements set forth in this Agreement as a result of action or inaction taken by any member of the Management Group between the date of this Agreement and the Closing Date if such action or inaction was taken without the actual knowledge of a majority of the Special Committee of the Board of Directors of the Company, or with the actual knowledge of the Board of Directors if the Board instructs the Management Group not to take such action, so long as the Board of Directors continues to exercise its duties to supervise management of the Company consistent with the provisions of the DGCL.

   SECTION 8.03. AMENDMENT. Before or after adoption of this Agreement by the stockholders of the Company, this Agreement may be amended by the parties hereto at any time prior to the Effective

       Time; PROVIDED, HOWEVER, that (a) any such amendment shall, on behalf of the Company, have been approved by the Special Committee and (b) after adoption of this Agreement by the stockholders of the Company, no amendment which under applicable law may not be made without the approval of the stockholders of the Company may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   SECTION 8.04. WAIVER. At any time prior to the Effective Time, either the Company (acting through the Special Committee), on the one hand, or Merger Sub, on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and, with respect to extensions or waivers granted by the Company, if the Special Committee shall have approved such waiver or extension.

   SECTION 8.05. FEES, EXPENSES AND OTHER PAYMENTS. Subject to paragraphs (b) and (c) of this Section 8.05, all costs and expenses (including any expenses related to any claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto (which in the case of Merger Sub includes those incurred or to be incurred by its equity investors) in connection with the transactions contemplated hereby (with respect to such party, its "EXPENSES"), shall be borne solely and entirely by the party which has incurred such costs and expenses; PROVIDED, HOWEVER, that all costs and expenses related to printing and mailing the Proxy Statement shall be borne by the Company.

   (a) The Company agrees that, if (i) the Company shall terminate this Agreement pursuant to Section 8.01(h), (ii) Merger Sub shall terminate this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii), or (iii)
       (A) Merger Sub shall terminate this Agreement pursuant to Section 8.01(e) or Section 8.01(f), (B) prior to the time of such termination, any person shall have made a public announcement or otherwise communicated to the Company and its stockholders with respect to a Takeover Proposal with respect to the Company, and (C) within six (6) months after the date this Agreement is terminated, the Company enters into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal is consummated, then in accordance with Section 8.05(d), after such termination, or in the case of clause (iii) upon the entering into an agreement with respect to, or consummation of such Takeover Proposal, the Company shall pay to Merger Sub an amount equal to Merger Sub's documented Expenses in connection with this Agreement and the transactions contemplated hereby (which amount shall not exceed $500,000) and a termination fee in the amount of $1,500,000 (the "TERMINATION FEE" and together with such Expenses, the "TERMINATION AMOUNT"); PROVIDED, HOWEVER, that in no event shall the Company be obligated to pay more than one Termination Amount.

   (b) The Company agrees that it shall pay to Merger Sub an amount equal to Merger Sub's documented Expenses directly related to this Agreement and the transactions contemplated hereby (which amount shall not exceed
       $500,000) if this Agreement is terminated pursuant to Section 8.01(f) based upon a breach of a covenant or agreement or of any of the warranties and representations contained in Sections 3.01 (Organization and Qualification; Subsidiaries), 3.02 (Capitalization), 3.03 (Authority Relative to this Agreement), 3.05 (Opinion of Financial Advisor), 3.06 (Board Approval), 3.13 (Proxy Statement) or 3.14 (Brokers).

   (c) Except as otherwise provided in this Agreement, any payment required to be made pursuant to Section 8.05(b) or Section 8.05(c) shall be made to Merger Sub by the Company not later than ten business days after delivery to the Company by Merger Sub of notice of demand for payment and shall be made by wire transfer or immediately available funds to an account designated by Merger Sub.

   (d) Merger Sub agrees that it shall pay to the Company an amount equal to the Company's documented Expenses directly related to this Agreement and the transactions contemplated hereby (which amount shall not exceed $500,000) if this Agreement is terminated pursuant to Section 8.01(g). Any payment required to be made pursuant to this Section 8.05(e) shall be made to the Company by Merger Sub not later than ten business days after delivery to Merger Sub by the Company of notice of demand for payment and shall be made by wire transfer or immediately available funds to an account designated by the Company.

The parties hereto  acknowledge  that the  agreements  contained in this Section
   8.05 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Merger Sub would enter into this Agreement; accordingly, if either party fails to pay promptly the Termination Amount and/or expenses as applicable, and, in order to obtain such payment, the receiving party commences a suit which results in a judgment against the paying party for the Termination Amount and/or expenses, as applicable, the paying party shall pay to the receiving party its expenses incurred in connection with such suit, together with interest on the Termination Amount and/or expenses, as applicable, at the prime rate published as the average rate in the "Money Rates" section of The Wall Street Journal on the date such payment was required to be made.

   (e) Subject to the following sentences, the payments required by this Section
       8.05  shall   constitute   liquidated   damages  in  full  and   complete
       satisfaction of, and shall be the sole and exclusive remedy of the parties for any loss, liability, damage or claim arising out of or in conjunction with the transactions contemplated in this Agreement, including any termination of this Agreement pursuant to Section 8.01 and shall not constitute a penalty. Notwithstanding the foregoing sentence, if (i) this Agreement is terminated by Merger Sub as a result of a willful breach of any representation, warranty, covenant or agreement by the Company and no Termination Fee is required to be paid pursuant to
       Section 8.05, Merger Sub may pursue any remedies available to it at law or in equity and shall be entitled to recover such additional amounts as Merger Sub may be entitled to receive at law or in equity or (ii) this Agreement is terminated by the Company as a result of a willful breach of any representation, warranty, covenant or agreement by Merger Sub, the Company may pursue any remedies available to it at law or in equity and shall be entitled to recover such amounts as the Company may be entitled to receive at law or in equity.

                                   ARTICLE IX
                               GENERAL PROVISIONS

   SECTION 9.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

   (a) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I, II and IX and Section 6.05 shall survive the Effective Time and those set forth in Sections 8.02 and 8.05 and Article IX shall survive termination.

   SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including telecopy or similar writing) and shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.02 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 9.02 (or at such other address for a party as shall be specified by like notice):

   (a) IF TO MERGER SUB:

            c/o BNC Mortgage, Inc.
            1063 McGaw Avenue
            Irvine, CA 92614-5532
            Attention:  Mr. Kelly W. Monahan
            Telecopy:  (949) 475-5027



      WITH COPIES TO:

            Lehman Brothers Inc.
            3 World Financial Center
            New York, NY 10285
            Attention:  Michael McCully, Senior Vice President,
                     Karen Manson, Senior Vice President
            Telecopy:  (212) 526-0035


            Weil, Gotshal & Manges LLP
            1615 L. Street, N.W., Suite 700
            Washington, DC.  20036
            Attention:  W. Michael Bond, Esq.
            Telecopy:  (202) 857-0940



            Troop, Steuber, Pasich, Reddick, & Tobey, LLP
            2029 Century Park East, 24th Floor
            Los Angeles, CA  90067-3010
            Attention:  David H. Sands, Esq.
            Telecopy:  (310) 728-2200


      IF TO THE COMPANY TO:

            BNC Mortgage, Inc.
            1063 McGaw Avenue
            Irvine, CA 92614-5532
            Attention: Special Committee of the Board of Directors
            Telecopy:  (949) 260-6464

      WITH A COPY TO:


            Kirkpatrick & Lockhart LLP
            9100 Wilshire Blvd.
            Beverly Hills, CA  90212
            Attention:  Thomas J. Poletti, Esq.
            Telecopy:  (310) 274-8293



CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

   (b) "AFFILIATE" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

   (c) "BUSINESS DAY" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the SEC or The Nasdaq National Market is closed;

   (d) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change or effect that is (after giving effect to any appropriate reserves for such matter on the financial statements included in the Company SEC Documents filed prior to the date hereof) materially adverse to the business, prospects, results of operations, assets, liabilities or financial condition of the Company and its subsidiaries, taken as a whole, or any event, matter, condition or effect which precludes the Company from performing its material obligations under this Agreement or the consummation of the transactions contemplated herein.

   (e) "CONTROL" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or polices of a person or entity, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise; and

   (f) "CREDIT MARKET EVENTS" means any of the following events: (i) a limitation (whether or not mandatory) by any United States Government Entity which affects the extension of credit by banks or other United States financial institutions; (ii) interest rate increases by the Federal Reserve Bank of the United States; (iii) the implementation of previously announced proposed changes to capital requirements for sub-prime originators and investors; (iv) a disruption or adverse change in the financial or capital markets generally; (v) an event or events that affects the "repo market" or comparable "lending market" for financing debt obligations secured by residential mortgage loans or affects the ability of mortgage lenders generally to finance residential mortgage loans through the "repo market" or "lending market" with traditional counterparties; or (vi) an event or events that affects the "securities market" for securities backed by residential mortgage loans or mortgage lenders generally not being able to sell securities backed by residential mortgage loans.

   (g) "MANAGEMENT GROUP" means collectively, Kelly W. Monahan, Peter R. Evans, Al Lapena, Gary Vander-Haeghen, Marles Crow and Jamie Langford.

   (h) "MARKET  MATERIAL  ADVERSE  EFFECT"  means the  occurrence  of any of the following: (i) a limitation (whether or not mandatory) by any United States Governmental Entity which materially and adversely affects, or any other event which materially affects, the extension of credit by banks or other United States financial institutions, other than interest rate increases by the Federal Reserve Bank of the United States, and other than the implementation of any previously announced proposed changes to capital requirements for sub-prime originators and investors the effect of which would be to materially impair the Company's ability to conduct its business; (ii) a material disruption or material adverse change in the financial or capital markets generally, the effect of which effectively bars access by financial services entities to said markets;
       (iii) an event or events that results in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by residential mortgage loans or in the inability of mortgage lenders generally to finance residential mortgage loans through the "repo market" or "lending market" with traditional counterparties; or (iv) an event or events that results in the effective absence of a "securities market" for securities backed by residential mortgage loans or in mortgage lenders generally not being able to sell securities backed by residential mortgage loans.

   (i) "MERGER SUB MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition of Merger Sub and its subsidiaries, taken as a whole, or any event, matter, condition or effect which precludes Merger Sub from performing its material obligations under this Agreement or the consummation of the transactions contemplated herein

   (j) "OPTION" means any stock option, stock appreciation right or any other award providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary of the Company.

   (k) "PERSON" means any person or any corporation, partnership, limited liability company or other legal entity.

   (l) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

   SECTION 9.03. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   SECTION 9.05. ENTIRE AGREEMENT. This Agreement and the other documents delivered in connection herewith constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings between the parties with respect to the subject matter hereof.

   SECTION 9.06. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void, provided that Merger Sub may assign its rights, but not its obligations, under this Agreement to any of its subsidiaries.

   SECTION 9.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 6.05, which provisions are intended to benefit and may be enforced by the beneficiaries thereof), is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   SECTION 9.08.  GOVERNING LAW.  This Agreement   shall   be  governed by,  and
       construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

   SECTION 9.09. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Court of Chancery, or other courts, of the State of Delaware, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) the defense of sovereign immunity, (ii) any claim that it is not personally subject to the jurisdiction of the courts for any reason other than the failure to serve process in accordance with this Section 9.10, (iii) that it, or its property, is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iv) to the fullest extent permitted by applicable law, that (x) the suit, action or proceeding in any such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

   (a) The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and any document executed in connection herewith.

   SECTION 9.10. ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   SECTION 9.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    COMPANY:

                                    BNC MORTGAGE, INC.


                                    By: /s/ Evan Buckley
                                        ----------------------------------------
                                        Evan Buckley
                                        Chief Executive Officer


                                    MERGER SUB:

                                    BNCM ACQUISITION CO.

                                    By: /s/ Kurt A. Locher
                                        ----------------------------------------
                                        Kurt A. Locher
                                        President

                                   APPENDIX B


                               FAIRNESS OPINION OF
                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.





                                  February 3, 2000





Special Committee of the Board of Directors
BNC  Mortgage, Inc.
1063 McGaw Avenue
Irvine, CA  92614

Board of Directors:

You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of common stock ("Stockholders"), other than certain members of the management team,(1) of BNC Mortgage, Inc. ("BNC" or the "Company") of the Consideration (as hereinafter defined) to be received by them pursuant to the Agreement and Plan of Merger by and between BNC and BNCM Acquisition Co., an affiliate of Lehman Brothers Holdings Inc. ("BNCM Acquisition Co." or "Acquisition Co."), dated February 3, 2000 (the "Merger Agreement"), pursuant to which Acquisition Co. will be merged with and into BNC, such that the separate existence of Acquisition Co. will cease and BNC shall continue as the surviving corporation (the "Merger"). The Merger Agreement provides, among other things, that Stockholders of BNC will receive from Acquisition Co. payment in cash equal to a fixed price of $10.00 per BNC share (the "Consideration"). Additionally, all outstanding options to purchase shares of BNC common stock shall be canceled and each holder thereof shall be entitled to receive a cash payment from the Company equal on a per share basis to the excess, if any, of the Consideration over the exercise price of such options. The Merger Agreement will be considered at a meeting of the Stockholders of BNC. The terms of the Merger are more fully set forth in the Merger Agreement.

In delivering this opinion, FBR has completed the following tasks:

1. reviewed BNCM Acquisition Co. financing proposal set forth by Lehman Brothers Holdings Inc., and the pro-forma capitalization of the Company following the Merger;

2. reviewed the BNC Annual Report to Stockholders for the fiscal years ended June 30, 1997, 1998 and 1999, the BNC Annual Report on Form 10-K filed with the SEC for the fiscal years ended June 30, 1997, 1998 and 1999; reviewed the BNC Annual Proxy Statement dated October 29, 1999; reviewed the BNC Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999;

--------------
1 Kelly W. Monahan, Peter R. Evans, Al Lapena, Gary Vander-Haeghen, Marles Crow and Jamie Langford.

3. reviewed and discussed the unaudited financial statements of BNC for the six months ended December 31, 1999 with the management of BNC;

4. reviewed the reported market prices and trading activity for BNC common stock for the period January 1, 1999 through February 2, 2000;

5.  reviewed  the  secondary  market for   sub-prime   mortgage  loans,  and the
    respective pricing trends, from June 30, 1998 through February 2, 2000.

6.  discussed  the financial   condition,   results  of   operations,   earnings
    projections, business and prospects of BNC with the management of  BNC;

7. compared the results of operations and financial condition of BNC with those of certain publicly-traded financial services organizations (or their holding companies) that FBR deemed to be reasonably comparable to BNC;

8.  reviewed  the  financial  terms,  to  the  extent  publicly  available,   of
    certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger;

9. reviewed the financial terms, to the extent publicly available, of certain management buyout transactions, pursuant to SEC Rule 13E-3, that FBR deemed to be reasonably comparable to the Merger.

10. reviewed a copy of the Merger Agreement; and

11. performed such other financial analyses and reviewed and analyzed such other information as FBR deemed appropriate, including an assessment of general economic, market and monetary conditions.

    In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning BNC and Acquisition Co. furnished to it by BNC or Acquisition Co., or the publicly-available financial and other information regarding BNC, and other financial services organizations (or their holding companies). FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management of BNC and BNCM Acquisition Co. that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for BNC provided to FBR by its management, FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of BNC. FBR has assumed that there has been no undisclosed material change in BNC's assets, financial condition, result of operations, business or prospects since September 30, 1999. FBR did not undertake an independent appraisal of the assets or liabilities of BNC nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of sub-prime mortgage credits, was not requested to and did not review such risks, and was not requested to and did not review any individual credit files of BNC. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of
specialty  finance  companies,   commercial  banks,   savings  institutions  and
financial services holding companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial services organizations and real estate related companies. FBR has experience in, and knowledge of, the valuation of specialty finance companies in California and the rest of the United States.

FBR has acted as a financial advisor to the Special Committee of the Board of Directors of BNC in connection with the Merger and will receive a fee for services rendered which, in part, is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of BNC for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in such securities.

Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Consideration is fair, from a financial point of view, to the Stockholders of BNC.

      This letter is solely for the information of the Special Committee of the Board of Directors and Stockholders of BNC and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the Stockholders in connection with the solicitation of approval for the Merger.

 .



                                Very truly yours,

                                FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                   APPENDIX C



                           APPRAISAL RIGHTS PROVISIONS
                                    UNDER THE
                        DELAWARE GENERAL CORPORATION LAW


                                   SECTION 262



SECTION 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving company as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.  Cash  in  lieu  of   fractional   shares  or  fractional depository receipts
described in the foregoing subparagraphs a. and b. of this paragraph; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu
of  fractional  shares  or  fractional   depository receipts described  in   the
foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1) If a  proposed  merger or  consolidation  for  which  appraisal  rights  are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so, ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of

Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX D


   TRANSACTIONS INVOLVING BNC MORTGAGE, INC. COMMON STOCK BY BNC MORTGAGE BNCM
               ACQUISITION CO., MEMBERS OF THE INVESTOR GROUP AND
                    CERTAIN EXECUTIVE OFFICERS AND DIRECTORS

Purchases of BNC Mortgage common stock by BNC Mortgage, BNCM Acquisition and members of the investor group during the two-years prior to the date of this proxy statement:

    1.  BNC MORTGAGE, INC.

                Number of                                           Average
CALENDAR         Shares                                             Purchase
QUARTER        PURCHASED*            RANGE OF PRICES PAID           PRICE PAID
--------       ----------            --------------------           ----------
                                    HIGH                 LOW
                                    ----                 ---

3Q98             332,529              5.875            5.125           5.50
4Q98                   0               --                --             --
1Q99             266,900               4.50             4.50           4.50
2Q99              50,000               6.00             6.00           6.00
3Q99                   0               --                --             --
4Q99                   0               --                --             --
1Q00                   0               --                --             --
2Q00                   0               --                --             --

* Purchased through our repurchase program and immediately canceled.





    2.  PETER EVANS

                Number of                                           Average
CALENDAR         Shares                                             Purchase
QUARTER        PURCHASED             RANGE OF PRICES PAID           PRICE PAID
--------       ---------             --------------------           ----------
                                    HIGH                 LOW
                                    ----                 ---

3Q98                   0              --                --             --
4Q98                   0              --                --             --
1Q99                   0              --                --             --
2Q99                   0              --                --             --
3Q99               1,000            $ 6.625          $ 5.875         $ 6.25
4Q99                   0              --                --             --
1Q00                   0              --                --             --
2Q00                   0              --                --             --

                                   APPENDIX E

                      INFORMATION RELATING TO BNC MORTGAGE,
           BNCM ACQUISITION CO., THE MEMBERS OF THE INVESTOR GROUP AND
                    CERTAIN EXECUTIVE OFFICERS AND DIRECTORS


I.  BNC Mortgage, Inc.

A. The name,  principal    business   and  address of the   principal  executive
offices of BNC Mortgage are listed below.

Name And Address Of
Principal Executive Offices      Principal Business
---------------------------      ------------------

BNC Mortgage, Inc.               BNC  Mortgage  is   headquartered   in  Irvine,
1063 McGaw Avenue                California,   and    has   approximately    400
Irvine, California  92614-5532   employees.
(949) 260-6000                   BNC Mortgage is  a  specialty  finance  company
                                 engaged   in   the   business of   originating,
                                 puchasing and selling  sub-prime non-conforming
                                 and,   to  a    lesser    extent,    conforming
                                 residential mortgage loans secured by   one-to-
                                 four  family residences.

B. The name, present principal occupation or employment and five-year employment history of each director and executive officer of BNC Mortgage are listed below. Unless otherwise indicated, the business address of each such person is 1063 McGaw Avenue, Irvine, California 92614-5532 and each such person is a citizen of the United States.

                                 Present Principal Occupation
Name                             And Five Year Employment History
----                             ---------------------------------

Evan Buckley                     Mr. Buckley  has   been  the   Chief  Executive
                                 Officer,   Secretary  and  a   director of  BNC
                                 Mortgage since its inception.  Mr. Buckley  was
                                 the President   of   BNC   Mortgage   from  its
                                 inception to December 1997. From November 1991 to May 1995, Mr. Buckley was the Vice President of Loan Production of Quality Mortgage USA,
                                 Inc., a residential mortgage lender, which he co-founded.

Kelly W. Monahan                 Mr. Monahan has been President of BNC  Mortgage
                                 since  December   1997  and  a  director  since
                                 October 1997.  Mr. Monahan has  been  President
                                 and Secretary of Mortgage Logic.com, Inc.,  BNC
                                 Mortgage's  wholly-owned   subsidiary,    since
                                 February 1999.  From BNC Mortgage's   inception
                                 through March 1999, Mr. Monahan was  its  Chief
                                 Financial   Officer,   and  from BNC Mortgage's
                                 inception through December 1997, he was its Executive Vice President. From July 1992 to
                                 July 1995, Mr. Monahan served as Vice President and Chief Financial Officer of Quality Mortgage
                                 USA, Inc., a residential mortgage lender.

Keith Honig                     Mr.  Honig has been a director  of BNC  Mortgage
                                since  February  1998.  Mr.  Honig has been Vice
                                President of Mortgage Lending and Real Estate of
                                SunAmerica  Inc., a financial  services  company
                                since April 1999.  From  December  1994 to April
                                1999,   Mr.  Honig  was  Associate   Counsel  of
                                SunAmerica, and in addition, from July 1997 to April 1999, he was its Director of Mortgage
                                Lending and Real Estate.

Joseph Tomkinson                Mr.   Tomkinson  has  been  a  director  of  BNC
                                Mortgage since February 1998. Mr.  Tomkinson has
                                been the Chairman of the Board of Impac Mortgage
                                Holdings,   Inc.  (AMEX-IMH)  since  April  1998
                                (after being  promoted from Vice Chairman of the
                                Board  which he was since  August  1995) and its
                                Chief Executive Officer since its inception. Mr.
                                Tomkinson  has been  Chairman  of the  Board and
                                Chief  Executive  Officer of RAI Advisors,  LLC,
                                Impac Funding  Corporation  and Impac  Warehouse
                                Lending  Group,   Inc.  since  their  respective
                                inceptions, and he was Chairman of the Board and Chief Executive Officer of Impac Commercial
                                Holdings (AMEX-ICH) and Impac Commercial Capital
                                Corporation  from February 1997 to May 1999. Mr.
                                Tomkinson served as President of Imperial Credit
                                Industries,  Inc.  (Nasdaq-ICII)  ("ICII")  from
                                January 1992 to February 1996 and has been a director of ICII since December 1991.

Richard Whiting                 Mr.  Whiting has been a director of BNC Mortgage
                                since June 1999.  Mr.  Whiting  was a Manager at
                                Donaldson,   Lufkin   &   Jenrette,   Securities
                                Corporation  from May 1987 to August  1994.  Mr.
                                Whiting has been a member of the Board of Directors at Kestrel Technologies, a company that develops software for online trading, since
                                August 1997, and he has been a member of the Board of Directors at Prime Capital Funding, which is a commercial real estate lender that is related to Prime Capital Corp. (Nasdaq-PMCP), since November 1997.

Peter R. Evans                  Mr. Evans has been the Chief  Financial  Officer
                                of BNC Mortgage  since March 1999. Mr. Evans has
                                been  Chief   Financial   Officer  of   Mortgage
                                Logic.com,  Inc. since February 1999. From March
                                1998 to  March  1999,  Mr.  Evans  was the  Vice
                                President of Finance for BNC Mortgage. Mr. Evans served as Senior Vice President of Koll Real
                                Estate Group, Inc. (Nasdaq-KREG) from June 1996 to February 1998, where he was responsible for the accounting, tax and financing of its joint venture and development projects, and from April
                                1994 to June 1996, he was its Vice President of Corporate Finance.

Al Lapena                       Mr.  Lapena  has  been  the  Vice  President  of
                                Operations  of BNC Mortgage  since January 1998.
                                From July 1997 to January  1998,  Mr. Lapena was
                                the  Director  of  Secondary  Marketing  for BNC
                                Mortgage.  From 1992 to 1997, Mr. Lapena was the
                                Vice  President of the Real Estate Finance Group
                                of  the  Taxable   Fixed  Income   Division  for
                                Donaldson, Lufkin & Jenrette, Inc.

Gary Vander-Haeghen             Mr.  Vander-Haeghen  joined  BNC  Mortgage  in a
                                non-executive  capacity in November 1995 and has
                                been its Vice President of Sales since September
                                1996.  From December 1991 to November  1995, Mr.
                                Vander-Haeghen  was a Branch Manager for Quality
                                Mortgage  USA,  Inc.,  a  residential   mortgage
                                lender.

II.  BNCM Acquisition

A. The name, principal business and address of the principal executive offices of BNCM Acquisition are set forth below.


Name                                       Principal Business
----                                       ------------------

BNCM Acquisition Co.                       BNCM Acquisition is a Delaware
c/o BNC Mortgage, Inc.                     corporation formed for the purpose of
1063 McGaw Avenue                          entering into the merger agreement.
Irvine, California 92614-5532              BNCM Acquisition has not engaged in
(949)260-6000                              any business activity other than in
                                           connection with the merger and the
                                           related transactions.

 B. The name, business address, present principal occupation or employment and five-year employment history of each director and executive officer of BNCM Acquisition Co. are listed below. Unless otherwise indicated, the business address of each such person is Lehman Brothers Inc., 3 World Financial Center, New York, NY 10285, and each such person is a citizen of the United States.

                                           Present Principal Occupation
Name and Title                             and Five Year Employment History
--------------                             ---------------------------------

Kurt Locher                                Mr. Locher joined Lehman Brothers
Sole Director and                          in March 1995 and is a Managing
President                                  Director.

Michael McCully                            Mr.    McCully    joined    Lehman
Treasurer and                              Brothers  in  1988  and is a Senior
Senior Vice President                      Vice President.

Karen Manson                               Ms. Manson joined Lehman  Brothers
Secretary and                              in  1990  and  is  a  Senior  Vice
Senior Vice President                      President.

III.  Mortgage Investco

A. The name, principal business and address of the principal executive offices of Mortgage Investco are listed below:

Name and Address of
Principal Executive Offices                Principal Business
---------------------------                ------------------

Mortgage Investco LLC                      Mortgage Investco is a Delaware
3 World Financial Center                   limited liability company and is
200 Vesey Street                           currently the sole stockholder of
New York, New York 10285                   BNCM Acquisition Co. Mortgage
                                           Investco is a  holding  company for
                                           mortgage-related investments.


B. The name, business address, present principal occupation or employment, five-year employment history and citizenship of the executive officers and directors of Mortgage Investco are set forth below. Unless otherwise indicated, the business address of each such person is Lehman Brothers Inc., 3 World Financial Center, New York, NY 10285, and each such person is a citizen of the United States.

                                           PRESENT PRINCIPAL OCCUPATION
NAME AND TITLE                             AND FIVE YEAR EMPLOYMENT HISTORY
--------------                             --------------------------------

Kurt Locher                                See II.B. of this Appendix E
Member, Board of Managers
and Managing Director

Theodore P. Janulis                        Mr. Janulis joined Lehman
Member, Board of Managers                  Brothers in 1984 and is a
and Managing Director                      Managing Director.

Martin P. Harding                          Mr. Harding joined Lehman
Managing Director                          Brothers in 1991 and is a
                                           Managing Director.

William E. Lighten                         Mr. Lighten joined Lehman
Managing Director                          Brothers in 1991 and is a
                                           Managing Director.

IV.  LEHMAN COMMERCIAL PAPER

A. The name, principal business and address of the principal executive offices of Lehman Commercial Paper are listed below:

Name and Address of
Principal Executive Offices                Principal Business
---------------------------                ------------------

Lehman Commercial Paper Inc.               Lehman Commercial Paper is a New York
3 World Financial Center                   corporation engaged in financing and
200 Vesey Street                           activities.
New York, New York 10285


B. The name, business address, present principal occupation or employment, five-year employment history and citizenship of the executive officers and directors of Lehman Commercial Paper are set forth below. Unless otherwise indicated, the business address of each such person is Lehman Brothers Inc., 3 World Financial Center, New York, NY 10285, and each such person is a citizen of the United States.

                                Present Principal Occupation
Name and Title                  and Five Year Employment History
--------------                  --------------------------------

Paul Edwards                    Mr. Edwards joined Lehman Brothers in 1989 and
                                is a Managing Director.

Theodore P. Janulis             Mr. Janulis joined Lehman Brothers in 1986 and
                                is a Managing Director.

Herbert H. McDade III           Mr. McDade joined Lehman Brothers in 1984 and is
                                a Managing Director.

Brenton D. Anderson             Mr. Anderson joined Lehman Brothers in 1991 and
                                is a Managing Director.

Thomas E. Bernard               Mr. Bernard joined Lehman Brothers in  1995 and
                                is a Managing Director.

Mark H. Burton                  Mr. Burton joined Lehman Brothers in 1984 and is
                                a Managing Director.

John F. Coughlin                Mr. Coughlin joined Lehman Brothers in 1986 and
                                is a Managing Director.

Jeffrey Vanderbeck              Mr. Vanderbeck  joined  Lehman  Brothers in 1984
                                and is a Managing Director.

Bruce Witherell                 Mr. Witherell joined Lehman Brothers in 1991 and
                                is a Managing Director.

Mark Zusy                       Mr. Zusy joined Lehman Brothers in 1986 and is a
                                Managing Director.

V.  HOLDINGS

A. The name, principal place of business and address of the principal executive offices of Holdings are listed below:

Name and Address of
Principal Executive Offices                Principal Business
---------------------------                ------------------

Lehman Brothers Holdings Inc.              Holdings is a Delaware corporation
3 World Financial Center                   and the sole member of Mortgage
200 Vesey Street                           Investco.  Holdings is a global
New York, New York 10285                   investment bank.


B. The name, business address, present principal occupation or employment and five-year employment history and citizenship of the executive officers and directors of Holdings are listed below. Unless otherwise indicated, the business address of each such person is Lehman Brothers Inc., 3 World Financial Center, New York, NY 10285, and each such person is a citizen of the United States.

                                Present Principal Occupation
Name and Title                  And Five Year Employment History
--------------                  --------------------------------

Richard S. Fuld, Jr.            Mr. Fuld joined Lehman Brothers
Chairman and Chief              in 1969 and is Chairman and Chief
Executive Officer               Executive Officer of Holdings.

David Goldfarb                  Mr. Goldfarb joined Lehman Brothers
Chief Financial Officer         in 1994 and is the Chief
                                Financial Officer of Holdings.

Joseph M. Gregory               Mr.    Gregory    joined    Lehman
Chief Administrative            Brothers  in 1974  and is the Chief
Officer                         Administrative Officer of Holdings.

Jeremy Isaacs                   Mr. Isaac joined Lehman Brothers in 1996
Chief Executive Officer         and is Chief Executive Officer of Lehman
of Lehman Brothers Europe       Brothers Europe.  Prior to 1996, Mr. Isaacs
                                was an Executive Director of Goldman Sachs.

Bradley H. Jack                 Mr. Jack joined Lehman Brothers
Head of Investment              in 1986 and is Head of the
Banking                         Investment Banking business of
                                Holdings.

Stephen M. Lessing              Mr. Lessing joined Lehman
Co-Head of Capital Markets      Brothers in 1980 and is Co-Head
                                of the Capital Markets division.

Michael F. McKeever             Mr. McKeever joined Lehman
Head of Private Equity          Brothers in 1979 and is Head of
                                the Private Equity Division of
                                Holdings.

Thomas Russo                    Mr. Russo joined Lehman Brothers in
Chief Legal Officer             1993 and is Chief Legal Officer of
                                Holdings.

Jeffrey Vanderbeek              Mr. Vanderbeek joined Lehman
Co-Head of Capital              Brothers in 1984 and is Co-Head of
Markets                         the Capital Markets division of
                                Holdings.

Michael L. Ainslie              Mr. Ainsley is the former
Director                        President and Chief Executive
                                Officer of Sotheby's Holdings
                                and a private investor.


John F. Akers                   Mr. Akers is the retired Chairman of
Director                        International Business Machines
                                Corporation and a private
                                investor.

Roger S. Berlind                Mr. Berlind is a private investor
Director                        and has been a theatrical
                                producer and principal of Berlind
                                Productions since 1981.

Thomas H. Cruikshank            Mr. Cruikshank is the former
Director                        Chairman and Chief Executive
                                Officer of Halliburton Company.

Richard S. Fuld, Jr.            See above.
Director

Henry Kaufman                   Dr. Kaufman has been President of
Director                        Henry Kaufman & Company since
                                1988.

John D. Macomber                Mr. Macomber has been a Principal
Director                        of JDM Investment Group since
                                1992.

Dina Merrill                    Ms. Merrill is an actress, private
Director                        investor and Vice Chairman of
                                RKO Pictures Inc.

VI.  Management Investors

      The name, business address, present principal occupation or employment and five-year employment history of each of the management investors are listed below. Unless otherwise indicated, the business address of each such person is c/o BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California, 92614-5532, and each such person is a citizen of the United States.

                            Present Principal Occupation
Name and Title              And Five Year Employment History
--------------              --------------------------------

Kelly W. Monahan            See I. B. of this Appendix E.

Peter R. Evans              See I. B. of this Appendix E.

Al Lapena                   See I. B. of this Appendix E.

Gary Vander-Haeghen         See I. B. of this Appendix E.

Marles M. Crow              Ms. Crow has been the Director of Human Resources of
                            BNC  Mortgage  since   September   1995.   Prior  to
                            September  1995,  Ms. Crow was the Director of Human
                            Resources   at  Quality   Mortgage   USA,   Inc.,  a
                            residential mortgage lender.

Jamie Langford              Ms.  Langford has been the Vice President of Funding
                            of BNC Mortgage  since August 1995.  Prior to August
                            1995, Ms. Langford was the Vice President of Funding
                            of  Quality   Mortgage  USA,   Inc.,  a  residential
                            mortgage lender.

                               BNC MORTGAGE, INC.
                                1063 MCGAW AVENUE
                          IRVINE, CALIFORNIA 92614-5532


                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JULY 21 , 2000

      The undersigned stockholder of BNC Mortgage, Inc. ("BNC Mortgage"), revoking all previous proxies, hereby constitutes and appoints Kelly W. Monahan and Peter R. Evans, and each of them, as proxies with full power of substitution to attend the special meeting of stockholders of BNC Mortgage at 10:00 a.m., Pacific time, on July 21, 2000 at the offices of BNC Mortgage, Inc. located at 1063 McGaw Avenue, Irvine, California, and at any adjournment or postponement thereof (the "Special Meeting"), and to vote the number of shares of common stock of BNC Mortgage the undersigned would be entitled to vote if personally present at the Special Meeting on the matters set forth herein. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and proxy statement relating to the Special Meeting and hereby instructs said proxies to vote or refrain from voting such shares of BNC Mortgage common stock as marked on the reverse side of this proxy card upon the matters listed thereon.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF BNC MORTGAGE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

               (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

[X] Please mark your vote as in this example.

THE BOARD OF DIRECTORS OF BNC MORTGAGE RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Agreement and Plan of Merger, dated as of February 3, 2000, between BNC Mortgage, Inc. and BNCM Acquisition Co., and the merger of BNCM Acquisition Co. with and into BNC Mortgage, Inc. as described in the accompanying proxy statement. In the merger, (a) each issued and outstanding share of BNC Mortgage, Inc. common stock (other than shares held by BNCM Acquisition Co. and their respective subsidiaries and other than shares held by stockholders who perfect dissenters' rights under Delaware law) will be converted into the right to receive $10.00 per share in cash and (b) the certificate of incorporation of BNCM Acquisition Co. will become the certificate of incorporation of BNC Mortgage, Inc.

   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.

                                       Date:
                                            ------------------------
                                       Signature(s)

Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or other signing in a representative capacity should indicate the capacity in which they are signing.